As filed with the  Securities  and  Exchange  Commission  on January 11, 2006
                   An Exhibit List can be found on page II-6.


                           Registration No. 333-122771

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                               AMENDMENT NO. 2 TO

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  AIRTRAX, INC.
                 (Name of small business issuer in its charter)


               New Jersey                                 22-3506376
        (State or other Jurisdiction                   (I.R.S. Employer
     of Incorporation or Organization)                Identification No.)

                           200 Freeway Drive, Unit One
                               Blackwood, NJ 08012
                                 (856) 232-3000

               (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

                         PETER AMICO, PRESIDENT AND CEO
                           200 Freeway Drive, Unit One
                               Blackwood, NJ 08012
                                 (856) 232-3000

            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                 WITH COPIES TO:
                            RICHARD A. FRIEDMAN, ESQ.
                              ERIC A. PINERO, ESQ.
                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                             1065 AVENUE OF AMERICAS
                            NEW YORK, NEW YORK 10018
                                 (212) 930-9700
                               Fax: (212) 930-9725

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

Pursuant to Rule 429 promulgated under the Securities Act of 1933, the enclosed prospectus constitutes a combined prospectus also relating to an aggregate of up to 6,760,188 shares of our common stock that were previously registered for sale in a Registration Statement on Form S-2, Registration No. 333-116475, as amended by Registration Statements Amendment No. 1, Amendment No. 2 on Form S-2 and Post-Effective Amendment No. 1, Registration Nos. 333-116475. As such, this prospectus also constitutes Post-Effective Amendment No. 2 to the Registration Statement on Form S-2, Registration No. 333-116475, which shall hereafter become effective concurrently with the effectiveness of this Registration Statement on Form SB-2 in accordance with Section 8(c) of the Securities Act of 1933.



                         CALCULATION OF REGISTRATION FEE
====================================================================================================================
                                                            PROPOSED            PROPOSED
 TITLE OF EACH CLASS OF SECURITIES TO    AMOUNT TO BE   MAXIMUM OFFERING   MAXIMUM AGGREGATE        AMOUNT OF
             BE REGISTERED               REGISTERED     PRICE PER UNIT(1)   OFFERING PRICE(1)    REGISTRATION FEE


--------------------------------------------------------------------------------------------------------------------
Common Stock, no par value              1,640,000(2)         $2.20           $3,608,000.00              $424.66*
--------------------------------------------------------------------------------------------------------------------
Common Stock, no par value                996,500(3)         $2.20           $2,192,300.00             $234.58*
--------------------------------------------------------------------------------------------------------------------
Common Stock, no par value              3,874,605(4)         $3.05(6)       $11,817,545.25           $1,390.93**
--------------------------------------------------------------------------------------------------------------------
Common Stock, no par value              3,269,234(5)         $3.05(6)        $9,971,163.70           $1,173.61**
--------------------------------------------------------------------------------------------------------------------
TOTAL                                   9,780,339                                                    $3,223.78
====================================================================================================================


*Previously paid.


** Filing fee was previously paid upon filing of Amendment No. 1 to the Company's registration statement on Form SB-2.


(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on February 10, 2005.

(2) Represents shares of common stock issued to certain of the selling stockholders pursuant to the Company's November 2004 Private Placement.

(3) Represents shares of common stock underlying warrants issued to certain of the selling stockholders pursuant to the Company's November 2004 Private Placement.

(4) Represents shares of common stock issued upon a conversion of principal and interest payable to certain of the selling stockholders under our 6% convertible promissory note pursuant to the Company's February 2005 Private Placement.

(5) Represents shares of common stock underlying warrants issued to certain of the selling stockholders pursuant to the Company's February 2005 Private Placement.

(6) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on November 2, 2005.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


      PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED JANUARY 11, 2006
                                   PROSPECTUS


                                  Airtrax, Inc.

                        16,593,028 Shares of Common Stock


This prospectus relates to the resale by the selling stockholders of 16,593,028 shares of our common stock, including 7,550,645 shares issuable upon the exercise of warrants, and 3,874,605 shares issued upon conversion of our 6% convertible promissory notes by the holders in March 2005. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions.


We will pay the expenses of registering these shares. We will not receive any proceeds from the sale of shares of common stock in this offering. All of the net proceeds from the sale of our common stock will go to the selling stockholders.

Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "AITX." The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on November 2, 2005 was $3.05.

Investing in these securities involves significant risks. Investors should not buy these securities unless they can afford to lose their entire investment.

                    SEE "RISK FACTORS" BEGINNING ON PAGE 12.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                 The date of this prospectus is January__, 2006.


The information in this prospectus is not complete and may be changed. This prospectus is included in the registration statement that was filed by Airtrax, Inc., with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                                TABLE OF CONTENTS


                                                                                                Page
                                                                                              -------
Prospectus Summary                                                                               6
Recent Developments                                                                              8
Risk Factors                                                                                    12
Use of Proceeds                                                                                 16
Market for Common Equity and Related Stockholder Matters                                        16
Management's Discussion and Analysis of Financial Condition and Results of Operations           17
Business                                                                                        25
Description of Property                                                                         35
Legal Proceedings                                                                               36
Management                                                                                      36
Executive Compensation                                                                          37
Certain Relationships and Related Transactions                                                  39
Security Ownership of Certain Beneficial Owners and Management                                  41
Description of Securities Being Registered                                                      43
Indemnification for Securities Act Liabilities                                                  44
Selling Stockholders                                                                            45
Plan of Distribution                                                                            53
Legal Matters                                                                                   56
Experts                                                                                         56
Available Information                                                                           56
Index to Consolidated Financial Statements                                                      57
Part II. Information Not Required in Prospectus                                                 94
Indemnification of Directors and Officers                                                       94
Other Expenses of Issuance and Distribution                                                     94
Recent Sales of Unregistered Securities                                                         94
Exhibits                                                                                        97
Undertakings                                                                                    99
Signatures                                                                                     100

                               PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

Airtrax, Inc.


Since 1995, substantially all of our resources and operations have directed towards the development of the omni-directional wheel and related components for forklift and other material handling applications. Many of the components, including the unique shaped wheels, motors, and frames, have been specially designed by us and specially manufactured. Fourteen commercial omni-directional lift trucks, including ten carrying the UL Label, have been sold to customers in the United States, New Zealand, South Africa and Canada as of December 31, 2005 and several others are ready to ship pending receipt of funds or consummation of letters of credit or other credit facilities in the beginning of 2006. 14 units totaling $674,993.54 with options have been billed from January 1, through December 31, 2005.

We have commenced production and have most of the parts required for production of another 23 units of our Sidewinder ATX-3000 Omni-Directional Lift Truck during the first few weeks of 2006. As of December 31, 2005 we do not have all of the parts required from every vendor for completion of the 23 trucks heretofore noted. The assembly and sale is dependent upon delivery of all of the required parts.

Omni-Directional means that vehicles designed and built by us can travel in any direction. Our Omni-directional vehicles are controlled with a joystick. The vehicle will travel in the direction the joystick is pushed. If the operator pushes the joystick sideways, the vehicle will travel sideways. If the operator were to twist the joystick the vehicle will travel in circles. Our omni-directional vehicles have one motor and one motor controller for each wheel. The omni-directional movement is caused by coordinating the speed and direction of each motor with joystick inputs which are routed to a micro-processor, then from the micro-processor to the motor controllers and finally to the motor itself.


Complete assembly is conducted by us at our newly leased facilities at 200 Freeway Drive Unit One, Blackwood, NJ 08012. Approximately 50% of the frames are manufactured in the United States. These frames are shipped to the Blackwood plant for complete assembly. In addition to the assembly of vehicles at Blackwood, partially assembled vehicles are shipped to the Blackwood facility from the Filco plant in Germany. To date, partial assembly of approximately 19 lift trucks have been completed at the Filco plant, 14 of which and have been shipped to the USA for final assembly. To date, a total of approximately 60 lift trucks have been shipped from Bulgaria to the Filco plant for partial assembly and approximately 30 of these have been shipped to the Blackwood plant for final assembly during the fourth quarter of 2005. Additional frames were shipped from Germany to our plant in Blackwood, NJ in early December, but have not yet arrived. Most frames manufactured in Bulgaria had to be re-machined to be within the tolerances required for these frames. The re-machining charges will be back-charged to the frame manufacturer. The frame manufacturer will adjust tooling to get the tolerances to the required specifications for future deliveries.

In March 2004, we reached an agreement in principal, subject to certain closing conditions, with Fil Filipov to acquire 51% of the capital stock of Filco GmbH, a German corporation. In October 2004, Mr. Filipov and we agreed to modify our agreement in principal so as to increase the number of shares of the capital stock of Filco GmbH which we will acquire, if we finalize the acquisition, from 51% to 75.1%. In April 2003, Filco GmbH acquired substantially all of the assets of Clark Material Handling of Europe GmbH which were located at Clark's facility in Rheinstrasse Mulheim a.d. Ruhr, Germany. These assets consisted of all of the tooling, machinery, equipment, inventory, intellectual property, office furniture and fixtures, and personnel necessary to build the entire Clark line of lift trucks, but excluded the building and land, as well as the rights to the Clark name.

We have not yet finalized nor executed the acquisition agreement but have loaned Filco GmbH an aggregate amount of $6,255,462, exclusive of interest at 8% per annum, pursuant to a series of secured and unsecured promissory notes. The loans are to be repaid on or prior to December 31, 2006. Of the $6,255,462 in loans to Filco, which approximately $5,400,000 is secured by Filco's plant machinery, equipment and other plant property, and intellectual property, including designs and drawings, and approximately $856,000 is unsecured in accord with the loan agreements and certified equipment appraisal. Interest earned to date in not included in the figures stated above. The amounts stated herein represent the appraised valuation of the machinery and equipment and does not include intellectual property, as no value has been appraised for intellectual property.

We have incurred losses and experienced negative operating cash flow since our formation. For the nine months ended September 30, 2005 and 2004, we had a net loss of $(8,172,589) and $(1,277,747), respectively. For our fiscal years ended December 31, 2004 and 2003, we had a net loss of $(2,272,200) and $(2,282,946), respectively. We expect to continue to incur significant expenses. Our operating expenses have been and are expected to continue to outpace revenues and result in significant losses in the near term. We may never be able to reduce these losses, which will require us to seek additional debt or equity financing.

Our principal executive offices and assembly plant are located at 200 Freeway Drive, Unit One, Blackwood, NJ 08012 and our telephone number is (856) 232-3000. We are incorporated in the State of New Jersey.

The Offering
    Common stock offered by selling stockholders................. Up  to  16,593,028  shares, including  up to 7,550,645 shares issuable upon the exercise of common stock purchase warrants, assuming full exercise of the warrants, and 3,874,605 shares issued upon conversion of our 6% convertible promissory notes by the holders in March 2005. This number represents 49.8% of the total number of shares to be outstanding following this offering assuming the exercise of all securities being registered.

   Common stock to be outstanding after the offering............. Up to 33,331,424 shares

   Use of proceeds............................................... We will not receive any proceeds from the sale of the common stock. However, we will receive the exercise price of any common stock we issue to the selling stockholders upon exercise of the warrants, if and when exercised by the selling stockholders. We expect to use the proceeds received from the exercise of their warrants, if any, for general working capital purposes.

Over-The-Counter Bulletin Board Symbol........................... AITX

The above information regarding common stock to be outstanding after the offering is based on 21,906,174 shares of common stock outstanding as of October 31, 2005 and assumes the subsequent issuance of common stock to the selling stockholders and exercise of warrants by our selling stockholders.



                               RECENT DEVELOPMENTS
May 2004 Private Placement

On May 7, 2004, Airtrax, Inc. ("AITX" or "we") and several accredited investors (collectively, the "Investors") entered into a Subscription Agreement whereby the Investors agreed to purchase an aggregate of 3,600,125 shares of common stock at a price of $0.80 per share for an aggregate purchase price of $2,855,100. In addition, the Investors received warrants, exercisable at $1.25 per share, to purchase 50% of the shares issued. The market price of our common stock on May 7, 2004 was $1.24.

In connection with Subscription Agreement, AITX and the Investors also entered into a Registration Rights Agreement. AITX is obligated to file a registration statement covering the above-referenced common stock and shares underlying the warrants within 30 days of closing. If the Registration Statement is not filed within the 30 day period, or declared effective within 105 days of the closing, AITX will pay a penalty of 1% of the offering proceeds for the first month and 2% of such amount per month thereafter in penalties until such default is cured, on a pro-rated daily basis.

Pursuant to Rule 429 under the Securities Act, the prospectus filed as part of this registration statement also relates to securities of the registrant registered pursuant to the registration statement of the registrant on Form S-2, Registration No. 333-116475, as amended by Registration Statements Amendment No. 1 and Amendment No. 2 on Form S-2, Registration Nos. 333-116475.

November 2004 Private Placements

On November 22, 2004, we entered into a Purchase Agreement (the "Purchase Agreement") pursuant to which we sold and issued 1,125,000 shares of Common Stock, no par value (the "Common Shares"), and common stock purchase warrants (the "Warrants") to purchase 562,500 shares of our Common Stock (the "Warrant Shares") to certain purchasers who are a party to the Purchase Agreement (the "Purchasers") for an aggregate purchase price of $900,000. Thereafter, on November 23, 2004, we entered into Joinders to the Purchase Agreement pursuant to which we sold and issued an additional 515,000 shares of common stock and Warrants to purchase an additional 257,500 Warrant Shares to certain purchasers who are a party to the Joinders to the Purchase Agreement for an aggregate purchase price of $412,000. The market price of our common stock on November 22, and 23, 2004, the first and second closings of the November 2004 private placement, was $1.04 and $1.06, respectively.

The Warrants are exercisable from November 22, 2004 until November 22, 2009 for up to 562,500 shares of common stock and from November 23, 2004 until November 23, 2009 for up to 257,500 shares of common stock, each at an exercise price of $1.25 per share, subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations or reclassifications of our common stock or distributions of cash or other assets. In addition, the Warrants contain provisions protecting against dilution resulting from the sale of additional shares of our common stock for less than the exercise price of the Warrants, or the market price of the common stock, on the date of such issuance or sale (the "Anti-Dilution Shares"). The Warrants do not entitle the holders to any voting or other rights as a stockholder until such Warrants are exercised and common stock is issued.

In addition, we entered into a Registration Rights Agreement on November 22, 2004 and a Joinder to the Registration Rights Agreement on November 23, 2004 with the Purchasers and the Placement Agent (as defined below) pursuant to which we are obligated to file a registration statement on Form SB-2 (or if Form SB-2 is not then available to us, on such form of registration statement that is available to effect the registration of the Common Shares) within 45 days after the closing date. We must register at least the number of shares of our Common Stock equal to the Common Shares plus the number of shares necessary to permit the exercise in full of the Warrants. If we do not file the registration statements with the SEC within 45 days after the closing date, we are required to make pro rata payments to the Purchasers, as liquidated damages and not as a penalty, in an amount equal to 2.0% of the aggregate amount invested by each Purchaser for each 30 day period or pro rata for any portion thereof following the date by which such registration statement should have been filed.

We are also obligated to file a one or more registration statements on Form SB-2 or amend the registration statement previously filed, as described in the preceding paragraph, if such registration statement has not previously been declared effective covering the Anti-Dilution Shares within 10 days following written demand by any Purchaser following the issuance of Anti-Dilution Shares. If a registration statement covering the Anti-Dilution Shares is required to be filed and is not filed with the SEC within 10 days of the request of any Purchaser, we will make pro rata payments to each Purchaser in an amount equal to 2.0% of the aggregate amount invested by such Purchaser for each 30-day period or pro rata for any portion thereof following the date by which such registration statement should have been filed for which no registration statement is filed with respect to the Anti-Dilution Shares.

If a registration statement covering the Common Shares is not declared effective by the SEC within 90 days after the closing date or if a registration statement covering Anti-Dilution Shares is not declared effective by the SEC within 90 days following the time such registration statement was required to be filed, then the Company will make pro rata payments to each Purchaser, as liquidated damages and not as a penalty, in an amount equal to 2,0% of the aggregate amount invested by such Purchaser for each 30-day period or pro rata for any portion thereof following the date by which such registration statement should have been effective.

First Montauk Securities Corp. (the "Selling Agent") acted as selling agent in connection with the offering. We issued a total of 176,500 Warrants on November 22 & 23, 2004 to the Selling Agent and the Selling Agent received gross fees of $174,560, as consideration for services performed in connection with the issuance of the Common Shares and Warrants to the Purchasers pursuant to the Purchase Agreement. The Selling Agent has no obligation to buy any Common Shares from us. In addition, we have agreed to indemnify the Selling Agent and other persons against specific liabilities under the Securities Act of 1933, as amended.

The issuance of the shares and the warrants was exempt from registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of such Securities Act and Regulation D promulgated thereunder based upon the representations of each of the Investors that it was an "accredited investor" (as defined under Rule 501 of Regulation D) and that it was purchasing such securities without a present view toward a distribution of the securities. In addition, there was no general advertisement conducted in connection with the sale of the securities.

February 2005 Private Placement

On February 11, 2005, we entered into a Subscription Agreement (the "Subscription Agreement") pursuant to which we sold an aggregate of $5,000,000 of principal amount promissory notes (the "Notes") convertible into shares of our common stock, no par value, and Class A and Class B share purchase warrants (the "Warrants") to purchase shares of our common stock to certain purchasers who are a party to the Subscription Agreement (the "Purchasers"). The market price of our common stock on February 11, 2005 was $2.20.

We utilized the proceeds from the February 2005 private placement in the following manner:

o approximately $450,000 for salaries and fees;
o approximately $200,000 to purchase, rent or lease, and installation, of machinery and equipment;
o approximately $168,000 for the construction and/or leasing of plant buildings and facilities;
o approximately $1,500,000 in loans to Filco GmbH;
o approximately $1,259,500 for working capital;
o approximately $700,000 for engineering, inventory and marketing; and
o approximately $722,500 in commissions and legal fees.

In addition, proceeds utilized for working capital were partially for the production of the Sidewinder Omni-Directional Lift Truck and the Cobra Aerial Work Platform System. Initiating production of the aforementioned vehicles require substantial investment in inventories and tooling. Our loan to Filco GmbH in the amount of approximately $1.5 million was used to bring this plant into the production phase of conventional forklift trucks. In addition, Filco partially assembles the Sidewinder Lift Truck from parts made for us which have a European origin. These European parts, include, but are not limited to, the frame, transmissions, brakes, motors, controllers, seats and the mast, are being assembled at Filco in Germany and shipped to the United States for final assembly.


The Notes were to mature on August 10, 2005 and pay simple interest accruing at the annual rate of 6%, either in the form of freely-tradeable common stock, which shall be valued at the conversion price in effect at the maturity date, or cash, each at our option. The Notes are convertible into shares of our common stock at a conversion price equal to $1.30, subject to adjustment in certain events, including, without limitation, upon our consolidation, merger or sale of all of substantially all of our assets, a reclassification of our common stock, or any stock splits, combinations or dividends with respect to our common stock. We may in our discretion require that the Purchasers convert all or a portion of the Notes and the Purchasers may in their discretion require that we redeem all or a portion of the Notes pursuant to the Subscription Agreement. In March 2005, the Purchasers converted all principal and accrued interest payable by us into an aggregate of 3,836,154 and 28,451 shares of our common stock, respectively, all of which we are registering in this prospectus.


In addition, we issued an aggregate of 1,923,077 Class A Warrants and 961,538 Class B Warrants, representing 50 Class A Warrants and 25 Class B Warrants for each 100 shares of common stock which would be issued on the closing date assuming the complete conversion of the Notes issued on the closing date at the conversion price in effect on the closing date. The Class A Warrants are exercisable at a price equal to $1.85 from the date of issuance until 5 years after the closing date. The Class B Warrants are exercisable at a price equal to $2.11, representing 101% of the 3 day average closing bid prices of our common stock on the trading day immediately preceding the closing date, from the date of issuance until 5 years after the closing date. The Class A and Class B Warrants both have a cashless feature.

Under the Subscription Agreement, we are obligated to file a registration statement on Form SB-2 (or if Form SB-2 is not then available to us, on such form of registration statement that is available to effect the registration of the common stock issuable upon conversion of the Notes and exercise of the Warrants) within 10 days after the effectiveness of this registration statement. We are obligated to use our best efforts to amend this registration statement to include the shares of our common stock issuable upon conversion of the Notes and exercise of the Warrants. In addition, we shall cause the registration statement to be declared effective no later than 105 days after the filing date. If this registration statement is not declared effective by the SEC within 105 days of November 3, 2005, then we shall deliver to the Purchasers, as liquidated damages, an amount equal to 2% for each 30 days on a daily, pro rata basis, of the principal amount of the Notes remaining unconverted and the purchase price of shares of our common stock issued upon conversion of the Notes. We can pay such liquidated damages in cash or an amount equal to 200% of such cash liquidated damages if paid in additional shares of shares of our common stock. The liquidated damages, if any, must be paid within 10 days after the end of each 30 day period or shorter part thereof for which liquidated damages are payable by us to the Purchasers. Liquidated damages will not accrue or be payable to the Purchasers for times during which the shares of our common stock issued upon conversion of the Notes and issuable upon exercise of the Warrants are transferable by the Purchasers pursuant to Rule 144(k) under the Securities Act of 1933, as amended.


First Montauk Securities Corp. (the "Selling Agent") acted as selling agent in connection with the offering. We issued a total of 384,616 Warrants on February 11, 2005 to the Selling Agent and the Selling Agent received gross fees of $650,000, as consideration for services performed in connection with the issuance of the Notes and Warrants to the Purchasers pursuant to the Subscription Agreement. The Selling Agent has no obligation to buy any Notes or Warrants from us. In addition, we have agreed to indemnify the Selling Agent and other persons against specific liabilities under the Securities Act of 1933, as amended.

The issuance of the Notes and the Warrants was exempt from registration requirements of the Securities Act of 1933 pursuant to Section 4(2) of such Securities Act and Regulation D promulgated thereunder based upon the representations of each of the Purchasers that it was an "accredited investor" (as defined under Rule 501 of Regulation D) and that it was purchasing such securities without a present view toward a distribution of the securities. In addition, there was no general advertisement conducted in connection with the sale of the securities.

May 2005 Private Placement

On May 31, 2005, we entered into a 8% Series B Unsecured Convertible Debenture and Warrants Purchase Agreement (the "Purchase Agreement") with one accredited investor pursuant to which we sold a $500,000 principal amount unsecured convertible debenture (the "Debenture") convertible into shares of our common stock, no par value, and stock purchase warrants (the "Warrants") to purchase shares of our common stock to a certain investor who is a party to the Purchase Agreement (the "Investor") for an aggregate purchase price of $500,000.

The Debenture matures on May 31, 2007 and pays simple interest quarterly accruing at the annual rate of 8%, either in the form of our common stock, which shall be valued at the conversion price in effect on the trading day prior to the date interest is due, or cash, each at our option. The Debenture is convertible into shares of our common stock at a conversion price equal to $1.30, subject to adjustment in certain events, including, without limitation, upon our consolidation, merger or sale of all of substantially all of our assets, a reclassification of our common stock, or any stock splits, combinations or dividends with respect to our common stock. We may in our discretion require that the Investor convert all or a portion of the Debenture and the Investor may in its discretion require that we redeem all or a portion of the Debenture.

In addition, we issued 384,615 Warrants to the Investor, representing an amount of Warrants equal to 100% of the quotient of (i) the principal amount of the Debenture issued at the closing date divided by (ii) the conversion price on the closing date. The Warrants are exercisable at a price equal to $2.11, subject to adjustment in certain events, including, without limitation, upon our consolidation, merger or sale of all of substantially all of our assets, a reclassification of our common stock, or any stock splits, combinations or dividends with respect to our common stock, from the date of issuance until 5 years after the closing date.

Under the Registration Rights Agreement we entered into with the Investor on May 31, 2005, we are obligated to file a registration statement on Form S-3 or Form SB-2 (or if such Forms are not then available to us, on such form of registration statement that is available to effect the registration of 120% the common stock issuable upon conversion of the Debenture and exercise of the Warrants) within 75 days after the date of effectiveness of the registration statement we filed with the Securities and Exchange Commission (the "SEC") on February 2, 2005. We are obligated to use our best efforts to cause the registration statement to be declared effective no later than 35 days after the filing date (in the event of no SEC review of the registration statement) and no later than 75 days after the filing date (in the event of SEC review of the registration statement). If we do not file the registration statement, or if the registration statement is not declared effective by the SEC, within the deadlines specified in the preceding sentence, we shall pay to the Investor, as liquidated damages, an amount equal to 2% of the amount invested by the Investor on a pro rata basis for each 30-day period of such registration default.

First Montauk Securities Corp. (the "Selling Agent") acted as selling agent in connection with the offering. We issued a total of 38,462 Warrants on May 31, 2005 to the Selling Agent and the Selling Agent received gross fees of $65,000, as consideration for services performed in connection with the issuance of the Debenture and Warrants to the Investor pursuant to the Purchase Agreement. The Selling Agent has no obligation to buy any Debenture or Warrants from us. In addition, we have agreed to indemnify the Selling Agent and other persons against specific liabilities under the Securities Act of 1933, as amended.

Payment of Liquidated Damages

On May 31, 2005 we entered into a Letter Agreement (the "Letter Agreement") with the accredited investors who participated in our November 2004 private placement (the "November 2004 Investors") pursuant to which we agreed to pay to the November 2004 Investors an aggregate amount of $120,429.33, representing an amount equal to 2% of the aggregate amount invested by the November 2004 Investors for each 30-day period or pro rata for any portion thereof, as liquidated damages for our failure to file the registration statement within 45 days of November 22, 2004 and for our failure to have such registration statement declared effective by the SEC within 90 days of November 22, 2004. The amount paid to the November 2004 Investors pursuant to the Letter Agreement represents a default of 36 days with respect to filing the registration statement and a default of 100 days with respect to having the registration statement declared effective by the SEC. Under the Letter Agreement, the liquidated damages paid to the November 2004 Investors satisfies our obligations until June 30, 2005.


From July 1, 2005 through January 6, 2006, an aggregate amount of approximately $271,146 has accrued in liquidated damages payable to the November 2004 Investors. Further liquidated damages will continue to accrue since as of the date hereof, the SEC has not declared this registration statement effective. As of the date hereof, the November 2004 Investors have not demanded payment of the aforementioned unpaid and accrued liquidated damages from us.


October 2005 Private Placement

On October 18, 2005, we entered into a 8% Series C Unsecured Convertible Debenture and Warrants Purchase Agreement with certain accredited investors pursuant to which we sold an aggregate of $1,000,000 principal amount unsecured convertible debentures convertible into shares of our common stock, no par value, and stock purchase warrants to purchase shares of our Common Stock to certain accredited investors who are parties to the Purchase Agreement for an aggregate purchase price of $1,000,000.

The Debentures mature on October 18, 2007; provided, however, that if our Common Stock is trading at a closing bid price of less than $2.00 on said maturity date, the maturity date shall be extended to April 18, 2008. Provided there then exists no event of default by us under the Debentures, the principal of and any accrued but unpaid interest due under the Debentures on the maturity date shall automatically be converted into shares of Common Stock on the maturity date at the then applicable conversion price. The Debentures pay simple interest quarterly accruing at the annual rate of 8%, either in the form of our Common Stock, which shall be valued and computed based upon the lower of (i) $2.00, or
(ii) eighty five (85%) percent the average closing price for our Common Stock for the 10 trading days prior to the payment due date, or cash, each at our option. The Debentures are convertible into shares of our Common Stock at a conversion price equal to $2.00, subject to adjustment in certain events, including, without limitation, upon our consolidation, merger or sale of all of substantially all of our assets, a reclassification of our Common Stock, or any stock splits, combinations or dividends with respect to our Common Stock. We may in our discretion require that the Investors convert all or a portion of the Debentures and we may also redeem the Debentures at a price equal to 120% of the principal balance and accrued interest thereon that are requested to be redeemed.

In addition, we issued 500,000 Warrants to the Investors, representing an amount of Warrants equal to 100% of the quotient of (i) the principal amount of the Debentures issued at the closing date divided by (ii) the conversion price on the closing date. The Warrants are exercisable at a price equal to $3.25, from the date of issuance until 5 years after the closing date, subject to adjustment in certain events, including, without limitation, upon our consolidation, merger or sale of all of substantially all of our assets, a reclassification of our Common Stock, or any stock splits, combinations or dividends with respect to our Common Stock.

Under the Registration Rights Agreement we entered into with the Investors on October 18, 2005, we are obligated to file a registration statement on Form SB-2 to effect the registration of 200% the Common Stock issuable upon conversion of the Debentures and exercise of the Warrants within 150 days after October 18, 2005. We are obligated to use our best efforts to cause the registration statement to be declared effective no later than 35 days after the filing date. If we do not file the registration statement, or if the registration statement is not declared effective by the SEC, each within the deadlines specified in the preceding sentence, we shall pay to the Investors, as liquidated damages, an amount equal to 2% of the amount invested by the Investors on a pro rata basis for each 30-day period of such registration default. However, we shall only be required pay liquidated damages, if any, to the Investors for a total of 9 months, either in the aggregate or for 9 consecutive months.

Further, we paid commissions of $100,000, a non-accountable expense allowance of $30,000, and issued 50,000 Warrants to the placement agent, a registered broker dealer firm, each as consideration for services performed in connection with the issuance of the Debentures and Warrants to the Investors pursuant to the Purchase Agreement. The placement agent has no obligation to buy any Debentures or Warrants from us. In addition, we have agreed to indemnify the placement agent and other persons against specific liabilities under the Securities Act of 1933, as amended.

                                  RISK FACTORS

If you purchase shares of our common stock, you will take on a financial risk. In deciding whether to invest, you should consider carefully the following factors, the information contained in this prospectus and the other information to which we have referred you. If any of the following risks actually occur, our business, financial condition or results of operations could be materially adversely affected. In such case, the trading price of our common stock could decline, and you may lose all or part of your investment.

              RISKS RELATED TO OUR FINANCIAL CONDITION AND BUSINESS

WE MAY NEVER BECOME PROFITABLE AND CONTINUE AS A GOING CONCERN BECAUSE WE HAVE HAD LOSSES SINCE OUR INCEPTION.


We may never become profitable and continue as a going concern because we have incurred losses and experienced negative operating cash flow since our formation. For the nine months ended September 30, 2005 and 2004, we had a net loss of $(8,172,589) and $(1,277,747), respectively. For our fiscal years ended December 31, 2004 and 2003, we had a net loss of $(2,272,200) and $(2,282,946), respectively. We expect to continue to incur significant expenses. Our operating expenses have been and are expected to continue to outpace revenues and result in significant losses in the near term. We may never be able to reduce these losses, which will require us to seek additional debt or equity financing. If such financing is available you may experience significant additional dilution.


WE HAVE A LIMITED OPERATING HISTORY

We are development stage company, and, together with our predecessor, have been in operation since 1995. However, since 1995, our operations have been limited to the development of our omni-directional products, and limited revenue has been generated during this period. Consequently, our business may be subject to the many risks and pitfalls commonly experienced by development stage companies.

OUR BUSINESS OPERATIONS WILL BE HARMED IF WE ARE UNABLE TO OBTAIN ADDITIONAL FUNDING.

Our business operations will be harmed if we are unable to obtain additional funding. We believe that our available short-term assets and investment income will be sufficient to meet our operating expenses and capital expenditures through the end of fiscal year 2004. We do not know if additional financing will be available when needed, or if it is available, if it will be available on acceptable terms. Insufficient funds may prevent us from implementing our business strategy or may require us to delay, scale back or eliminate certain opportunities for the provision of our technology and products. In addition to our own need of working capital, we also will need working capital to fund the operations of Filco GmbH. Filco has informed us that its working capital needs are approximately $5,000,000 to $7,000,000 until it can achieve profitable operations, which includes approximately $1,300,000 required under the Filco agreement. As of June 30, 2005, we have loaned $5,266,136 to Filco. If we are unable to complete the terms of the Filco agreement and loan Filco the remaining amounts due thereunder, Filco may be unable to continue its operations and the repayment of amounts loaned to Filco by us may be jeopardized.

THE PRICING POLICY FOR OUR FORKLIFTS MAY BE SUBJECT TO CHANGE, AND ACTUAL SALES OR OPERATING MARGINS MAY BE LESS THAN PROJECTED.

We are assessing present and projected component pricing in order to establish a pricing policy for the SIDEWINDER Lift Truck. We have not finalized our assessment as current prices for certain forklift components reflect special development charges which are expected to be reduced as order volume for such components increase and as manufacturing efficiencies improve. We intend to price our forklifts so as to maximize sales yet provide sufficient operating margins. Given the uniqueness of our product, we have not yet established final pricing sensitivity in the market. Consequently, the pricing policy for its forklifts may be subject to change, and actual sales or operating margins may be less than projected.

WE HAVE RECEIVED LIMITED INDICATIONS OF THE COMMERCIAL ACCEPTABILITY OF OUR OMNI-DIRECTIONAL FORKLIFT. ACCORDINGLY, WE CANNOT PREDICT WHETHER OUR OMNI-DIRECTIONAL PRODUCTS CAN BE MARKETED AND SOLD IN A COMMERCIAL MANNER.

Our success will be dependent upon our ability to sell omni-directional products in quantities sufficient to yield profitable results. To date, we have received limited indications of the commercial acceptability of our omni-directional forklift. Accordingly, we cannot predict whether the omni-directional product can be marketed and sold in a commercial manner.

WE CANNOT ASSURE THAT WE WILL HAVE IN PLACE PATENT PROTECTION AND
CONFIDENTIALITY AGREEMENTS FOR OUR PROPRIETARY TECHNOLOGY. IF WE DO NOT ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, THERE IS A RISK THAT THEY WILL BE INFRINGED UPON OR THAT OUR TECHNOLOGY INFRINGES UPON ONE OF OUR COMPETITOR'S PATENTS. AS A RESULT, WE MAY EXPERIENCE A LOSS OF REVENUE AND OUR OPERATIONS MAY BE MATERIALLY HARMED.

Our success will be dependent, in part, upon the protection of our proprietary omni-directional technology from competitive use. A form of our omni-directional technology was originally patented in 1973 and was sold to the US Navy. We secured a transfer of this technology from the Navy in 1996 under the terms of a CRADA agreement (Cooperative Research and Development Agreement) and we have worked since that time to commercialize omni-directional products. We received 3 patents regarding the "redesign" of the wheel. In addition, we have received patent protection regarding the algorithms used to control vehicular movement. Further, we have applied for patents for a movable operator's control station and a munitions handler. Notwithstanding the foregoing, we believe our lack of patent protection is a material competitive risk. Our competitors could reverse engineer our technology to build similar products. Also, certain variations to the technology could be made whereby our competitors may use the technology without infringing upon our intellectual property. The patent for the omni-directional wheel expired in 1990. We, however, have received patent protection of certain other aspects of its omni-directional wheel, and for features specific to our forklift. In addition to the patent applications, we rely on a combination of trade secrets, nondisclosure agreements and other contractual provisions to protect our intellectual property rights. Nevertheless, these measures may be inadequate to safeguard our underlying technology. If these measures do not protect the intellectual property rights, third parties could use our technology, and our ability to compete in the market would be reduced significantly. In addition, if the sale of our product extends to foreign countries, we may not be able to effectively protect its intellectual property rights in such foreign countries.

In the future, we may be required to protect or enforce our patents and patent rights through patent litigation against third parties, such as infringement suits or interference proceedings. These lawsuits could be expensive, take significant time, and could divert management's attention from other business concerns. These actions could put our patents at risk of being invalidated or interpreted narrowly, and any patent applications at risk of not issuing. In defense of any such action, these third parties may assert claims against us. We cannot provide any assurance that we will have sufficient funds to vigorously prosecute any patent litigation, that we will prevail in any of these suits, or that the damages or other remedies awarded, if any, will be commercially valuable. During the course of these suits, there may be public announcements of the results of hearings, motions and other interim proceedings or developments in the litigation. If securities analysts or investors perceive any of these results to be negative, it could cause the price of our common stock to decline.

WE CURRENTLY LACK ESTABLISHED DISTRIBUTION CHANNELS FOR OUR FORKLIFT PRODUCT
LINE

We do not have an established channel of distribution for our forklift product line. We have initiated efforts to establish a network of designated dealers throughout the United States. Although we have received indications of interest from a number of equipment distributors, to date, such indications have been limited. We cannot predict whether we will be successful in establishing our intended dealer network.

If we are unable to retain the services of Mr. Peter Amico, or if we are unable to successfully recruit qualified personnel, we may not be able to continue operations.

Our ability to successfully conduct our business affairs will be dependent upon the capabilities and business acumen of current management including Peter Amico, our President. Accordingly, shareholders must be willing to entrust all aspects of our business affairs to our current management. Further, the loss of any one of our management team could have a material adverse impact on our continued operation.

OUR INDUSTRY AND PRODUCTS ARE CONSIDERED TO BE HIGH-RISK WITH A HIGH INCIDENCE OF SERIES PERSONAL INJURY OR PROPERTY LOSS WHICH COULD HAVE A MATERIAL ADVERSE IMPACT ON OUR BUSINESS.

The manufacture, sale and use of omni-directional forklifts and other mobility or material handling equipment is generally considered to be an industry of a high risk with a high incidence of serious personal injury or property loss. In addition, although we intend to provide on-site safety demonstrations, the unique, sideways movement of the forklift may heighten potential safety risks. Despite the fact that we intend to maintain sufficient liability insurance for the manufacture and use of our products, one or more incidents of personal injury or property loss resulting from the operation of our products could have a material adverse impact on our business.

If we do not successfully distinguish and commercialize our developed proprietary products and services, we will not attract a sufficient number of customers. Accordingly, we may be unable to compete successfully with our competitors or to generate revenue significant to sustain our operations.

Although management believes our product will have significant competitive advantages to conventional forklifts, we are competing in an industry populated by some of the foremost equipment and vehicle manufacturers in the world. All of these companies have greater financial, engineering and other resources than us. No assurances can be given that any advances or developments made by such companies will not supersede the competitive advantages of our omni-directional forklift. In addition, many of our competitors have long-standing arrangements with equipment distributors and carry one or more of competitive products in addition to forklifts. These distributors are prospective dealers for our company. It therefore is conceivable that some distributors may be loath to enter into any relationships with us for fear of jeopardizing existing relationships with one or more competitors.

THERE CAN BE NO ASSURANCE THAT WE WILL COMPLETE OUR PROPOSED ACQUISITION OF FILCO GMBH OR RAISE SUFFICIENT FUNDS NECESSARY TO FUND THE WORKING CAPITAL NEEDS OF FILCO. IF WE DO NOT COMPLETE THE PROPOSED ACQUISITION, WE WOULD HAVE TO ATTEMPT TO RECOVER OUR LOANS IN THE AGGREGATE AMOUNT OF $6,255,462 MADE TO FILCO AND THERE CAN BE NO ASSURANCE THAT WE WILL BE ABLE TO DO SO.


In March of 2004, a tentative agreement was negotiated with the principals of Filco in connection with the proposed acquisition. Our management determined to provide Filco limited funding in the form of loans, until financing could be obtained which would help guarantee that the operating capital needed for Filco operations could, in fact, be obtained. The tentative agreement reached with Filco provided that we would take a 51% controlling ownership interest in Filco. The tentative agreement required that we provide $1.3 million to be allocated in the form of equity in Filco and Filipov would also capitalize 1.3 million Euros that he had loaned Filco. The tentative agreement required that we secure a guaranteed credit line for Filco of not less than $5 million to be used as operating capital. Further, once we complete the acquisition, we are responsible to provide adequate operating capital to insure a successful business. A later addendum to the tentative agreement stated that we would acquire 75.1% controlling ownership interest in Filco.

There can be no assurance that we will be able to secure financing on terms which are favorable to us, or at all, which would be sufficient to fund the working capital needs of Filco GmbH. Accordingly, there can be no assurance that we will complete the proposed acquisition. If we do not complete the proposed acquisition, we would have to attempt to recover our loans in the aggregate amount of $6,255,462, exclusive of principal and interest at 8% per annum in accord with the loan agreements made to Filco and there can be no assurance that we will be able to do so. If we are unable to recover our loans, we may have to curtail our operations or seek additional financing.

                       RISKS RELATING TO OUR COMMON STOCK

WE HAVE ISSUED COMMON STOCK, WARRANTS, AND CONVERTIBLE NOTES TO INVESTORS AND IN EXCHANGE FOR FEES AND SERVICES AT A DISCOUNT TO THE MARKET PRICE OF OUR COMMON STOCK AT THE TIME OF SUCH ISSUANCE. THIS RESULTS IN A LARGE NUMBER OF SHARES WHICH HAVE BEEN ISSUED AND A LARGE NUMBER OF SHARES UNDERLYING OUR WARRANTS AND OTHER CONVERTIBLE SECURITIES THAT ARE OR MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

We had 21,906,174 shares of common stock outstanding as of October 31, 2005, including an aggregate of 3,874,605 shares issued upon a conversion of our convertible notes in March 2005 pursuant to our February 2005 private placement, and we had convertible notes which require the issuance of 1,158,615 additional shares of common stock pursuant to our May and October 2005 private placements, and warrants which require the issuance of 4,864,230 additional shares of common stock pursuant to our November 2004, and February, May, and October 2005 private placements, each of which have been issued or which are to be issued upon conversion or exercise to investors of our company at a discount to the market price of our common stock at the time of such issuance. In addition, we often issue common stock and warrants in exchange for fees and services at a discount to the market price of our common stock at the time of such issuance. This results in a large number of shares which have been issued and a large number of shares underlying our warrants and other convertible securities that are of may be available for future sale. The sale of these shares which were or will be issued upon exercise or conversion of our securities at a discount to the market price of our common stock at the time of issuance may depress the market price of our common stock.

THE MARKET PRICE OF OUR COMMON STOCK MAY DECLINE BECAUSE THERE ARE WARRANTS WHICH WE ARE REGISTERING IN THIS PROSPECTUS THAT MAY BE AVAILABLE FOR FUTURE SALE, AND WE ARE OBLIGATED TO REGISTER SHARES OF OUR COMMON STOCK UNDERLYING CONVERTIBLE NOTES AND WARRANTS PURSUANT TO OUR MAY AND OCTOBER PRIVATE PLACEMENTS, AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE.

We had 21,906,174 shares of common stock outstanding as of October 31, 2005. The market price of our common stock may decline because there are a large number of warrants that may be available for future sale which we are registering in this prospectus, and we are obligated to register 1,158,615 shares underlying convertible notes pursuant to our May and October 2005 private placements. In addition, we have registered, with respect to our November 2004 and February 2005 private placements, and are obligated to register, pursuant to our May and October 2005 private placements, an aggregate of 4,864,230 additional shares of common stock underlying warrants. The sale of these shares by the investors may depress the market price. All of the shares included in this prospectus, and the shares we are obligated to register, may or will be sold without restriction. The sale of these shares may adversely affect the market price of our common stock.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

o that a broker or dealer approve a person's account for transactions in penny stocks; and

o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

o obtain financial information and investment experience objectives of the person; and

o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

o sets forth the basis on which the broker or dealer made the suitability determination; and

o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the selling stockholders. All of the net proceeds from the sale of our common stock will go to the selling stockholders. In connection with our May 2004 Private Placement, we will receive the proceeds from the exercise of warrants, if and when exercised by the selling stockholders, entitling the selling stockholders to purchase 2,160,063 shares from us at an exercise price of $1.25 per share, 135,000 shares from us at an exercise price of $1.00 per share, and 865,000 shares from us at an exercise price of $2.50 per share. If all warrants held by the selling stockholders are exercised, we will receive $4,982,578 in proceeds. In connection with the November 2004 Private Placement, we will receive the proceeds from the exercise of warrants, if and when exercised by the selling stockholders, entitling the selling stockholders to purchase 1,184,001 shares from us at an exercise price of $1.25 per share. If all warrants held by the selling stockholders are exercised, we will receive $1,480,001.25 in proceeds.

We anticipate that any proceeds from the exercise of warrants (if an when exercised) by the selling stockholders will be used for general corporate purposes, which may include but are not limited to working capital, capital expenditures, acquisitions and the repayment or refinancing of our indebtedness. Pending the application of any proceeds from the exercise of warrants, if any, by the selling stockholders, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock has been traded on the Over-The-Counter Bulletin Board under the symbol "AITX". The table below sets forth, for the periods indicated, the high and low closing prices per share of the common stock as reported on the Over-The-Counter Bulletin Board. These quotations reflect prices between dealers, do not include retail mark-ups, markdowns, and commissions and may not necessarily represent actual transactions. The prices are adjusted to reflect all stock splits.


                                                    High           Low
                                                    ----           ---

2005    First Quarter                               3.07           1.83
        Second Quarter                              2.95           1.85
        Third Quarter*                              4.70           2.07

2004    First Quarter                               1.60           0.65
        Second Quarter                              1.45           0.75
        Third Quarter                               1.15           0.61
        Fourth Quarter                              3.35           0.81

2003
        First Quarter                               1.50           0.80
        Second Quarter                              1.68           0.87

*As of October 31, 2005.

As of October 31, 2005, there were 21,906,174 shares of common stock outstanding.

As of October 31, 2005, there were approximately 956 stockholders of record of our common stock, respectively. This does not reflect those shares held beneficially or those shares held in "street" name.

We have not paid cash dividends in the past, nor do we expect to pay cash dividends for the foreseeable future. We anticipate that earnings, if any, will be retained for the development of our business.

Equity Compensation Plan Information

------------------- ---------------------------------  ---------------------------------- ------------------------------------------
Plan category       Number of securities to be issued  Weighted-average exercise price of  Number of securities remaining available
                       upon exercise of outstanding     outstanding options, warrants and       forfuture issuance under equity
                      options, warrants and rights                   rights                compensation  plans (excluding securities
                                                                                                  reflected in column (a))
                                   (a)                                 (b)                                    (c)

------------------- --------------------------------- ---------------------------------- -------------------------------------------
Equity compensation               -0-                                  -0-                                    -0-
plans approved by
security holders
------------------- --------------------------------- ---------------------------------- -------------------------------------------
Equity compensation               -0-                                  -0-                                    -0-
plans not approved
by security holders
------------------- --------------------------------- ---------------------------------- -------------------------------------------
 Total                            -0-                                  -0-                                    -0-
------------------- --------------------------------- ---------------------------------- -------------------------------------------

We currently do not have an equity compensation plan for our officers, directors, employees or consultants. However, certain of our officers are compensated with stock options to purchase shares of our common stock. A description of these options can be found in this registration statement under the heading "Management", "Executive Employment Agreements".

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may", "will", "expect", "anticipate", "believe", "estimate" and "continue", or similar words. You should read statements that contain these words carefully because they:

o discuss our future expectations;

o contain projections of our future results of operations or of our financial condition; and
o state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

Overview


Since 1995, substantially all of our resources and operations have directed towards the development of the omni-directional wheel and related components for forklift and other material handling applications. Many of the components, including the unique shaped wheels, motors, and frames, have been specially designed by us and specially manufactured. Fourteen commercial omni-directional lift trucks, including ten carrying the UL Label, have been sold to customers in the United States, New Zealand, South Africa and Canada as of December 31, 2005 and several others are ready to ship pending receipt of funds or consummation of letters of credit or other credit facilities in the beginning of 2006. 14 units totaling $674,993.54 with options have been billed from January 1, through December 31, 2005.

We have commenced production and have most of the parts required for production of another 23 units of our Sidewinder ATX-3000 Omni-Directional Lift Truck during the first few weeks of 2006. As of December 31, 2005 we do not have all of the parts required from every vendor for completion of the 23 trucks heretofore noted. The assembly and sale is dependent upon delivery of all of the required parts.

Omni-Directional means that vehicles designed and built by us can travel in any direction. Our Omni-directional vehicles are controlled with a joystick. The vehicle will travel in the direction the joystick is pushed. If the operator pushes the joystick sideways, the vehicle will travel sideways. If the operator were to twist the joystick the vehicle will travel in circles. Our omni-directional vehicles have one motor and one motor controller for each wheel. The omni-directional movement is caused by coordinating the speed and direction of each motor with joystick inputs which are routed to a micro-processor, then from the micro-processor to the motor controllers and finally to the motor itself.


Complete assembly is conducted by us at our newly leased facilities at 200 Freeway Drive Unit One, Blackwood, NJ 08012. Approximately 50% of the frames are manufactured in the USA. These frames are shipped to the Blackwood plant for complete assembly. Besides the assembly of vehicles at Blackwood, partially assembled vehicles are shipped to the Blackwood facility from the Filco plant in Germany. To date, partial assembly of approximately 19 lift trucks have been completed at the Filco plant, 14 of which and have been shipped to the USA for final assembly. To date, a total of approximately 60 lift trucks have been shipped from Bulgaria to the Filco plant for partial assembly and approximately 30 of these have been shipped to the Blackwood plant for final assembly during the fourth quarter of 2005. Additional frames were shipped from Germany to our plant in Blackwood, NJ in early December, but have not yet arrived. Most frames manufactured in Bulgaria had to be re-machined to be within the tolerances required for these frames. The re-machining charges will be back-charged to the frame manufacturer. The frame manufacturer will adjust tooling to get the tolerances to the required specifications for future deliveries.

We have incurred losses and experienced negative operating cash flow since our formation. For the nine months ended September 30, 2005 and 2004, we had a net loss of $(8,172,589) and $(1,277,747), respectively. For our fiscal years ended December 31, 2004 and 2003, we had a net loss of $(2,272,200) and $(2,282,946), respectively. We expect to continue to incur significant expenses. Our operating expenses have been and are expected to continue to outpace revenues and result in significant losses in the near term. We may never be able to reduce these losses, which will require us to seek additional debt or equity financing.

Our principal executive offices are located at 200 Freeway Drive, Unit One, Blackwood, NJ 08012 and our telephone number is (856) 232-3000. We are incorporated in the State of New Jersey.

Company History

We were incorporated in the State of New Jersey on April 17, 1997. On May 19, 1997, we entered into a merger agreement with a predecessor company that was incorporated on May 10, 1995. We were the surviving company in the merger.

Effective November 5, 1999, we merged with MAS Acquisition IX Corp ("MAS"), and were the surviving company in the merger. Pursuant to the Agreement and Plan of Merger, as amended, each share of common stock of MAS was converted to 0.00674 shares of our company. After giving effect to fractional and other reductions, MAS shareholders received 57,280 of our shares as a result of the merger.


In March 2004, we reached an agreement in principal, subject to certain closing conditions, with Fil Filipov to acquire 51% of the capital stock of Filco GmbH, a German corporation. In April 2003, Filco GmbH acquired substantially all of the assets of Clark Material Handling of Europe GmbH which were located at Clark's facility in Rheinstrasse Mulheim a.d. Ruhr, Germany. These assets consisted of all of the tooling, machinery, equipment, inventory, intellectual property, office furniture and fixtures, and personnel necessary to build the entire Clark line of lift trucks, but excluded the building and land, as well as the rights to the Clark name. Further, Filco GmbH has entered into an 18-month lease agreement with the current property owner with an option to purchase the 200,000 square foot building and land for 4.7 million euros, and Filco GmbH has been operating this plant since July 1, 2003. Filco's option to purchase the 200,000 square foot building and land for 4.7 million euros expired on December 31, 2005. Filco is currently seeking a further 6 month extension on the option to purchase the land and building.


In October 2004, Mr. Filipov and we agreed to modify our agreement in principal so as to increase the number of shares of the capital stock of Filco GmbH which we will acquire, if we finalize the acquisition, from 51% to 75.1%. The purpose of this change is to give us control of Filco GmbH in accordance with USGAAP and German law considerations regarding consolidation and capitalization. Further, this change was offered and accepted in consideration of our agreeing to advance Filco additional funds, in the form of a loan, to fund the start up of the Filco operation prior to the consummation of the transaction. All other conditions and terms of the agreement between the parties shall remain the same.


We have not yet finalized nor executed the acquisition agreement but have loaned Filco GmbH an aggregate principal amount of $6,255,462, exclusive of interest at 8% per annum, pursuant to a series of secured and unsecured promissory notes. The loans are to be repaid on or prior to December 31, 2006. Of the $6,255,462 in loans to Filco, which approximately $5,400,000 is secured by Filco's plant machinery, equipment and other plant property, and intellectual property, including designs and drawings, and approximately $856,000 is unsecured in accord with the loan agreements and certified equipment appraisal. Interest earned to date in not included in the figures stated above. The amounts stated herein represent the appraised valuation of the machinery and equipment and does not include intellectual property, as no value has been appraised for intellectual property. We have used proceeds from the private placement offerings that we completed during 2004 and 2005 to fund such loans. Our analysis shows that additional estimated working capital needs during the next year will be approximately $5,000,000 to $7,000,000 in order for it to achieve profitable operations. Should we complete the acquisition of Filco GmbH, we will need to raise additional capital through equity or proper lines of credit in order to fund the working capital needs of Filco GmbH.

We have not yet completed the acquisition because we have not raised sufficient funding to provide adequate operating capital for Filco, as set forth in the closing conditions in the Acquisition Agreement. We want to ensure that Filco has the necessary capital to achieve profitable and full operations before the acquisition is completed. Our ability to obtain funding during the past 11 months has been limited during the time when this registration statement has been pending with the SEC. Filco has a cash burn rate of approximately $300,000 per month. Over the past 9 months, Filco has burned approximately $3 million with limited operations awaiting parts and funding from us to properly function. Due to this cash burn rate, adequate funding from us is necessary to complete the acquisition. We anticipate completing the acquisition upon the effectiveness of this registration statement and upon obtaining adequate funding following such effectiveness.

We have continued to fund Filco during the time when its plant was closed for much of 2004 and in the beginning of 2005 in order to assist the company in reopening its plant and achieving the recommencement of operations. Loans provided by us have been used by Filco to pay some debt, to pay employee payroll at a 20% short work rate (employees have been working 20% of the time and unemployment has compensated the balance of their payroll), to pay current heating, lighting and power, telephones, leases and to order parts to get into production.

In general, the Filco transaction could provide us access to strategic partnerships in personnel and successful business ventures, sales and market exposure in Europe.

The proposed acquisition of Filco may include a leased manufacturing facility, with an experienced workforce, inventory, intellectual property, and machinery sufficient to fill 200,000 square feet of assembly and manufacturing. Filco could provide us with cliental throughout Europe and the Middle East. This could provide us with the ability to sell a complete line of lift trucks beyond the limited sized Sidewinder Omni-Directional Lift Truck. It would provide manufacturing or assembly for our products, including, but not limited to, the aerial work platforms or any other products we develop or can contract to assemble with other companies.

In addition, if the acquisition is completed we anticipate that we will establish manufacturing capability in Europe, to complement our manufacturing in the United States. We currently purchase a high percentage of our parts in Europe, including, but not limited to, the frames from Bulgaria, motors and controllers manufactured in the Czech Republic and Sweden, and transmissions, brakes and seats manufactured in Germany. The mast could be manufactured, the frames could be powder coated (painted), and European parts could be assembled at the Filco plant. Partially assembled vehicles would be shipped to the United States for final assembly. Wheels and other parts for the vehicles may be sold in Europe or Middle Eastern countries could be shipped from the United States for the completion of manufacturing at Filco. We believe we could cut manufacturing costs because our material handling equipment could be manufactured in the continent in which it is sold, i.e., Europe. With our manufacturing capabilities in the United States, this potential acquisition would allow a portion of the Sidewinder becoming assembled and manufactured in each of the two continents that purchase and use about 70% of all material handling equipment worldwide.

The primary objective that must be achieved to reach the aforementioned goal(s) is to secure the necessary financing required to fund the acquisition and manufacturing objectives of Filco and us. There can be no assurance that we will be able to raise sufficient capital necessary to complete the acquisition and fund the manufacturing objectives of Filco and us.


During 2005, Filco has manufactured and or reconditioned no more than 14 lift trucks and at least three private labeled trucks were sold. Filco has manufactured (assembled) several prototype tractors for a Russian company which has signed agreements with Filco to continue the assembly at its plant, provided that Filco remains operational. A further agreement should be negotiated in January 2006.


Loans to Filco GmbH

From May 5, 2003 through September 2, 2003, we loaned Filco $365,435 to acquire our initial interest in Filco. Such funds were provided in the form of a loan because we were not able to come up with sufficient funding to acquire our initial interest. Filco repaid principal and interest under this loan to us.

In March of 2004, a tentative agreement was negotiated with the principals of Filco in connection with the proposed acquisition. Our management determined to provide Filco limited funding in the form of loans, until financing could be obtained which would help guarantee that the operating capital needed for Filco operations could, in fact, be obtained. The tentative agreement reached with

Filco provided that we would take a 51% controlling ownership interest in Filco. The tentative agreement required that we provide $1.3 million to be allocated in the form of equity in Filco and Filipov would also capitalize 1.3 million Euros that he had loaned Filco. The tentative agreement required that we secure a guaranteed credit line for Filco of not less than $5 million to be used as operating capital. However, once we complete the acquisition, we are responsible to provide adequate operating capital to insure a successful business. A later addendum to the tentative agreement stated that we would acquire 75.1% controlling ownership interest in Filco.


The amounts loaned to Filco, in the aggregate amount of $6,255,462, exclusive of interest at 8% per annum, pursuant to a series of secured and unsecured promissory notes. The loans are to be repaid on or prior to December 31, 2006. Of the $6,255,462 in loans to Filco, which approximately $5,400,000 is secured by Filco's plant machinery, equipment and other plant property, and intellectual property, including designs and drawings, and approximately $856,000 is unsecured in accord with the loan agreements and certified equipment appraisal. Interest earned to date in not included in the figures stated above. The amounts stated herein represent the appraised valuation of the machinery and equipment and does not include intellectual property, as no value has been appraised for intellectual property. The manufacture and sale of omni-directional material handling equipment is our primary goal. During the first, second and third quarters of 2005, we realized limited revenues from sales of the Sidewinder Omni-Directional Lift Truck.

The loans are to be repaid on or prior to December 31, 2006. We believe that our secured and unsecured loans to Filco are recoverable if the proposed acquisition is not completed. We expect to begin collecting on our loans, including principal and interest, from Filco when the company becomes fully operational and profitable, which we anticipate will occur during 2006. If this is not realized, we maintain security interests in Filco's plant machinery, equipment and other plant property, and intellectual property, including designs and drawings for over 100 models of Clark lift trucks, which secures approximately $5,400,000 of our loans, exclusive of accrued interest. An appraisal made by an independent appraiser in July 2005 which established equipment and machinery value at 4,500,000 Euros (US $5,400,000). Such appraisal did not include the valuation of Filco's intellectual property, which Filco and we believe have significant value.

We loaned Filco approximately $2.7 million through the end of 2004 and loaned a total of $6,255,462, exclusive of interest at 8% per annum. We intend to provide another $5 million to Filco, either in the form of guaranteed credit lines or through additional sales our securities. We have contacted several financial institutions attempting to secure credit lines for Filco in the amount of $5 million. Thus far, we have received interest in providing said credit line to Filco under the conditions that any proposed credit line is guaranteed by us and that Filco is operational and able to repay such debt from current earnings. The condition that FiLCO be able to repay from current earnings makes the credit line from these sources unobtainable at this time.

Filco GmbH's Financial Condition

The improvement of Filco's financial condition and results of operations, as set forth below, furthers our belief that we would be able to recover principal and interest due under our unsecured loans to Filco in the event that the proposed acquisition is not completed.

Filco manufactured approximately 550 lift trucks in 2003 and very limited numbers in 2004. In 2004, Filco did not have adequate operating capital to conduct business operations and had numerous issues with its worker's union to resolve. It was and is considered by Filco's management, a better long term negotiating tactic with unions to threaten to close the facility completely than to attempt to run the facility during negotiations. Accordingly, for this reason as well as the lack of funding, Filco's plant was closed for much of 2004 and the beginning of 2005.

Filco reached an accord with the union on March 30, 2005. Employees will be required to work a 40-hour week instead of 35 prior to additional hires. Wages have been decreased 20%. The resolution of the problems Filco was experiencing with its union is critical to the future success of the company. In addition, the initial loans that we granted to Filco earlier in 2005 created considerable improvements in Filco's financial condition and results of operations by allowing the company to pay debt and order parts for production. This influx of cash transferred some debt to a single creditor who is in the process of acquiring Filco. The improvements to the Filco balance sheet and cash flow have considerably declined in value in the past several months as Filco continues to burn funds awaiting additional operating capital from us and parts.

As a result of the above, Filco recommenced very limited production of standard forklifts during the second quarter of 2005. In April 2005, Filco shipped at least 14 re-conditioned vehicles. In addition, Filco began the assembly of a Russian tractor for distribution in Europe. This agreement calls for the production of 700 units to be assembled each year at a price of 2,800 Euros each. After the prototypes, large quantities of tractors will be assembled. It is expected that volume assembly will commence early 2006. The Russian company will supply all parts. It was anticipated that Filco would be in full forklift production late in the third quarter or early in the 4th quarter of 2005. Filco has not yet achieved full production of forklifts under the contract with the Russian company until we can obtain sufficient funding to provide capital to Filco in the form of loans which will allow the company to undertake this production and ensure continued operations at Filco in general. The final production schedule is contingent upon supply of parts from various venders and sufficient operating capital.

CRITICAL ACCOUNTING POLICIES

The Securities and Exchange Commission ("SEC") defines "critical accounting policies" as those that require application of management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods.

Not all of the accounting policies require management to make difficult, subjective or complex judgments or estimates. However, the following policies could be deemed to be critical within the SEC definition.

Revenue Recognition

Revenue on product sales is recognized when persuasive evidence of an arrangement exists, such as when a purchase order or contract is received from the customer, the price is fixed, title to the goods has changed and there is a reasonable assurance of collection of the sales proceeds. We obtain written purchase authorizations from our customers for a specified amount of product at a specified price and consider delivery to have occurred at the time of shipment. Revenue is recognized at shipment and we record a reserve for estimated sales returns, which is reflected as a reduction of revenue at the time of revenue recognition.

Revenues from research and development activities relating to firm fixed-price contracts are generally recognized as billing occurs. Revenues from research and development activities relating to cost-plus-fee contracts include costs incurred plus a portion of estimated fees or profits based on the relationship of costs incurred to total estimated costs. Contract costs include all direct material and labor costs and an allocation of allowable indirect costs as defined by each contract, as periodically adjusted to reflect revised agreed upon rates. These rates are subject to audit by the other party. Amounts can be billed on a bi-monthly basis. Billing is based on subjective cost investment factors.

Results of Operations


THREE MONTHS ENDED SEPTEMBER 30, 2005 COMPARED TO THREE MONTHS ENDED SEPTEMBER 30, 2004

We have been a development stage company for the periods ended September 30, 2005 and 2004 and have not engaged in full-scale operations for the periods indicated. During 2005, we expect to transition from a development stage company to an operating company as we begin production and sales of the Sidewinder Omni-Directional Lift Truck. Consequently, management believes that the year-to-year comparisons described below are not indicative of future year-to-year comparative results.

Revenues

For the three month period ended September 30, 2005, we had sales revenue of $-0-. This compares to revenues of $-0- for the three months ended September 30, 2004. The lack of sales revenue occurred as a result of moving the location of operations to 200 freeway Drive, Unit One, Blackwood, NJ and that time required to get the plant situated and operational.

Cost of Goods Sold

Our cost of goods sold for the three months ended September 30, 2005 amounted to $0-. For the three months ended September 30, 2004, our cost of goods sold was $-0-.

We are entitled to a benefit for the effect on income taxes on the net operating loss. Accordingly, a benefit in the amount of $147,392 has been recorded for the third quarter of 2005 and $51,456 was recorded during the third quarter of 2004.

Operating and Administrative Expenses

Operating and administrative expenses includes administrative salaries and overhead. For the three months ended September 30, 2005, our operating and administrative expenses totaled $1,981,664. Operating and administrative expenses totaled $549,338 for the three months ended September 30, 2004. For the three months ended September 30, 2005 operating and administrative expenses increased $1,432,326 compared with the same period of 2004. These changes are a result of the time and material costs preparing for production of the SIDEWINDER and other production related issues including labor and materials used to outfit the new Airtrax assembly plant in Blackwood NJ.

Research and Development

We had no research and development costs for the three months ended September 30, 2005.

Loss Before Income Taxes

Loss before income taxes for the three month period ended September 30, 2005 totaled $1,949,147. For the three months ended September 30, 2004, loss before income taxes totaled $545,283. The increase in loss before income tax for the three months ended September 30, 2005 compared with the same period of 2004 was caused by the time and material allocations preparing for production of the SIDEWINDER and other production related issues including labor and materials used to outfit the new Airtrax assembly plant in Blackwood NJ.

Preferred Stock Dividends

During the three months ended September 30, 2005, we paid $-0- in dividends on preferred stock. During the three months ended September 30, 2004, we paid dividends on preferred stock in the amount of $5,931. The preferred stock dividends are payable to a company that is owned by our President.

RESULTS OF OPERATIONS - NINE MONTHS ENDED SEPTEMBER 30, 2005 COMPARED WITH NINE MONTHS ENDED SEPTEMBER 30, 2004

We have been a development stage company for the nine months ended September 30, 2005 and 2004 and have not engaged in full-scale operations for the periods indicated. The limited revenues for the periods have been derived from the first sales of the Sidewinder Omni-Directional Lift Truck. During 2005, we expect to transition from a development stage company to an operating company as we begin production and sales of the Sidewinder Omni-Directional Lift Truck. Consequently, management believes that the year-to-year comparisons described below are not indicative of future year-to-year comparative results.

Revenues

For the nine-month period ended September 30, 2005, we had sales revenue of $167,545. This compares to revenues of $-0- for the nine months ended September 30, 2004. The lack of sales revenue occurred as a result of moving the location of operations to 200 Freeway Drive, Unit One, Blackwood, NJ and that time required to get the plant situated and operational.

Cost of Goods Sold

Our cost of goods sold for the nine months ended September 30, 2005 amounted to $160,126. For the nine months ended September 30, 2004, our cost of goods sold was $-0-. Our cost of goods sold reflects the cost of the lift trucks sold during the nine months ended September 30, 2005.

We are entitled to a benefit for the effect on income taxes on the net operating loss. Accordingly, a benefit in the amount of $371,838 has been recorded for the nine months ended September 30, 2005 and $119,226 was recorded during the nine months ended September 30, 2004.

Operating and Administrative Expenses

Operating and administrative expenses includes administrative salaries and overhead. For the nine months ended September 30, 2005, our operating and administrative expenses totaled $3,987,695. Operating and administrative expenses totaled $1,397,479 for the nine months ended September 30, 2004. For the nine months ended September 30, 2005 operating and administrative expenses increased $2,590,216 compared with the same period of 2004. These changes are a result of the time and material costs preparing for production of the SIDEWINDER and other production related issues including labor and materials used to outfit the new Airtrax assembly plant in Blackwood NJ.

Research and Development

We had no research and development costs for the nine months ended September 30, 2005.

Loss Before Income Taxes

Loss before income taxes for the nine month period ended September 30, 2005 totaled $8,063,449. For the nine months ended September 30, 2004, loss before income taxes totaled $1,396,973. The principal reason for the increase in loss before income taxes for the nine months ended September 30, 2005 compared with the same period of 2004 was two amounts charged to interest expense which totaled $4,213,731. These charges stemmed from the convertible bond issue and are described in Note 3 to the financial statements. Other factors contributing to the increase in the 2005 loss were time and materials devoted to preparing for production of the SIDEWINDER and preparing the new assembly plant in Blackwood, New Jersey.

Preferred Stock Dividends

During the nine months ended September 30, 2005, we paid $ 51,563 on preferred stock. During the nine months ended September 30, 2004, we paid dividends on preferred stock in the amount of $91,868 The preferred stock dividends are payable to a company that is owned by our President.


Liquidity and Capital Resources

As of September 30, 2005, our cash on hand was $40,682 and working capital was $410,398. Since our inception, we have financed our operations through the private placement of our common stock. During the nine months ended September 30, 2005, we sold an aggregate of 68,750 shares of common stock to accredited and institutional investors. During the three months ended September 30, 2004, we sold an aggregate of 0 shares of common stock to accredited and institutional investors and issued an aggregate of 46,509 shares of common stock in consideration for services rendered.

We anticipate that our cash requirements for the foreseeable future will be significant. In particular, management expects substantial expenditures for inventory, production, and advertising in anticipation of the rollout of its omni-directional forklift. We expect that we will be required to raise funds through the private or public offering of our securities. We have offered common stock and convertible notes which have been converted in March 2005 through private placements at a discount to the market price of our common stock at the time of such issuance partially because of the fluctuation and volatility of our stock prices and the overall market conditions. We have also issued warrants at varying prices, some higher and some lower than the market price of our common stock at the time of such issuance. This has been done as an incentive for funds and accredited investors to invest in us. In addition, the securities have been priced lower than market because it is not freely tradable until registered. We intend to continue this practice for the near future. Currently we have not identified any specific additional sources of capital.

Our initial production run of ten SIDEWINDER Omni-Directional Lift Trucks was completed in the first quarter of 2005. We will need additional funds to support production requirements beyond the initial production run of our forklift which are estimated to be $3,000,000. Of the total amount, approximately 25% is projected for parts and component inventory and manufacturing costs, with the balance projected as general operating expenditures, which includes overhead and salaries and the additional funds to complete the proposed acquisition of the 75.1% interest in Filco GmbH ("Filco"), primarily for Filco's working capital needs. As of September 30, 2005, we had loaned to Filco a total of $6,255,462, exclusive of interest at 8% per annum. The loans are to be repaid on or prior to December 31, 2006. We expect to begin collecting on our loans, including principal and interest, from Filco when the company becomes fully operational and profitable, which we anticipate will occur during 2006. We intend to complete the acquisition of Filco once operating capital for Filco is secured to finance their operations. We anticipate that operating capital in the amount of $5 to $7 million will be required during calendar year 2006 to sufficiently fund Filco operations. We leased facilities starting in the second quarter of 2005 as corporate headquarters. This building will also facilitate the assembly of the SIDEWINDER and other omni-directional products, partial assembly of Filco lift trucks, if the proposed acquisition is completed, warranty work, and product distribution.

As of September 30, 2005, our working capital was $410,398. Fixed assets, net of accumulated depreciation, and total assets, as of September 30, 2005 and 2004, were $204,274 and $10,402,726, respectively. Current liabilities as of September 30, 2005 were $2,968,259.


Year Ended December 31, 2004 Compared to Year Ended December 31, 2003

Results of Operations

We have been a development stage company for the 2004 and 2003 periods and have not engaged in full-scale operations for the periods indicated. The limited revenues for the periods have been derived from the sales of a non-omni-directional product and from contracts with the United States Navy that relate to the research and potential application of omni-directional technology for military use. The available dollar limits of contracts with the United States Navy were substantially completed during 2002, and we recognized limited revenues from the United States Navy contract during 2003. During 2005, we expect to transition from a development stage company to an operating company as we completes the initial run of its forklifts. Consequently, management believes that the year-to-year comparisons described below are not indicative of future year-to-year comparative results.

There was no billing for the Navy MP2 project in 2004. The MP2 munitions carrier was delivered to the Navy on/or about April 1, 2004 for their evaluation and testing. An Omni-Direction engine handler developed for and with the Navy is expected to be "loaned" to the Navy during 2005 for an evaluation. An ETU-110 engine handler was delivered to us by the Navy and is US government property. The ETU-110 was cleaned, re-painted, and placed in working condition by us. We provided all required parts, labor and technology to make this vehicle omni-directional. The cost for the parts and labor was allocated to "Cost Of Goods Sold" in our financial statements for fiscal 2003. Since these funds exceeded the amount contracted with the Navy, and an option for additional services was not agreed upon, the labor and materials provided to the Navy for building the ETU-110 engine handler remains our property. This piece of equipment is therefore owned jointly by the US Navy and us and will be used to demonstrate this technology to the US government and other military services.

We believe that the joint cooperation between us and the Navy with the MP2 contract, including the building of the ETU-110 omni-directional engine handler, has bolstered the potential use of our technology within the military. We do not intend to incur additional costs with the US Navy unless we incur potential expenses in demonstrating the ETU-110 omni-directional engine handler, or other omni-directional vehicles.

Revenues

Revenues for fiscal 2004 were $0, representing a decrease of $21,879 from revenues of $21,879 for the 2003 period. This decrease is revenue can be attributed to completion of our contract with the US Navy.

Cost of Goods Sold

Cost of sales for 2004 was $0 which reflects a $91,283 decrease from $91,283 in fiscal 2003. This decrease in cost of goods sold can be attributed to completion of our contract with the US Navy.

Operating and Administrative Expenses

Operating and administrative expenses which includes administrative salaries, depreciation and overhead for the 2004 period totaled $2,529,77 5which represents an increase of $421,405 from $2,180,370 incurred in 2003. The increase is due primarily to consulting fees paid to various third parties in the form of common stock which totaled $1,332,989, including, (i) $447,210 to consulting firms; (ii) $55,870 for payment of legal services performed by our legal counsel; (iii) $33,350 for the payment of rental expenses; (iv) $145,000 in consideration for public relations services including brochures, website, and company videos; (v) $260,050 for services performed by our accounting consultant; (vi) $55,500 to our directors as compensation for services performed; (vii) $95,899 in employee stock options and bonuses; (viii) $0 in options to our CEO; and (ix) $146,892 as compensation for public relations services. In addition, the increase is due to costs related to the further development of our omni-directional technology, which included preparations for the ANSI (American National Standards Institute), compliance testing, UL (Underwriters Laboratories) compliance and preparation for initial production. Interest expense payable to third party suppliers totaled $30,894 for the 2004 period, representing a $13,044 decrease from $43,938 for the 2003 period. In 2004, we posted $86,667 in other income from interest payments due from Filco GmbH, which contrasts with $7,914 for the prior year end. Net loss before taxes in 2004 was $2,471,023 which reflects an increase of $257,225 from $2,213,798 in net loss before taxes for the 2003 period.

In 2004, we recorded $175,413 as the expected sale of our net operating losses and tax credits under a New Jersey program described further in Liquidity and Capital Resources below. This amount contrasts with $210,553 recorded during 2003.

Loss attributable to shareholders for 2004 was $2,272,200 which represents a decrease of $80,543 from $2,191,657 during the 2003 period. During 2004, we paid dividends on our preferred stock to a controlling shareholder of our company in the amount of $131,771. For the year ended December 31, 2003, we paid dividends on our preferred stock to a controlling shareholder of our company in the amount of $80,749. Deficit accumulated during development stage during 2004 was $2,403,971 (or a loss per share of $0.19 for common stockholders) which represents an increase of $131,565 from $2,272,406 (or a loss per share of $0.29 for common stockholders) for the 2003 period.

Research and Development

We incurred $519,804 and $297,862 in research and development expenses during the year ended December 31, 2004 and 2003, respectively. Research and development activities during fiscal 2004 primarily involved continued testing and evaluation of omni-directional components and preparing these components for production in 2005. Our wheel design was changed from the "concept" to "production" phase. This was and is an ongoing process between our and Timken's engineers to insure manufacturability. The motors and controllers were designed and/or changed in design in order to meet ANSI (American National Standards Institute) and UL (Underwriters Laboratories) testing requirements. Danaher and us revised the algorithms used in the motor controllers as well the microprocessor that runs the machines. Research and development activities also included further changes to existing designs and new designs that were patented or for those patents with pending applications. Portions of the costs we incurred due to testing and research and development were charged to the US Navy contract as provided therein.

Liquidity and Capital Resources

Since our inception, we have financed our operations through the private placement of our common stock and from loans from our President. During 2004 and 2003 we raised net of offering costs $5,103,103 and $789,000, respectively, from the private placement of our securities.

During 2000, we were approved by the State of New Jersey for our technology tax transfer program pursuant to which we could sell our net operating losses and research and development credits as calculated under state law. During 2004 and 2003, we recorded credits of $198,823 and $210,553, respectively from the sale of our losses and credits (see Note 6 to financial statements).

We have experienced negative cash flows from operations of $1,614,687 during 2004 and $705,790 during 2003. These negative results stem primarily from operating losses of $2,272,200 in 2004 and $2,191,657 in 2003. These results are not unusual for a company in the development state; it is noteworthy that significant portions of the losses result from non cash charges, primarily from equity securities issued for services.

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We have consistently demonstrated our ability to meet our cash requirements through private placements of its common stock. We have continued to similarly satisfy those requirements during the year ended December 31, 2004.


We anticipate that our cash requirements for the foreseeable future will be significant. In particular, management expects substantial expenditures for inventory, product production, and advertising in anticipation of the rollout of its omni-directional forklift. On January 13, 2004, we entered into a placement agency agreement with a NASD registered broker-dealer for the private placement offering of our securities. Our securities consisted of units comprised of one share of common stock and a stock warrant exercisable at $1.25 per share during a five-year term. The offering was made on a best efforts basis, for a total minimum amount of $1,000,000 and a total maximum amount of $4,000,000, terminating May 7, 2004. During the first and second quarters of 2004, we received $2,880,108 net of offering costs and expenses from the offering. The offering is made pursuant to exemptions under the Securities Act of 1933, as amended. We completed our initial production run of the SIDEWINDER Lift Truck in the fourth quarter of 2004. We received sufficient funds from the offering to complete the initial production run and to complete ANSI and UL testing, as well as some special tooling costs.

We will require additional funds to continue our operations beyond the initial production run. These funds are in addition to the funds required by Filco GmbH as discussed above. We anticipate that operating capital in the amount of $5 million will be required during calendar year 2005 to sufficiently fund Filco operations. Of the total amount, approximately 70% is projected for parts and component inventory and manufacturing costs, with the balance projected as general operating expenditures, which includes overhead and salaries. We expect to recognize lower per unit manufacturing and part costs in the future due to volume discounts, as well as lower per unit shipping costs as we transition from the initial production run to full-scale production. We partially funded these additional cash requirements through the issuance of equity and/or debt securities which may be similar to the offering described above. We cannot predict whether we will be successful in obtaining sufficient capital to fund continuing operations. If we are unable to obtain sufficient funds in the near future, such event will delay the rollout of its product and likely will have a material adverse impact on us and our business prospects.

As of December 31, 2004, our working capital deficit was $(572,184). Fixed assets, net of accumulated depreciation, and total assets, as of December 31, 2004, were $93,587 and $4,600,023, respectively. Current liabilities as of December 31, 2004 were $2,291,153.

Subsequent Events

We have incurred penalties payable to the investors of our November 2004 private placements because we did not file a registration statement on Form SB-2 within the timeframe specified pursuant to the Registration Rights Agreement we entered into with the investors on November 23, 2004. We were required to file the registration statement on or prior to January 6, 2005, but it was not filed until February 14, 2005. We have not yet accounted for these penalties, as they were not incurred until 2005. We will account for such penalties in the first quarter of 2005.

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                                    BUSINESS

OMNI-DIRECTIONAL TECHNOLOGY

Prior History

Omni directional vehicle technology has been the subject of research and development by universities, the Department of Defense, and industry for over 25 years. A Swedish inventor patented an early stage omni-directional wheel. Thereafter, the technology was purchased by the United States Navy and was advanced at the Naval Surface Warfare Center. The US Navy held the patent until its expiration in 1990. In 1996, the Navy transferred this technology to us for commercialization through a Cooperative Research and Development Agreement (CRADA).

Technology Description

Since the technology transfer under the CRADA agreement, we have examined and redesigned many aspects of the system for use in various applications including forklifts and other material handling equipment. In this regard, we refined control software and hardware, and tested a variety of drive component features on our pilot omni directional lift trucks and scissor-lifts. Extensive demonstrations of prototype vehicles for commercial and military users in combination with market research enabled us to direct our initial development efforts towards the material handling products, offering the best probability for successful market entry.

Our management designed other aspects of our machine to complement the unique functionality of our omni-directional technology. In so doing, we achieved a virtually maintenance free unit which allows the operator free and unrestricted movement during operation. Each vehicle is powered with AC motors eliminating brushes and commutators of conventional DC motors. The AC motors also are lubricated for life thereby eliminating the need for additional greasing and fittings. The transmission uses a synthetic lubricant, and is sealed for life. The joystick controls all vehicle movement; therefore conventional drive trains, steering racks, hydraulic valve levers, and foot petals for braking and acceleration are all non-existent.

On a four-wheel omni-directional vehicle employing our technology, each wheel has a separate electric motor, making the vehicle capable of traveling in any direction. The motion of the vehicle is controlled by coordinating all four wheels through a microprocessor that receives input from an operator-controlled joystick. The joystick controls all vehicle movement (starting, steering, and stopping). The framework of our omni-directional lift truck consists primarily of a steel frame mobilized with four omni-directional wheels. The AC electric motor for each wheel turns its own wheel hub. Each wheel hub is encircled with multiple tapered rollers that are offset 45 degrees. The tapered rollers, covered with polyurethane, are extremely durable. By independently controlling the forward or rearward rotation of each wheel, the vehicle has the capability of traveling in any direction. The technology allows the vehicle to move forward, laterally, diagonally, or completely rotate within its own footprint, thereby allowing it to move into confined spaces without difficulty. The navigational options of an omni-directional vehicle are virtually limitless. The omni-directional wheel can be manufactured in almost any size depending upon the application. For instance, our management believes the wheel can be used on miniature vehicles or massive load-carrying vehicles.

EXISTING AND PROPOSED PRODUCTS

Sidewinder Omni-Directional Lift Truck. We anticipate that our Sidewinder Omni-Directional lift truck will be available with rated lift capacities ranging from 3000 pounds and higher. Our SIDEWINDER ATX-3000 Omni-Directional lift truck, which is our 3,000-pound model, features our revolutionary omni-directional technology. Conventional steering racks and foot petals are non-existent allowing impediment free ingress and egress. This lift truck will deliver unequaled maneuverability providing significantly improved operating efficiencies in the materials handling industry. The dealer price is expected to retail at prices similar to or slightly higher than high-end, comparably sized standard forklifts. The "street prices" of similar rated, standard (non-omni-directional) forklifts range from $16,000 to $31,000 per unit. Other specialty forklifts, that are multi-directional sell for $42,000 and greater, and vehicles considered very narrow aisle (VNA), are priced from $75,000 and higher per unit. We believe that, due to its unique features, the omni-directional lift truck will support a price slightly higher than the average selling price of a conventional forklift.

Airtrax Conventional Forklift. In the event of the successful acquisition of Filco GmbH, we expect to use the Filco plant and operations to produce and sell a line of conventional forklifts possibly manufactured under the Airtrax name for distribution in the United States and other geographical markets. It also is contemplated that the SIDEWINDER Omni-Directional lift truck will be manufactured at the Filco plant and distributed by Filco to European or Middle East markets.

Omni-Directional Aerial Work Platform. In late February 2004, we, in collaboration with MEC Aerial Platform Sales Corporation of Fresno, California ("MEC"), introduced a concept version of a scissor lift at the American Rental Association trade show in Atlanta. The scissor lift called the "Phoenix" incorporated our omni-directional technology along with an MEC platform and lift mechanisms. The vehicle contains features presently unavailable on conventional aerial work platforms. For example, similar to our lift truck, the aerial work platform's movement is controlled by a joystick. Movement to a particular spot or location at a job site can be accomplished easily due to the omni-directional technology, thereby eliminating the back and forth positioning typically associated with conventional platforms. Our designed control systems allow the operator to move at very regulated and easily controlled acceleration and speed, virtually eliminating operator error. The machine can climb over obstacles that would impede other machines. Our aerial work platform has the ability to climb over obstacles up to a height of one-third the overall wheel diameter. The wheel used on the aerial work platform has a 17" total diameter. Accordingly, this vehicle can climb over obstacles more than 5.66" high. The ability to "climb over" obstacles is an inherent advantage of our omni-directional technology.

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This is a feature which we believe no other aerial work platform can perform, or if another aerial work platform can perform, it is to a very limited degree. Generally, any "wheeled" vehicle can "climb" over some obstacles, however, other "wheeled" vehicles cannot climb over obstacles as high as the one-third of the wheel's diameter. We believe that, similar to our lift truck, the improved functionality of the aerial work platform will result in increased productivity at the job-site.

On March 13, 2004, we entered into a draft Product Development, Sales and Representation Agreement with MEC. The draft agreement calls for the joint development of a proto-type and production versions of an omni-directional aerial work platform called the "Phoenix". During the development stage, each party will provide the parts, which apply to that party's area of responsibility. We will provide all of the parts required for the omni-directional traction system and related control systems, and MEC will provide all of the parts required for the scissor lift and lifting apparatus and the control systems for the scissor lift apparatus. After development of the prototype version, the parties will establish the cost of a commercial product, and if the cost of a commercial product is considered commercially viable, the parties will jointly develop a commercial version of the aerial work platform. If commercial production results, we will be responsible for product manufacturing, and MEC or its affiliate will be responsible to promote, market and sell the product to their network of approximately 200 distributors. Aerial work platform sales made by MEC will be subject to a royalty to us and, likewise sales made by us will be subject to a royalty to MEC. The amount of the respective royalties will be subject to agreement by the parties. Orders placed by MEC will be financed by MEC subject to agreed production schedules.

During 2004, MEC was repositioned to perform manufacturing in the United States thus removing their obligation under the agreement. During the latter part of 2004, we presented MEC with invoices for payment of tooling and engineering costs related to development of the Phoenix. The invoices were not paid by MEC who was, at that time, in the process of realigning their finances. As a result of the aforementioned changes, the agreement was modified. The modification stated that the Phoenix projector and aerial work platform projects would be products of our company instead of an MEC vehicle. This meant that the project would be henceforth designed and built by us. MEC would still have the ability to make suggestions regarding vehicle design or construction, but the final product is and will be our product. In addition, the agreement was revise to provide that we will build another vehicle product line, the Cobra, which will be marketed exclusively by our dealers. The parties expect to enter into a more formal agreement to further define the relationship of the parties. At this time, we cannot predict whether a formal agreement will be entered into between the parties, or whether any sales will result form the aerial work platform to be developed by the parties.

Omni-directional Wheelchair . Over 43 million disabled and aging Americans are protected by the Americans with Disabilities Act of 1990 (ADA). This law became effective in 1991, and now requires businesses with over 15 employees to comply with specifications which enable persons with disabilities access buildings. As a result of increased physical access, we believe that persons with disabilities will experience an increased number of employment and other opportunities. We have conducted a preliminary design of an omni-directional wheel for wheelchair applications. Based upon the preliminary design, we believe that we can retail an omni-directional wheelchair for under $6,000. Wheelchair pricing ranges from $3,500 for a standard unit to $30,000 for units with improved functionality such as stair climbing capability.

We will require additional funds to complete a structural and ergonomic design of a proto-type wheelchair, and to construct the proto-type for further evaluation and testing. We cannot predict whether we will be able to successfully develop this product.

Military Products . During 1999, we were awarded a Phase I research contract under the Department of Defense's Small Business Innovation Research program
(SBIR) to develop an omni-directional Multiple Purpose Mobility Platform (MP2). Under the Phase I base contract, we studied the application of the omni-directional technology for military use and were supervised by the Naval Air Warfare Center Aircraft Division (NAWC-AD) in Lakehurst, New Jersey. The contemplated use includes the installation of jet engines on military aircraft and the transportation of munitions and other military goods. We completed the Phase I base contract in 1999 and were subsequently awarded a Phase I option from NAWC-AD to further define the uses of the MP2. In July 2000, we were awarded a Phase II research contract under the SBIR program. Under the Phase II contract, we are studying the feasibility of the MP2 for military purposes, and will culminate with the construction of one or more proto-type devices. This contract (with the option) was extended twice for 6 months each past the 42-month contract time period. Contract revenues were $750,000. Through December 31, 2003 we have received approximately $720,000 in revenues from the Phase II contract, and completed the production design of the MP2. A completed proto-type MP2 was delivered to the US Navy during the end of the first quarter of 2004 for testing purposes. A second vehicle, an omni-directional jet engine installation machine is being constructed for the US Navy, pending receipt of additional funding from the SBIR program. We have been advised by the US Navy that a non-SBIR sponsor for the MP2 program must be identified before a Phase II option is exercised. A Phase III contract could be awarded without such a sponsor. Although our management believes the underlying omni-directional technology for the proposed MP2 has significant potential for both commercial and military applications, we cannot predict whether any sales beyond the Phase II contract will result from the SBIR program. It is the belief of management that sales to the military for products such as the MP2 or the MHU-110 engine handler will not materialize until the omni-directional technology achieves commercial acceptance. We do believe, however, that products such as the ATX-3000 or the Cobra AWP can and will be sold to the US government, possibly including the military.

In connection with the MP2, on December 11, 2003, we entered into a Teaming Agreement with United Defense, L.P., Arlington, Virginia. Under the agreement, United Defense agreed to provide the exclusive manufacture, marketing and support for the MP2 and any derivative products in respect to any contracts awarded to us by U.S. Department of Defense and any international military customers under the SBIR arrangement.

We have also developed a traditional helicopter ground handling machine which has been marketed by us on a limited basis. This vehicle, Helitrax, was a patented design using technology that we purchased in 1995 under our predecessor company, Air Track Inc. The patented device was redesigned by us to include many features which we believe are needed by industry maintenance crews and by pilots. Helitrax was sold from 1995 through 2001 in limited amounts, in no more than approximately 30 units total, and sales were discontinued because of time constraints required getting the Sidewinder Omni-Directional lift truck to market.

CURRENT OPERATIONS


Since 1995, substantially all of our resources and operations have directed towards the development of the omni-directional wheel and related components for forklift and other material handling applications. Many of its components, including the unique shaped wheels, motors, and frames, have been specially designed by us and specially manufactured. To date, October 25, 2005, 27 ATX-3000 have been assembled and 10 units have been shipped to clients, thus far. UL (Underwriters Laboratories) and final ANSI (American National Standards Institute) testing was completed. Following required testing, our omni-directional lift trucks carry the UL Label.


ANSI testing refers to a series of tests including tilt testing the vehicle with each of the masts it will use to make certain that it will not fall over with a raised load at specified tilt angles. In addition, ANSI testing includes drop testing specified loads on the overhead guard to make certain that the overhead guard will not fail and crush the operator. These tests require us to turn the vehicle over to prove that the battery door lock will contain the battery in the event the vehicle is overturned. ANSI testing was performed by us and certified and documented that the tests have been completed and the vehicle has passed in all respects. This testing was required prior to the vehicle being sold to the public in the United States.

UL testing is completed on lift trucks because we believes it is more productive to sell vehicles that have passed the extra safety and performance test requirements mandated by UL. Generally UL testing hinges around electrical issues that could cause fires to the vehicles and/or property. Most of the more prominent lift truck manufacturers complete UL testing on electrically operated lift trucks. Completion of UL testing is generally considered the mark of companies who will take extra steps and precautions to protect their customers. UL approval is a feature that salespersons can use to their advantage when selling vehicles because many insurers will not insure premises that use lift trucks that are not UL rated.

Although we anticipated that the initial production run of the Sidewinder Lift Truck would be completed during the second quarter of 2004, we did not complete our initial production run until the first quarter of 2005. We encountered several unforeseen delays in getting this product to market. Wheels, manufactured for us by The Timken Corporation with a promised delivery of May 2004, proved to be a more challenging operation than Timken first anticipated. In addition to meeting the high standards we require from the wheel manufacturer, Timken was obligated to manufacture the wheels within specified cost parameters. This required certain "manufacturing design" changes that insured both wheel integrity and cost savings. The first limited "production" wheels were shipped to us in August 2004 with final deliveries in March 2005. These wheels were considered "production" wheels by us but considered "pilot" wheels by Timken, the primary difference being that while Timken delivered wheels in accordance with our production requirements, Timken did not produce the first 56 wheels from their "production" facility but rather their "research" facility. As a result, the first wheels coming from a Timken "production" facility were not delivered until August 2005.


During the past two years, in anticipation of commercial production, we solicited interest from targeted dealers nationwide, and in certain instances, received contracts from a number of these dealers. Due to the delay in establishing commercial production, the contracts were not fulfilled. In 2004, we began soliciting dealers for distribution and during the first quarter of 2004 have reached an agreement with certain dealers nationwide. Principal terms of the agreement reached is that these dealers will purchase our products which include the ATX-3000, the Cobra AWP (scissor lift) and conventional lift trucks and thereafter sell these products to their clients. Certain of the dealers were given "exclusive" territories, such as Airtrax Canada (Airtrax Canada is not owned or operated by us but we have authorized their use of the Airtrax name.) Airtrax Canada is required to purchase a minimum of 250 units of our Sidewinder or Cobra AWP or Filco trucks to maintain the "exclusivity" portion of the agreement between firms. They cannot lose their exclusivity because we cannot meet their sales requirements. This same type arrangement was reached with Lakeland in New Zealand for 125 vehicles each year, Airtrax Africa for 125 units each year, Omnilink in Greece and the Balkans for 125 units each year and others. Most dealers in the US have not been given exclusive territorial rights, though some have. They are required to purchase one or more vehicles, however, to become a dealer. Credit is not authorized to any dealers or foreign representatives at this time, but this no credit policy will change as required and as we advance our credit facilities. Currently all sales are paid in advance, under terms of an irrevocable letter of credit or cash on demand. Not all dealers have agreed to represent the conventional lift trucks line as some are established with other lift truck manufacturers and representing a competing product could be a violation of their existing agreement(s). Targeted dealers will consist of selected premier forklift dealers, currently selling other forklift products. It is our goal to have only a dealer network that consists of dealers who have substantial market share in the US, with a history of being able to sell and repair forklifts and/or related material handling solutions. Several of the targeted dealers are significant sized entities, having annual sales in excess of $100 million. We expect to provide a sales incentive to dealers through an aggressive pricing structure. Typically, a dealer will earn a commission ranging from $500 to $1,000 on the sale of a competitive forklift. Our pricing structure will enable the dealer to receive commissions from $3,500 to $4,000 per sale of the SIDEWINDER ATX-3000.

Fourteen commercial omni-directional lift trucks, including ten carrying the UL Label, have been sold to customers in the United States, New Zealand, South Africa and Canada as of December 31, 2005 and several others are ready to ship pending receipt of funds or consummation of letters of credit or other credit facilities in the beginning of 2006. 14 units totaling $674,993.54 with options have been billed from January 1, through December 31, 2005.

We have commenced production and have most of the parts required for production

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of another 23 units of our Sidewinder ATX-3000 Omni-Directional Lift Truck during the first few weeks of 2006. As of December 31, 2005 we do not have all of the parts required from every vendor for completion of the 23 trucks heretofore noted. The assembly and sale is dependent upon delivery of all of the required parts.

We have a current backlog as shown above and have potential orders with GSA and other US Government agencies, though no orders are yet placed by the GSA or Government agencies to date.


Transaction with Filco GmbH

In March 2004, we reached an agreement in principal, subject to certain closing conditions, with Fil Filipov to acquire 51% of the capital stock of Filco GmbH, a German corporation. In April 2003, Filco GmbH acquired substantially all of the assets of Clark Material Handling of Europe GmbH which were located at

Clark's facility in Rheinstrasse Mulheim a.d. Ruhr, Germany. These assets consisted of all of the tooling, machinery, equipment, inventory, intellectual property, office furniture and fixtures, and personnel necessary to build the entire Clark line of lift trucks, but excluded the building and land, as well as the rights to the Clark name. Further, Filco GmbH has entered into an 18-month lease agreement with the current property owner with an option to purchase the 200,000 square foot building and land for 4.7 million euros, and Filco GmbH has been operating this plant since July 1, 2003. Filco's option to purchase the 200,000 square foot building and land for 4.7 million euros expired on December 31, 2005. Filco is currently seeking a further 6 month extension on the option to purchase the land and building.

In October 2004, Mr. Filipov and we agreed to modify our agreement in principal so as to increase the number of shares of the capital stock of Filco GmbH which we will acquire, if we finalize the acquisition, from 51% to 75.1%. The purpose of this change is to give us control of Filco GmbH in accordance with USGAAP and German law considerations regarding consolidation and capitalization. Further, this change was offered and accepted in consideration of our agreeing to advance Filco additional funds, in the form of a loan, to fund the start up of the Filco operation prior to the consummation of the transaction. All other conditions and terms of the agreement between the parties shall remain the same.

The consideration for the proposed acquisition consists of the issuance of options to Mr. Filipov to purchase 900,000 shares of our common stock at an exercise price of $0.01. No more than 12.5% of such options can be exercised during any one year. Accordingly, Mr. Filipov cannot exercise the options to receive more than an aggregate of 112,500 shares of our common stock per year. Any increase on this exercise limit is subject to the approval of our board of directors. In addition, we agreed to loan Filco GmbH approximately $1,300,000, which, if the acquisition is completed, will be converted into equity of Filco GmbH along with approximately 1,300,000 Euros, plus interest, currently owed to Fil Filipov by Filco GmbH. Finally, the agreement in principal provided for Mr. Filipov to be appointed a director of our company and to receive an additional 100,000 options of our common stock for serving as a director. In December 2004, Mr. Filipov was appointed as a director of our company. Although the proposed acquisition with Filco has not yet been completed, we appointed Mr. Filipov a director of our company because management believes that his credentials are extremely viable and valuable to our credibility in the investment and materials handling communities, particularly in Europe. Mr. Filipov has been employed in the materials handling industry virtually all of his life. We believe that his associations and relations in this industry can and will aid us as we pursue our business objectives.

The agreement in principal provides that we will register with the Securities and Exchange Commission all of the shares issuable to Mr. Filipov, including those underlying the described stock options.


We have not yet finalized nor executed the acquisition agreement but have loaned Filco GmbH an aggregate principal amount of $6,255,462, exclusive of interest at 8% per annum, pursuant to a series of secured and unsecured promissory notes. The loans are to be repaid on or prior to December 31, 2006. Of the $6,255,462 in loans to Filco, which approximately $5,400,000 is secured by Filco's plant machinery, equipment and other plant property, and intellectual property, including designs and drawings, and approximately $856,000 is unsecured in accord with the loan agreements and certified equipment appraisal. Interest earned to date in not included in the figures stated above. The amounts stated herein represent the appraised valuation of the machinery and equipment and does not include intellectual property, as no value has been appraised for intellectual property.

The loans are to be repaid on or prior to December 31, 2006. We expect to begin collecting on our loans, including principal and interest, from Filco when the company becomes fully operational and profitable, which we anticipate will occur during 2006. If this is not realized, we maintain security interests in Filco's plant machinery, equipment and other plant property, and intellectual property, including designs and drawings for over 100 models of Clark lift trucks. An appraisal made by an independent appraiser in July 2005 which establishes equipment and machinery value as of April 2003 valued this machinery and equipment at 4,500,000 Euros (US $5,400,000). Such appraisal did not include the valuation of Filco's intellectual property, which Filco and we believe have significant value. We have used proceeds from the private placement offerings that we completed during 2004 and 2005 to fund such loans. We have not negotiated a specific amount of funding which will be needed make certain that we can provide adequate operating capital to Filco before we complete the acquisition of Filco, however, our analysis shows that additional estimated working capital needs during the next year will be approximately $5,000,000 to $7,000,000 in order for it to achieve profitable operations. Should we complete the acquisition of Filco GmbH, we will need to raise additional capital through equity or proper lines of credit in order to fund the working capital needs of Filco GmbH.

We have continued to fund Filco during the time when its plant was closed for much of 2004 and in the beginning of 2005 in order to assist the company in reopening its plant and achieving the recommencement of operations. Loans provided by us have been used by Filco to pay some debt, to pay employee payroll at a 20% short work rate (employees have been working 20% of the time and unemployment has compensated the balance of their payroll), to pay current heating, lighting and power, telephones, leases and to order parts to get into production.

If the acquisition is completed, portions of the loans are part of a larger capitalization plan. In accordance with the tentative purchase agreement, Mr. Filipov has loaned Filco 1.22 million Euros. A portion of the loans we granted to Filco in the amount of approximately $1.3 million and the 1.22 million Euros, plus interest, loaned by Mr. Filipov to Filco, will be converted to Filco equity. In each case the interest due to each party for the loans will also be converted to Filco equity. Any amounts loaned by us beyond the $1.3 million will be carried as loans with interest due in conformance with the loan agreements.

The amounts loaned to Filco to date, even if unrecoverable, would not prevent us from commencing the manufacture of the Sidewinder Omni-Directional Lift Truck. The manufacture and sale of omni-directional material handling equipment is our primary goal. During the second quarter of 2005, we realized limited revenues f from the first sales of the Sidewinder Omni-Directional Lift Truck.


The loans are to be repaid on or prior to December 31, 2006. We believe that our unsecured loans to Filco are recoverable if the proposed acquisition is not completed. We expect to begin collecting on our loans, including principal and interest, from Filco when the company becomes fully operational and profitable, which we anticipate will occur during 2006. If this is not realized, we maintain security interests in Filco's plant machinery, equipment and other plant property, and intellectual property, including designs and drawings for over 100 models of Clark lift trucks. An appraisal made by an independent appraiser in July 2005 which establishes equipment and machinery value as of April 2003 valued this machinery and equipment at 4,500,000 Euros (US $5,400,000). Such appraisal did not include the valuation of Filco's intellectual property, which Filco and we believe have significant value.

We loaned Filco approximately $2.7 million through the end of 2004 and loaned a total of $$6,255,462, exclusive of interest at 8% per annum. We intend to provide another $5 million to Filco, either in the form of guaranteed credit lines or through additional sales our securities. We have contacted several financial institutions attempting to secure credit lines for Filco in the amount of $5 million. Thus far, we have received interest in providing said credit line to Filco under the conditions that any proposed credit line is guaranteed by us and that Filco is operational and able to repay such debt from current earnings. The condition that FiLCO be able to repay from current earnings makes the credit line from these sources unobtainable at this time.

No assurance can be given that the acquisition agreement will be finalized, or that if it agreement is finalized, that the conditions to closing in such a final agreement will be satisfied, or that we will raise sufficient funds to pay all amounts due under the acquisition agreement. Further, in the event that we consummate the acquisition agreement, no assurance can be given that we will be able to raise sufficient funds to meet the working capital needs of Filco, as well as our own working capital needs. Our inability to raise sufficient capital as discussed herein may impair Filco's operations as well as our own operations.

We have not yet completed the acquisition because we have not raised sufficient funding to provide adequate operating capital for Filco, as set forth in the closing conditions in the Acquisition Agreement. We want to ensure that Filco has the necessary capital to achieve profitable and full operations before the acquisition is completed. Our ability to obtain funding during the past 11 months has been limited during the time when this registration statement has been pending with the SEC. Filco has a cash burn rate of approximately $300,000 per month. Over the past 9 months, Filco has burned approximately $3 million with limited operations awaiting parts and funding from us to properly function. Due to this cash burn rate, adequate funding from us is necessary to complete the acquisition. We anticipate completing the acquisition upon the effectiveness of this registration statement and upon obtaining adequate funding following such effectiveness.

Currently, services completed by Filco for us have been minimal and generally limited to quality checks on our frames, partial assembly and shipment to the US. During 2005, Filco has manufactured and or reconditioned no more than 14 lift trucks. Filco has manufactured (assembled) several prototype tractors for a Russian company which has signed agreements with Filco to continue the assembly at its plant, provided that Filco remains operational.

History of Filco GmbH and History of Our Relationship with Filco

Clark Material Handling Co. was the largest forklift manufacturer in the world in the 1980's. Clark Material Handling Co. of Europe owned approximately 50% of the assets and completed an estimated 50% of the sales of Clark forklifts. Clark was bought by Terex in 1994 and sold for $140 million in 1996. During that period it was managed by Fil Filipov, who was responsible for finding and completing acquisitions for Terex. Clark declared bankruptcy in 2003. Filco GmbH was formed by Fil Filipov in May of 2003 and Filco GmbH thereafter purchased the assets of Clark Europe. The "assets" of Clark Europe included intellectual property, inventory, machinery and equipment, existing cliental and a trained workforce. The transaction by Mr. Filipov to acquire the Clark assets was a purchase through the bankruptcy administrator which left all assets under his control and ownership. Mr. Filipov paid approximately 500,000 Euros and had to advance other fees to guarantee lease and other payments. This resulted in a total purchase by Mr. Filipov in the amount of approximately 1,300,000 Euros.


Since that time, Filco has operated with very limited operating capital, and had unresolved union issues. As a result, Filco has not operated profitably, or at all. It was not until 2005 that Filco has commenced manufacturing after receiving operating capital from us in the form of unsecured loans, then secured loans. In addition, in 2005 Filco resolved its worker's union issues (as further described in the section of this registration statement entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations"). During 2005, Filco has manufactured and or reconditioned no more than 14 lift trucks. Filco has manufactured (assembled) several prototype tractors for a Russian company which has signed agreements with Filco to continue the assembly at its plant, provided that Filco remains operational.

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
Through the proposed acquisition, we are not trying to acquire the assets of Filco but are attempting to secure a 75.1% ownership interest of an operational business, once that is achieved. We believe that the proposed acquisition, if completed, could put us in a very unique position of being able to manufacture our products in major quantities to satisfy a world market. This acquisition could expand our product capabilities, expand the reach of our products to a worldwide market, and potentially put the Company in position to be a major material handling equipment manufacturer.

The intellectual property of Filco is generally not considered "state of the art." The intellectual property generally consists of drawings for 103 model lift trucks, masts and various other material handling parts and supplies. The LPG or diesel lift trucks are generally very up to date and need little in the way of updates or re-engineering to make them sellable in the current market. However, our management believes that the electric trucks offered by Filco are outdated and need to be re-engineered to be sellable in the modern marketplace. For the most part, the changes would be from DC to AC electric motors and controllers. Engineering from us and/or Filco engineers will most likely be in the range of 1,000 man-hours to complete these updates to AC motors. These vehicles, whether gas, diesel or electric, are not convertible to our products nor would this be considered. They offer us a complete product line in the event a dealer or consumer needs a product other than our omni-directional product.

Our President, Peter Amico, has maintained a working relationship with Mr. Filipov since 2002. The working relationship between Messrs. Filipov and Amico has been centered on Mr. Filipov informing Mr. Amico where to buy parts and access better supply chain vendors in Eastern European Countries. This has lead to us being able to purchase frames in Bulgaria at prices about 70% less than the frames would cost in the US. Messrs. Filipov and Amico have shared information regarding the unions in Germany and how to best run the Filco's business once it is acquired. There has been no personal relationship other than the friendship that the parties have enjoyed in their working relationship.

Business Purposes of the Proposed Acquisition of Filco GmbH

In general, the Filco proposed acquisition could provide us access to strategic partnerships in personnel and successful business ventures, sales and market exposure in Europe.

The proposed acquisition of Filco may include a leased manufacturing facility, with an experienced workforce, inventory, intellectual property, and machinery sufficient to fill 200,000 square feet of assembly and manufacturing. Filco could provide us with cliental throughout Europe and the Middle East. This could provide us with the ability to sell a complete line of lift trucks beyond the limited sized Sidewinder Omni-Directional Lift Truck. It would provide manufacturing or assembly for our products, including, but not limited to, the aerial work platforms or any other products we develop or can contract to assemble with other companies.

In addition, if the acquisition is completed we anticipate that we will establish manufacturing capability in Europe, to complement our manufacturing in the United States. We currently purchase a high percentage of our parts in Europe, including, but not limited to, the frames from Bulgaria, motors and controllers manufactured in the Czech Republic and Sweden, and transmissions, brakes and seats manufactured in Germany. The mast could be manufactured, the frames could be powder coated (painted), and European parts could be assembled at the Filco plant. Partially assembled vehicles would be shipped to the United States for final assembly. Wheels and other parts for the vehicles may be sold in Europe or Middle Eastern countries could be shipped from the United States for the completion of manufacturing at Filco. We believe we could cut manufacturing costs because our material handling equipment could be manufactured in the continent in which it is sold, i.e., Europe. With our manufacturing capabilities in the United States, this potential acquisition would allow a portion of the Sidewinder becoming assembled and manufactured in each of the two continents that purchase and use about 70% of all material handling equipment worldwide.

The primary objective that must be achieved to reach the aforementioned goal(s) is to secure the necessary financing required to fund the acquisition and manufacturing objectives of Filco and us. There can be no assurance that we will be able to raise sufficient capital necessary to complete the acquisition and fund the manufacturing objectives of Filco and us.

MANUFACTURING AND SUPPLIERS

The initial production of our lift trucks was completed by us at the Warminster PA facility with all further production moved to the newly leased 30,000 square foot facility at Blackwood, NJ. The frames and overhead guards for the first production run were manufactured in Bulgaria in accord with our specifications. We presently receive frames and overhead guards from a US manufacturer as well as from Bulgaria. The parties operate under the terms of written purchase orders. Parts and assemblies for commercial models are ordered and/or procured from other vendors. The initial production run was completed with wheels manufactured for us by The Timken Corporation and components from other suppliers. Frank Cooper, former plant manager for GM, is our plant manager. Mr. Cooper has established the production assembly process and procedure for our vehicle assembly. His processes have helped to develop procedures, and to incorporate inventory control and quality assurance programs. We plan to create the framework for rapidly scalable production capacity at the Blackwood facility and initially this plant will be sized for nominal monthly production but capable of ramping up for anticipated demand before year's end. We also plan to manufacture the omni-directional lift truck at the Filco GmbH facility for European and Middle Eastern sales.

Components for our forklifts consist of over the counter products and proprietary products that have been specially designed and manufactured by various suppliers in collaboration with us. We believe that continual refinements of certain components will occur during the first six months of initial production in response to user feedback and additional product testing. We will strive to improve product functionality which may require additional refinements in the future. The need for additional refinements on a continuing basis may slow projected product sales.

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We consider the specially designed and manufactured products proprietary, and have entered into exclusive contractual agreements with certain suppliers to protect the proprietary nature of these products. These arrangements prohibit the supplier from producing the same or similar products for other companies. In addition, while we maintain single sources for some of the the over the counter components, we believes that other sources are available if necessary and are working to insure that we have secondary suppliers.

DISTRIBUTION AND PRODUCT MARKETING

We intend to establish a national and international dealer network to sell our forklift product line to existing equipment dealers. However, we may sell directly to select national and international accounts and retailers. National and international accounts or retailers include, but are not limited to, nationally recognized businesses with national or international locations having facilities in numerous states or countries.

During the past two years, in anticipation of commercial production, we solicited interest from targeted dealers nationwide, and in certain instances, received contracts from a number of these dealers. Due to the delay in establishing commercial production, the contracts were not fulfilled. In 2004, we began soliciting dealers for distribution and during the first quarter of 2004 have reached an agreement with approximately 40 dealers nationwide. Principal terms of the agreement reached is that these dealers will purchase our products which include the ATX-3000, the Cobra AWP (scissor lift) and conventional lift trucks and thereafter sell these products to their clients. Certain of the dealers were given "exclusive" territories, such as Airtrax Canada (Airtrax Canada is not owned or operated by us but we have authorized their use of the Airtrax Name.) Airtrax Canada is required to purchase a minimum of 250 units of the Airtrax Sidewinder or Cobra AWP or Filco trucks to maintain the "exclusivity" portion of the agreement between firms. They cannot lose their exclusivity because we cannot meet their sales requirements. This same type arrangement was reached with Lakeland in New Zealand for 125 vehicles each year, Airtrax Africa for 125 units each year, Omnilink in Greece and the Balkans for 125 units each year and others. The dealers in the US have not been given exclusive territorial rights. They are required to purchase one or more vehicles, however, to become a dealer. Credit is not authorized to any dealers or foreign representatives. All sales are paid in advance, under terms of an irrevocable letter of credit or COD. Not all dealers have agreed to represent the conventional lift trucks line as some are established with other lift truck manufacturers and representing a competing product could be a violation of their existing agreement(s). Targeted dealers will consist of selected premier forklift dealers, currently selling other forklift products. The dealer network will consist of dealers who have substantial market share in the US, with a history of being able to sell and repair forklifts and/or related material handling solutions. Several of the targeted dealers are significant sized entities, having annual sales in excess of $100 million. We expect to provide a sales incentive to dealers through an aggressive pricing structure. Typically, a dealer will earn a commission ranging from $500 to $1,000 on the sale of a competitive forklift. Our pricing structure will enable the dealer to receive commissions from $3,500 to $4,000 per sale of the SIDEWINDER ATX-3000.

In the materials handling industry, distributors of products like ours finance their respective inventories in several different ways. The arrangement for distributor financing varies, depending upon the credit worthiness, financial capability and size of the distributor. Floor planning, which is arranged by the dealer or by the manufacturer, usually consists of financing from 6 to 12 months whereby the distributor pays interest only during the finance period. If at any time during the finance period the distributor sells the product, or if the finance period expires, the distributor is required to pay the principal. Many dealers buy vehicles to lease or rent to consumers and finance the vehicle much the same manner as a standard consumer. Under certain arrangements, the dealer applies receipts against principal and interest.

We have recently formed a leasing company, Airtrax Financial Services, Inc. ("AFS"), wherein we will own a 48.5% interest but enjoy a 51% voting interest. As of the date hereof, financing arrangements have been made whereby Commerce Bank or other banks will provide funding for dealers or individual non-recourse loans. None of our funds have yet been allocated to AFS. It has been agreed to use no more than $50,000 worth of common stock to fund AFS, as funding is required.

In May 2003, we entered into contracts with two Alaskan Native Corporation (ANC) whose primary purpose is to manage assets and conduct business for the benefit of its nearly 3,000 Alaskan Native shareholders. The two corporations have been granted Section 8(a), small disadvantaged business status, under the Small Business Administration. Under their Section 8(a) status, the two corporations can provide sole source bid to provide services and products, such as those developed by us, for resale to the United States Government. During fiscal 2003, we did not effect any sales through this re-seller channel, and can not predict whether we will be able to do so in the future. A primary reason, for the non-sales is, of course, that we have not been in production.

In addition to establishing our own dealer network, we will attempt to capitalize on the existing distribution network of MEC if we are able to reach a formal agreement with MEC and successfully develop the omni-directional work platform discussed above. We would seek to include our omni-directional forklift into the distribution network of MEC, which consist of approximately 200 dealers nationwide. We cannot predict whether a formal agreement will be entered into between the parties, or whether any sales will result form the aerial work platform to be developed by the parties.

We also intend to use trade shows and print and television media to advertise and promote our omni-directional products. Print media will include advertisements in national and international publications such as major material handling equipment magazines, and direct mailings to targeted distributors and end-users. Heavy equipment is rarely, if at all, advertised on television. However, we believe that television will provide an effective media for our product, due to its unique attributes. We believe that due to the current economic conditions, we will be able to capitalize on favorable advertising pricing. We also expect to be an exhibitor at industry trade shows from time to time, including the bi-annual ProMat show located in Chicago, Illinois.

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Product Warranty Policies

Our product warranty policy is similar to the warranty policies of other major manufacturers, i.e., one-year warranties on all parts and labor, and two years on major parts. However, our vehicles have very few parts to warranty. In addition, manufacturers of our parts and vehicles have their own warranty policies that, in effect, take the financial exposure from our company. There are exceptions to this rule, such as the frame and significantly, the motors and controllers. These parts have an eighteen-month guarantee or warranty, but the coverage begins when the product is shipped to us and not when the product is purchased. As a result of this policy, Danaher has increased the warranty from 12 to 18 months for us.

FACILITIES

We maintain our administrative offices and assembly facilities at 200 Freeway Drive, Unit One, Blackwood, NJ 08012. This facility is a total of 30,000 square feet with 3,000 square feet allocated to offices and cost a monthly rental fee of $12,750. H&R Industries of Warminster PA provides contract manufacturing and assembly services to us, including, but not limited to, manufacturing of our prototype machines, and testing prototypes. Up until June of 2005, H&R Industries was also used for the storage of production-readied parts. In addition, H&R has provided rental space to assemble our first "production" vehicles. Through December 31, 2002, the arrangement between the parties has been rent-free. Effective January 1, 2003, we agreed to pay H&R Industries a rental fee of $3,000 per month and have the option to pay in cash or in the form of common stock. The arrangement was on a month-to-month basis. We left the facility at H&R Industries and moved to our own facility in Blackwood NJ in June 2005.

MARKETS

Forklifts

Our initial market focus will be directed to the forklift market. We believe the commercial version of the omni-directional forklift will revolutionize the materials handling and warehousing industries creating potential markets globally. Industry data shows that during 2003 approximately 174,000 and 550,000 units were sold in the United States and worldwide, respectively (Modern Materials Handling). Based upon an average per unit sale price of $28,500 (Modern Materials Handling estimate), the total market in the United States would approximate $5 billion in 2003. This amount represents sales of a broad range of vehicles with price ranges from $18,000 to $31,000 for a standard 3000-pound rated vehicle to $75,000 or greater for specialty narrow aisle or side loader vehicles. Of the total market, management expects to compete with mid-range electrical and gas powered riders, and some specialty narrow aisle or side loader vehicles.

Aerial Work Platforms

Aerial Work Platforms are used in the construction and warehousing industries, and are ideally suited for omni directional technology. According to data provided by the United States Department of Commerce, this market consists of approximately $1.2 billion in annual sales. Aerial Work Platforms and man lifts range in size from single user lifts to large off road machines. Of the total market, we expect to compete with a range of indoor man lifts.

COMPETITION

We expect to confront competition from existing products, such as standard and "very narrow aisle" forklifts, and from competing technologies. Competition with standard forklifts, which retails from $16,000 to $31,000, will be on the basis of utility, price, and reliability. We believe that we will compete favorably with a standard forklift for reliability, and that a purchase decision will be based upon weighing the operational advantages of our products against its higher purchase price. VNA and sideloader forklifts retail at $75,000 or greater. While our SIDEWINDER omni-directional lift truck cannot be considered "very narrow aisle", it can perform "narrow aisle" functions at a significantly less cost. We also are aware of multi-directional forklifts now being offered by other manufacturers that retail from $42,000 and higher for the standard version. These newer products have improved operational features, however, they are unable to travel in all directions, and hence are not omni-directional. These machines have to stop, turn all four wheels, and then proceed to drive in the sideward direction. Despite these improved operational features, management believes these manufacturers have adhered to older conventional methods and have added a substantial amount of parts to their forklifts to achieve improved functionality, which contrasts with the design and features of our product as discussed previously herein. Therefore, to that extent, we believe that we maintain a competitive advantage to these newer products.

We recognize that many of these manufacturers are subsidiaries of major national and international equipment companies, and have significantly greater financial, engineering, marketing, distribution, and other resources than us. In addition, the patent on omni-directional technology expired in 1990. Although we have received patent protection for certain aspects of our technology, no assurances can be given that such patent protection will effectively thwart competition.

PATENTS AND PROPRIETARY RIGHTS

On January 22, 2002, we received US patent #6,340,065 relating to our low vibrations wheels. On May 28, 2002, we received US patent #6,394,203 encompassing certain aspects of the omni-directional wheel with some features specific to the forklift, and in April 15, 2003 we received US patent #6,394,203 relating to methods for designing low-vibration wheels. We also have several



                                       31
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patent applications pending relating to other aspects of our technology. We expect to make future patent applications relating to various other aspects of our omni-directional technology. We also have filed a patent application for our power module. At this time, no foreign patents have been issued for any of our technology. In December 1997, we were awarded a patent for an omni-directional helicopter ground-handling device.

We also seek to protect our proprietary technology through exclusive supply contracts with manufacturers for specially designed and manufactured components.

PRODUCT LIABILITY

Due to nature of our business, we may face claims for product liability resulting from the use or operation of our forklifts or other products.

Presently, we maintain product liability insurance in the amount of $1 million. This amount will be increased to $10 million in 2006 as we deem necessary to do so. We obtained said insurance commensurate with the initial shipment of our omni-directional forklifts

EMPLOYEES

As of October 31, 2005, we have nine full time employees which includes our President, and 10 contract employees, and engage consultants from time to time.. We have no collective bargaining agreements with our employees and believe our relations with our employees are good.

                             DESCRIPTION OF PROPERTY

We maintain our administrative offices and assembly facilities at 200 Freeway Drive, Unit One, Blackwood, NJ 08012. This facility is a total of 30,000 square feet with 3,000 square feet allocated to offices and cost a monthly rental fee of $12,750. H&R Industries of Warminster PA provides contract manufacturing and assembly services to us, including, but not limited to, manufacturing of our prototype machines, and testing prototypes. Up until June of 2005, H&R Industries was also used for the storage of production-readied parts. In addition, H&R has provided rental space to assemble our first "production" vehicles. Through December 31, 2002, the arrangement between the parties has been rent-free. Effective January 1, 2003, we agreed to pay H&R Industries a rental fee of $3,000 per month and have the option to pay in cash or in the form of common stock. The arrangement was on a month-to-month basis. We left the facility at H&R Industries and moved to our own facility in Blackwood NJ in June 2005.

                                LEGAL PROCEEDINGS

We are not currently a party to, nor is any of our property currently the subject of, any pending legal proceeding. None of our directors, officers or affiliates is involved in a proceeding adverse to our business or has a material interest adverse to our business.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

Directors are elected at each meeting of stockholders and hold office until the next annual meeting of stockholders and the election and qualifications of their successors. Executive officers are elected by and serve at the discretion of the board of directors.

Our executive officers and directors are as follows:


Name                       Age  Position
----                       ---  --------
Peter Amico                61   President and Chairman of the Board of Directors
D. Barney Harris           43   Executive Vice President and Director
James Hudson               61   Director
William Hungerville        68   Director
Fil Filipov                58   Director

Peter Amico - Mr. Amico is the founder of the Company and has been President and Chairman of the Company and its predecessor since their inception in April 1995. Prior to 1995, Mr. Amico was president and majority shareholder of Titan Aviation and Helicopter Services, Inc. ("Titan"). He has an extensive background in sales and in structural steel design. His career in sales has spanned over thirty years and he has held sales positions at Firestone Tire & Rubber and Union Steel Products, Inc. As a consequence of separate helicopter and airplane accidents involving Titan, Mr. Amico filed for bankruptcy protection in 1996.

D. Barney Harris* - Mr. Harris has been a Director of the Company since December 1998 and a Vice President since July 1999. From 1997 to July 1999, Mr. Harris was employed by UTD, Inc. Manassas, Virginia. Prior to 1997, Mr. Harris was employed by EG&G WASC, Inc., Gaithersburg, Maryland, as a Senior Engineer and Manager of the Ocean Systems Department where he was responsible for the activities of 45 scientists, engineers and technicians. During this period while performing contract services for the US Navy, he was principally responsible for the design of the omni-directional wheel presently used by the Company. Mr. Harris received his B.S.M.E. from the United States Merchants Marine Academy in 1982.

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James Hudson - Mr. Hudson has been a Director of the Company since May 1998.
From 1980 to present, he has been President of Grammer, Dempsey & Hudson, Inc., a steel distributor located in Newark, New Jersey.

William Hungerville - Mr. Hungerville has been a director since February 2002. Since 1998, Mr. Hungerville has been retired from full time employment. From 1974 to 1998, he was the sole owner of a pension administrative service firm. Mr. Hungerville is a graduate of Boston College, and attended an MBA program at Harvard University for 2 years.

Fil Filipov - Mr. Filipov has been a director of the Company since December 2004. Mr. Filipov has served as the Chairman of Supervisory Board of Tatra, a Czech Company, which is producing off highway trucks. . Mr. Filipov was President & CEO of Terex Cranes, a $1 billion dollar business segment of Terex Corporation. He was responsible for strategic acquisitions and served as President and CEO from March 1995 through December 2003. From 1994 through 1996, Mr. Filipov was the Managing Director of Clark Material Handling Company in Germany (Filco GmbH). If the acquisition of Filco GmbH is completed Mr. Filipov will retain 24.9% of Filco GmbH.

*Our engineers including the team initially lead by D. Barney Harris, Nicholas Fenelli and Robert Mullowney designed and tested the "Airtrax" wheel which corrected the "bumpy" ride in the technology as received from the US Navy at speeds of 11 m.p.h. or more and alleviated it to the point wherein it was considered acceptable in the materials handling industry. This design and methods to achieve the design were patented by us as follows: (i) 6,340,065 - low vibration omni-directional wheel on January 22, 2002, (ii) 6,394,203 - method for designing low-vibration omni-directional wheels on May 28, 2002, and
(iii) 6,547,340 - low vibration omni-directional wheel on April 15, 2003.

Code of Ethics

We have not adopted a Code of Ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer.

Executive Officers of the Company

Officers are appointed to serve at the discretion of the Board of Directors. None of our executive officers or directors has a family relationship with any other of our executive officers or directors.

Committees of the Board of Directors

We currently do not have any committees, other than our audit committee of our board of directors. We formed an audit committee during the first quarter of 2005. The Audit Committee is chaired by William Hungerville and includes James Hudson and D. Barney Harris.

Section 16(a) Beneficial Ownership Reporting Compliance

Based on the Company's review of copies of all disclosure reports filed by directors and executive officers of the Company pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, all of our company's officers and directors timely filed reports on Forms 3, 4 and 5.

                             EXECUTIVE COMPENSATION

The compensation for all directors and officers individually for services rendered to the Company for the fiscal years ended December 31, 2004, 2003 and 2002 are set forth in the following table:

                                                         Summary Compensation Table:
                           SUMMARY COMPENSATION TABLE

                               ANNUAL COMPENSATION

                                                             Other
                                                             Annual      Restricted     Options      LTIP
   Name & Principal                Salary        Bonus       Compen-       Stock         SARs       Payouts      All Other
       Position           Year       ($)          ($)        sation ($)   Awards($)       (#)         ($)      Compensation
------------------------ ------- ------------ ------------ ------------ ------------- ----------- ------------ --------------
Peter Amico               2004    185,000(1)       0         187,500(3)       -            -            -             -
President and Chairman    2003    100,000(1)       0           1,000(2)       -            -            -             -
of the Board of Directors 2002     87,500(1)       0          89,399(2)       -            -            -             -
------------------------ ------- ------------ ------------ ------------ ------------- ----------- ------------ --------------

(1) During 2004, Mr. Amico was entitled to receive a salary of $185,000, of which $116,825.62 was paid and the balance was deferred for future payment. During 2003, Mr. Amico was entitled to receive a salary of $100,000, of which $88,461.68 was paid and the balance was deferred for future payment. In 2002, Mr. Amico was entitled to receive a salary of $87,500, of which $84,135 was paid as salary to Mr. Amico and the balance was deferred for future payment. In 2002 and 2003, Mr. Amico received the use of a company automobile which we valued at $1,000.

(2) Pursuant to his employment agreement for the year 2004 through 2005, Mr. Amico had outstanding options to acquire a total of 500,000 shares at a total price of $0.85 per share. The fair market value of the underlying common stock was $1.14 per share (which was the closing price of our common stock on the date of grant, July 1, 2004). Pursuant to his employment agreement for the year 2003 through 2004, Mr. Amico had outstanding options to acquire a total of 50,000 shares at a total price of $0.01. The amount for 2002 represents the number of options (50,000) multiplied by the fair market ($2.20) less his exercise costs of $12,601. In addition, for 2002 and 2003, the amounts include $1,000 for the value of an automobile usage. The fair market value of the underlying common stock was $.85 per share (which was the closing price of our common stock on the date of grant, June 30, 2004).

(3) The value for the year 2004 is based upon the intrinsic value of the options granted in 2004 which were calculated in accordance with APB #25.

                        OPTION GRANTS IN LAST FISCAL YEAR

The following table contains information concerning options granted to executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2004:

Individual Grants

(1) Pursuant to his employment agreement for the year 2004 through 2005, Mr. Amico has outstanding options to acquire a total of 500,000 shares at a total price of $0.85 per share. Pursuant to his employment agreement for the year 2003 through 2004, Mr. Amico has outstanding options to acquire a total of 50,000 shares at a total price of $0.01.

     OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

The following table contains information concerning the number and value, at December 31, 2004, of unexercised options held by executive officers named in the Summary Compensation Table:

                                                                                Value  of   Unexercised   In-the-Money
                      Number of Securities  Underlying Unexercised Options at   Options       at          FY-End   ($)
Name                          FY-End (#)   (Exercisable/Unexercisable)          (Exercisable/Unexercisable)
---------------------- -----------------------------------------------------------------------------------------------
Peter Amico                  50,000            50,000                            .85                       $42,500
President and Chairman      500,000           500,000                            .39                      $195,000

Compensation of Directors

Our directors are compensated at the rate of $250 per meeting and are reimbursed for expenses incurred by them in connection with our business. During 2002 and 2001, each director, other than Mr. Amico, received an annual stock option to purchase 5,000 shares of common stock exercisable at $0.50 per share. During 2003, each director, other than Mr. Amico, received a stock grant of 10,000 shares of our common stock. During 2004, each director received a stock grant of 10,000 shares of our common stock. Our board of directors approved stock grants of 20,000 shares for each director for 2005, conditional upon us having revenues.

Other than as described above, we do not have any other form of compensation payable to our officers or directors, including any stock option plans, stock appreciation rights, or long term incentive plan awards for the periods indicated in the table.

Executive Employment Agreements

We and Peter Amico have entered into written employment agreements for Mr. Amico's role as our President. The parties entered into an agreement covering the period from April 1997 to June 30, 2002 ("Original Employment Agreement"). Effective July 1, 2002, the parties entered into a second employment agreement for a one year term ("Second Employment Agreement"). Agreements for the year 2003 through 2004 and 2004 through 2006 were agreed to on November 30, 2004.

Under the Original Employment Agreement, Mr. Amico received an annual salary of $75,000 per year, and received stock options to acquire up to 50,000 shares per annum. Of the options, 10,000 shares were exercisable for a total consideration of a $1.00 beginning in April 2000, 25,000 shares were exercisable at 30% of the lowest price paid for the stock in the 30 day period preceding exercise for each year of the contract, and 15,000 shares were exercisable at 15% of the lowest price paid for the stock in the 30 day period preceding exercise beginning in April 2000.

Under the Second Employment Agreement, Mr. Amico was entitled to receive an annual salary of $100,000, and receives an option to acquire 50,000 shares of our common stock for a total exercise price of $0.01. We may terminate the agreement without cause upon 14 days' written notice to the Employee. The Second Employment Agreement terminated on June 30, 2003. We and Mr. Amico entered into new employment agreements as further described below.

Under a one year Employment Agreement, ratified by the Board of Directors on

November 30, 2004 for the period of July 1, 2003 through June 30, 2004, Mr. Amico was entitled to receive an annual salary of $135,000, and receives an option to acquire 50,000 shares of our common stock for a total exercise price of $0.01. We may terminate the agreement without cause upon 14 days' written notice to the Mr. Amico.

Under a two year Employment Agreement (covering July 1, 2004 through June 30,
2006) ratified by the Board of Directors on November 30, 2004, for the period of July 1, 2004 through June 30, 2005, Mr. Amico is entitled to receive an annual salary of $200,000, and receives options to purchase up to 500,000 shares of our common stock at the rate equal to the "bid" price of one share of stock on the beginning date of the employment agreement. Accordingly, the bid price of our common stock on July 1, 2004, the beginning date of the employment agreement, was $0.80 per share and all options, if exercised, will be at an exercise price $0.80 per share. All options have a cashless exercise. We may terminate the agreement without cause upon 14 days' written notice to Mr. Amico. Under the second year of this Employment Agreement, for the period of July 1, 2005 through June 30, 2006, Mr. Amico is entitled to receive an annual salary of $250,000, and options to purchase up to 750,000 shares of our common stock at the rate equal to the "bid" price of one share of stock on the beginning date of the employment agreement. Accordingly, the bid price of our common stock on July 1, 2004, the beginning date of the employment agreement, was $0.80 per share and all options, if exercised, will be at an exercise price $0.80 per share. All options have a cashless exercise. We may terminate the agreement without cause upon 14 days' written notice to Mr. Amico.


Two of our employees maintain annual stock options for 25,000 shares for each year of employment during the term of their respective employment agreements. The employment agreements may be terminated by either party with 14 days prior notice, and do not contain a fixed term. Accordingly, the amount of stock options issuable to such employees is 97,500 shares as of September 30, 2005.


The stock options for the 25,000 shares of our common stock are exercisable as follows; 2,500 shares are exercisable for a total consideration of $1.00, 10,000 shares are exercisable at 35% of the lowest price paid for the stock in the 30 day period preceding exercise, and 12,500 shares are exercisable at 17.5% of the lowest price paid for the stock in the 30 day period preceding exercise. Accordingly, the amount of stock options issuable to such employees is 112,500 as of December 31, 2004 and 137,500 as of June 30, 2005. The 112,500 options had not been exercised as of December 31, 2004.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Arcon Corp., a corporation wholly owned by our chairman and president Peter Amico, owns 375,000 shares of our preferred stock. Each share of Preferred Stock is entitled to 10 votes per share on all matters on which shareholders are entitled to vote. The holders of our common stock and preferred stock vote as one single class. Mr. Amico and Arcon Corp. together have 1,870,623 shares of common stock, representing 1,870,623 votes, plus 375,000 shares of preferred stock with 10 votes per share, or a total of 3,750,000 voting shares. The aforementioned equals a total of 5,620,623 voting shares of capital stock by Mr. Amico and Arcon. The preferred stock has a stated value per share of $5.00 and an annual dividend per share equal to 5% of the stated value. The annual cash dividend as of December 31, 2004 was $68,750. Dividends are cumulative and the holder has a right during any quarter to waive any cash dividend and receive the dividend in the form of common stock at a price per share equal to 30% of the lowest private offering or trading price of the common stock. The preferred stock is not convertible into common stock, however, has a preference over common stockholders upon liquidation equal to the stated value per share.


The consideration paid by Mr. Amico and Arcon for the initial issuance of 275,000 shares of our preferred stock is as follows: Air Tracks, Inc. was incorporated in May 1995. Peter Amico, our President and the largest shareholder of Air Tracks, Inc., capitalized Air Tracks, Inc. with $20,000. In exchange, Mr. Amico was issued 3.5 million shares of common stock of Air Tracks, Inc. We were formed in April 1997 by Louis Perosi and Albert Walla. In April 1997, it was agreed to merge our company with Air Tracks, Inc. Pursuant to the merger, Mr. Amico exchanged 3.5 million shares of Air Tracks, Inc. stock for 1 million shares of our common stock, plus 275,000 shares of preferred stock. It was determined by the parties that the voting shares that would be held by Mr. Amico/Arcon would be essentially the same. Since the preferred shares are not convertible and thus held no exit method it was determined to provide a dividend. The $5.00 per share was the price used to satisfy the issue.

For fiscal year 2001, Arcon received 246,731 shares of our common stock in lieu of the cash dividend which was deemed to have a fair market value of $188.412. For explanatory purposes, in 2001 the $188,412 fair market value of the stock represents the $68,750 yearly dividend due for 275,000 shares owned in 2001, valued at $5.00 per share, which is used to purchase common stock at a 30% discount. This equates to $188,412 divided by 30% ($56,524) minus the difference of the actual stock price which varied during the purchase period. For fiscal year 2002, Arcon received a cash dividend of $17,187.50, and received 100,000 preferred shares in lieu of 221,892 shares of our common stock in lieu of the cash payment for the balance of the dividend. The 100,000 shares of preferred stock were issued in 2004 in satisfaction of 2002 preferred dividends. The 221,892 shares of common stock payable to Arcon were valued based upon date obligation was settled (deemed to be April 1, 2005). The value of those shares was $532,541, 221,892 multiplied by $2.40 per share and represents the value of the additional shares of preferred stock. This value ($532,541) was compared to dividends being settled in order to determine the deemed dividend ($480,978). For fiscal year 2003, Arcon expects to receive 19,097 shares of common stock in lieu of the cash payment of the dividend. In 2004, Arcon received payments of $17,187.50 for dividends due in 2002, $63,020.86 for dividends due in 2003 and $51,562.52 for dividends due in 2004, of which $17,187.50 remains payable in accrued dividends to Arcon.

From time to time, we issue options to purchase shares of our common stock to our President, Peter Amico, as compensation for services performed on behalf of our company under Mr. Amico's employment agreements. For a further description of such options, and the terms and valuations related thereto, see the section of this prospectus entitled "Executive Compensation".


Arcon Corp. and our President have made loans from time to time to us in varying amounts. The loan is due on demand and bears interest at 12%. As of December 31, 2004, the loan balance was $33,455.

Mrs. Patricia Amico, the wife of our President, performed services to us during 2004, 2003, 2002, and 2001 for which she received $13,030, $11,579, $9,930, and
$9,126, respectively.

Mr. Frank Basile, a former director of our company, was a partner of a law firm that performed legal services to us during fiscal 2004, 2003 and 2002. The billing amount for such services for each year was less than $10,000.

During 2002 and 2001, each director of our company, other than Mr. Amico, received a stock option to acquire 5,000 shares of common stock at a price per share of $0.50, and in 2003, each director, other than Mr. Amico, received a grant from us of 10,000 shares of common stock, and in 2004, each director received a grant from us in the amount of 10,000 shares of common stock.

From May 5, 2003 through September 2, 2003, we loaned Filco GmbH $365,435 to acquire our initial interest in Filco. Such funds were provided in the form of a loan because we were not able to come up with sufficient funding to acquire our initial interest. Filco repaid principal and interest under this loan to us.

In March of 2004, a tentative agreement was negotiated with the principals of Filco in connection with the proposed acquisition. Our management determined to provide Filco limited funding in the form of loans, until financing could be obtained which would help guarantee that the operating capital needed for Filco operations could, in fact, be obtained. The tentative agreement reached with Filco provided that we would take a 51% controlling ownership interest in Filco. The tentative agreement required that we provide $1.3 million to be allocated in the form of equity in Filco and Filipov would also capitalize 1.3 million Euros that he had loaned Filco. The tentative agreement required that we secure a guaranteed credit line for Filco of not less than $5 million to be used as operating capital. However, once we complete the acquisition, we are responsible to provide adequate operating capital to insure a successful business. A later addendum to the tentative agreement stated that we would acquire 75.1% controlling ownership interest in Filco.

The amounts loaned to Filco to date, even if unrecoverable, would not prevent us from commencing the manufacture of the Sidewinder Omni-Directional Lift Truck. The manufacture and sale of omni-directional material handling equipment is our primary goal. During the second quarter of 2005, we realized limited revenues f from the first sales of the Sidewinder Omni-Directional Lift Truck.

We believe that our secured and unsecured loans to Filco are recoverable if the proposed acquisition is not completed. Should Filco default with loan repayment, if such payment were due and requested, it would be much easier to put Filco into bankruptcy in Germany than it would be in the United States. Should Filco be put into bankruptcy, we, as the largest creditor, would be in position to do a legal takeover through bankruptcy administrators.

We loaned Filco approximately $2.7 million through the end of 2004 and loaned an additional $1.5 million during the first quarter of 2005. We intend to provide another $5 million to Filco, either in the form of guaranteed credit lines or through additional sales our securities.

Fil Filipov is to be issued options to purchase 100,000 shares of our common stock at an exercise price of $.0001 as compensation for services performed as our director. If the proposed acquisition of Filco GmbH is completed, the tentative agreement provides that Mr. Filipov will receive options to purchase an additional 900,000 shares of our common stock at an exercise price of $.0001. Accordingly, Mr. Filipov cannot exercise the options to receive more than an aggregate of 112,500 shares of our common stock per year. Any increase on this exercise limit is subject to the approval of our board of directors.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table identifies as of November 1, 2005 information regarding the current directors and executive officers of the Company and those persons or entities who beneficially own more than 5% of its common stock and Preferred Stock of the Company, the number of and percent of the Company's common stock beneficially owned by:

o all directors and nominees, naming them,
o our executive officers,
o our directors and executive officers as a group, without naming them, and o persons or groups known by us to own beneficially 5% or more of our common stock:

The Company believes that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

A person is deemed to be the beneficial owner of securities that can be acquired by him within 60 days from November 1, 2005 upon the exercise of options, warrants or convertible securities. Each beneficial owner's percentage ownership is determined by assuming that options, warrants or convertible securities that are held by him, but not those held by any other person, and which are exercisable within 60 days of November 1, 2005 have been exercised and converted.

Peter Amico(1)                 Common Stock        1,870,623 (6)      12.36% (2)
870B Central Avenue            Preferred Stock     3,750,000 (3)(5)     100%
Hammonton, NJ 08037

D. Barney Harris(1)            Common Stock          236,025 (7)       1.56% (2)
870B Central Avenue            Preferred Stock             0              0%
Hammonton, NJ 08037

Frank Basile(1)                Common Stock          142,873 (8)          *
870B Central Avenue            Preferred Stock             0              0%
Hammonton, NJ 08037

James Hudson(1)                Common Stock           75,800 (9)          *
870B Central Avenue            Preferred Stock             0              0%
Hammonton, NJ 08037

William Hungerville(1)         Common Stock          165,950 (10)         *
870B Central Avenue            Preferred Stock             0              0%
Hammonton, NJ 08037

All Officers and Directors     Common Stock        2,491,271 (11)     16.47% (2)
As a Group (5 persons)         Preferred Stock     3,750,000            100%

----------------------------
Arcon Corp.                    Common Stock        1,580,623 (4)      10.45%
870B Central Avenue            Preferred Stock     3,750,000 (3)(5)     100%
Hammonton, NJ 08037

*Less than 1%

(1) The address of each beneficial owner is the address of the Company.

(2) Based on 21,906,174 shares of common stock outstanding as of October 31, 2005, except that shares of common stock underlying options or warrants exercisable within 60 days of the date hereof are deemed to be outstanding for purposes of calculating the beneficial ownership of securities of the holder of such options or warrants.

(3) Based upon 375,000 outstanding shares of preferred stock after giving effect to the 10 for 1 voting rights.

(4) Represents 1,580,623 shares held by Arcon Corp., a corporation wholly owned by Mr. Amico ("Arcon"), and however, excludes common stock that may be issued to Arcon as a dividend on the preferred stock.

(5) Represents shares held by Arcon.

(6) Represents 1,580,623 shares of common stock held by Arcon as stated in footnote (4) above, and 305,000 shares of common stock held individually by Mr. Amico.

(7) Represents 200,625 shares of common stock held individually, 25,000 shares of common stock issuable under his employment agreement, and 5,000 shares of common stock issuable upon exercise of director's options for 2002.

(8) Represents 100,000 shares held individually, 15,000 shares of common stock issuable upon exercise under director's options for 2002 and 2001, 12,046 shares held by an affiliate, and 10,000 shares held by his spouse. The amount excludes shares of common stock to the Company's that may be granted to directors during 2004.

(9) Represents 41,300 shares of common stock held by an affiliate. The amount excludes shares of common stock to the Company's that may be granted to directors during 2004.

(10) Represents 34,300 shares of common stock held individually, 700 shares held by his spouse and 10,000 shares held by a family trust. The amount excludes shares of common stock to the Company's that may be granted to directors during 2004.

(11) Includes (4), (6), (7), (8), (9), and (10).

                   DESCRIPTION OF SECURITIES BEING REGISTERED

COMMON STOCK

We held a special meeting of our shareholders on March 28, 2005 pursuant to which a majority of our shareholders approved an amendment to our certificate of incorporation to increase our authorized common stock from 20,000,000 to 100,000,000 shares. Accordingly, we are authorized to issue up to 100,000,000 shares of Common Stock without par value. As of October 31, 2005, there were 21,906,174 shares of common stock outstanding. The holders of the issued and outstanding shares of our common stock are entitled to receive dividends if declared by our board of directors out of any funds lawfully available therefore. The board of directors intends to retain future earnings to finance the development and expansion of our business and does not expect to declare any dividends in the foreseeable future. The holders of the common stock have the right, in the event of liquidation, to receive pro rata all assets remaining after payment of debts and expenses. The common stock does not have any preemptive rights and does not have cumulative voting rights. The issued and outstanding shares of common stock are fully paid and nonassessable.

Holders of shares of common stock are entitled to vote at all meetings of such shareholders for the election of directors and for other purposes. Such holders have one vote per share for each share of common stock held by them.

We have engaged Signature Stock Transfer as independent transfer agent and registrar.

PREFERRED STOCK

We held a special meeting of our shareholders on March 28, 2005 pursuant to which a majority of our shareholders approved an amendment to our certificate of incorporation to increase our authorized preferred stock from 500,000 to 5,000,000 shares. Accordingly, we are authorized to issue up to 5,000,000 shares of preferred stock. In addition, pursuant to said meeting, a majority of our shareholders approved an amendment to our certificate of incorporation to provide that the shares of preferred stock may be issued in series, and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted from time to time by the board of directors. Accordingly, our board of directors is expressly vested with the authority to determine and fix in the resolution or resolutions providing for the issuances of preferred stock the voting powers, designations, preferences and rights, and the qualifications, limitations or restrictions thereof, of each such series to the full extent now or hereafter permitted by the laws of the State of New Jersey.

The holders of the preferred stock are entitled to receive, when, as, and if declared by our board of directors, out of funds legally available therefore, cash dividends on each share of preferred stock at the rate of 5% per annum. The preferred stock, in respect of dividends and distributions upon our liquidation, winding-up, and dissolution, shall rank senior to all classes of our common stock and each other class of capital stock or series of preferred stock created that does not expressly provide that it ranks senior to, or on a parity with, the preferred stock. The holders of preferred stock are entitled to cast 10 votes for each share held of the preferred Stock on all matters presented to our shareholders for shareholder vote.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We held a special meeting of our shareholders on March 28, 2005 pursuant to which a majority of our shareholders approved an amendment to our certificate of incorporation to provide, to the fullest extent permitted under the laws of the State of New Jersey, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our articles of incorporation is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our articles of incorporation, if approved by our shareholders, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

                              SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants, if and when exercised by the selling stockholders. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

                                              Shares Beneficially Owned                     Shares Beneficially Owned
                                                Prior to the Offering                           After the Offering
                                           -------------------------------             ----------------------------------
                                                                                             Total
                                                                                            Shares
       Name                                       Number (1)        Percent               Registered (1)    Number         Percent
---------------------------------          -------------------   --------------       ------------------  ------------  ------------
Lerner Enterprises (2)                           1,144,670             5.2%                1,144,670          0               0
Wilfred Shearer                                    375,000             1.71%                 375,000          0               0
Richard Spencer                                    187,500             *                     187,500          0               0
Bais Yakov Moishe                                  187,500             *                     187,500          0               0
Michael Vanechanos                                 187,500             *                     187,500          0               0
Harry & Linda Whale                                187,500             *                     187,500          0               0
Herbert Strauss                                    181,500             *                     181,500          0               0
Sara Heiman                                        178,125             *                     178,125          0               0
Eliezer Rosenthal                                  159,375             *                     159,375          0               0
Professional Traders Fund (3)                      150,000             *                     150,000          0               0
Frank Vero and Sharon Vero                         112,500             *                     112,500          0               0
Mark A. Phelps Catherine L. Phelps (30)            304,638             1.39%                 304,638          0               0
Mitchell Quintner                                   93,750             *                      93,750          0               0
Danny Goode                                         93,750             *                      93,750          0               0
Kellog Capital Group LLC (4)                        93,750             *                      93,750          0               0
Leon Goldenberg                                     93,750             *                      93,750          0               0
Douglas P. Cone, Jr                                 93,750             *                      93,750          0               0
Judith Glaser                                       93,750             *                      93,750          0               0
Ami Silberman & Karen                               93,750             *                      93,750          0               0
Century Development Corp (5)                        93,750             *                      93,750          0               0
Noel Ischy                                          93,750             *                      93,750          0               0
Shalom Torah Center (6)                             75,000             *                      75,000          0               0
Van Wyck Window Fashion (7)                         75,000             *                      75,000          0               0
Judy Rosenthal                                      75,000             *                      75,000          0               0
Anthony Costanzo                                    69,375             *                      69,375          0               0
Ateres Mechoel, Inc. (8)                            65,625             *                      65,625          0               0
Anne Oldham (31)                                   126,546             *                     126,546          0               0
James & Maureen Mcmullen                            56,250             *                      56,250          0               0
Dr. Dushan Kosovich                                 56,250             *                      56,250          0               0
James Schultz                                       46,875             *                      46,875          0               0
Stuart Margolis                                     46,875             *                      46,875          0               0
Raymond Labella                                     46,875             *                      46,875          0               0
David Rubenstein and Deborah S. Rubenstein          46,875             *                      46,875          0               0
Murry Weitman and Toby Weitman                      46,875             *                      46,875          0               0
Edward Jaffe (32)                                  117,171             *                     117,171          0               0
Salvatore Amato                                     46,875             *                      46,875          0               0
Rachel Mendelowitz (33)                            182,058             *                     182,058          0               0
Sal Marsella                                        46,875             *                      46,875          0               0
Richard Weir Wendy A. Weir                          46,875             *                      46,875          0               0
Jerome Miller                                       46,875             *                      46,875          0               0
Fedele Volpe                                        46,875             *                      46,875          0               0
James Blumenthal                                    46,875             *                      46,875          0               0
James Woodworth (33)                               182,058             *                     182,058          0               0
John Pearson                                        46,875             *                      46,875          0               0
Bella Jacobs                                        46,875             *                      46,875          0               0
Shmyer Breuer                                       46,875             *                      46,875          0               0
Jacob Gold                                          46,875             *                      46,875          0               0
Lloyd Cox                                           46,875             *                      46,875          0               0
Tighe Taylor                                        46,875             *                      46,875          0               0
Abraham Muller                                      46,875             *                      46,875          0               0
James Moore Def benefit pl (9)                      46,875             *                      46,875          0               0
William Kurinsky (10)                               48,437             *                      48,437          0               0
Benjamin Bekhore                                    46,875             *                      46,875          0               0
Maria Marsella                                      46,875             *                      46,875          0               0
Salvatore & Carlo Amato                             46,875             *                      46,875          0               0
More Int'l Investments, Inc. (11)                   46,875             *                      46,875          0               0
Evangelos Xistris and Carol Monroe                  40,875             *                      40,875          0               0
Jay & Marsha Bloom                                  23,438             *                      23,438          0               0
Edward Pikus                                        23,438             *                      23,438          0               0
Nuala O'Halloran and Daniel O'Halloran              23,438             *                      23,438          0               0
Israel David Zajac                                  46,875             *                      46,875          0               0
George Scritchfield (12)                            35,000             *                      35,000          0               0
Wahl, William, Sr.(13)                             100,000             *                     100,000          0               0
Raymond James & Assoc. Inc Custodian,
Thompson, William (13) (14)                        100,000             *                     100,000          0               0

                                              Shares Beneficially Owned                            Shares Beneficially Owned
                                                Prior to the Offering                                  After the Offering
                                           -------------------------------                   ----------------------------------
                                                                                             Total
                                                                                            Shares
       Name                                       Number (1)        Percent               Registered (1)   Number         Percent
---------------------------------          -------------------   --------------       ------------------ ------------  ------------
Entrust Admin Services, Inc. FBO
Angela Metelitsa (29)                              20,500             *                       5,500          0               0
Thompson, John IRA 1106030101(13) (15)             80,000             *                      80,000          0               0
Thompson, John(13)                                 70,000             *                      70,000          0               0
Hiliard Lyons Custodian Guzzetti Andrew
IRA(13) (16)                                       50,000             *                      50,000          0               0
Paine, Nicholas c/o Cayman Management
Ltd.(13) (17)                                      35,000             *                      35,000          0               0
Shaver,William M(13)                               35,000             *                      35,000          0               0
Canuso, Gerald L(13)                               35,000             *                      35,000          0               0
Moorehouse, Thomas R.(13)                          35,000             *                      35,000          0               0
Bloom, Jay and Marsha(13)                          35,000             *                      35,000          0               0
Paine, Nicholas(13)                                35,000             *                      35,000          0               0
Van Note, Stephen(13)                              35,000             *                      35,000          0               0
Prudential Securities C/F, Millet-IRA,
Julien(13) (18)                                    35,000             *                      35,000          0               0
Dunning, John D., CrossFire Ventures(13) (19)      20,000             *                      20,000          0               0
Seidel, Jerome Jr.(13)                             20,000             *                      20,000          0               0
Pober, Lionel(13)                                  17,500             *                      17,500          0               0
Wagner Jr., Alvin(13)                              17,500             *                      17,500          0               0
Pober, Lionel(13)                                  17,500             *                      17,500          0               0
Wagner Jr., Alvin(13)                              17,500             *                      17,500          0               0
Mandel, Mathew(13)                                 10,000             *                      10,000          0               0
Siegel, Dean M.(13)                                10,000             *                      10,000          0               0
Indictor, Gregg(13)                                10,000             *                      10,000          0               0
Lustig, S. Jeffrey(13)                             10,000             *                      10,000          0               0
Schiller, Robert B(13)                             10,000             *                      10,000          0               0
Entrust Admin Services, Inc. FBO, Steven
Bolden IRA #1114030102(13) (20)                    10,000             *                      10,000          0               0
Seidel, Jerome Jr.(13)                              5,000             *                       5,000          0               0
John Jr. and Mary Ferrino(13)                      10,000             *                      10,000          0               0
Excalibur Limited Partnership(21)                 937,500             4.28%                 937,500          0               0

Stonestreet Limited Partnership(22)             1,089,743             4.98%               1,089,743          0               0
Whalehaven Capital Fund(23)                       801,270             3.66%                 801,270          0               0
Linda Hechter(24)                                 375,000             *                     375,000          0               0
First Montauk Securities Corp.(25)                317,896             *                     317,896          0               0
Ernest Pellegrino(26)                             330,058             *                     330,058          0               0
Max Povolotsky(27)                                162,125             *                     162,125          0               0
Shirang Jeurkar(28)                                51,000             *                      51,000          0               0
Kevin Shebar (34)                                  84,535             *                      84,535          0               0
Yitzchak Weitman (34)                              35,854             *                      35,854          0               0
Joseph Shiro (34)                                  26,562             *                      26,562          0               0
Ellis International, Inc. (35)                    135,183             *                     135,183          0               0
Sam Nebenzahl (36)                                182,498             *                     182,498          0               0
Michael P. Bailey & Kristen E. Bailey (37)        135,183             *                     135,183          0               0
Zichron Avrohon Abba (38)                         135,183             *                     135,183          0               0
Chuck Lipson (39)                                  67,592             *                      67,592          0               0
Nite Capital, L.P. (40)                           675,920            3.09%                  675,920          0               0
Chestnut Ridge Partners, L.P. (41)                337,962            1.54%                  337,960          0               0
Crescent International, Ltd. (42)                 404,201            1.85%                  404,201          0               0
Alpha Capital Aktiengesellshaft (43)              405,552            1.85%                  405,552          0               0
DKR Soundshore Oasis Holding Fund Ltd. (44)       337,961            1.54%                  337,960          0               0
Meadowbrook Opportunity Fund LLC (45)             527,219            2.41%                  527,219          0               0
Iriquois Capital, L.P. (46)                       405,552            1.85%                  405,552          0               0
CSL Associates, L.P. (47)                         337,960            1.54%                  337,960          0               0
Torrey Pines Master Fund Ltd. (48)                629,961            2.88%                  629,959          0               0
James Pappalardo (49)                               5,000             *                       5,000          0               0
Edward Pitlake (49)                                 6,250             *                       6,250          0               0
Mark Mueller (49)                                  22,968             *                      22,968          0               0
Robert Ainbinder (49)                              18,900             *                      18,900          0               0
Michael Leahy (49)                                  9,407             *                       9,407          0               0


* Less than 1%

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the exercise of the warrants is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.

(1) Unless otherwise specified below, with the exception of First Montauk Securities Corp., the number of shares owned and being registered is comprised of 53.59% of shares of common stock and 46.41% of shares of common stock underlying warrants. First Montauk Securities Corp. owns (i) 339,938 shares of common stock underlying warrants exercisable at $1.25 per share; and (ii) 25,000 warrants shares of common stock underlying exercisable at $1.00 per share.

(2) Includes (i) 251,204 shares of common stock issued pursuant to the November

2004 Private Placement; (ii) 217,546 shares of common stock underlying warrants issued pursuant to the November 2004 Private Placement; (iii) 384,615 and 2,845 shares of common issued upon a conversion of principal and interest, respectively, pursuant to the February 2005 Private Placement; (iv) 192,307 shares of common stock underlying Class A warrants issued pursuant to the February 2005 Private Placement; and (v) 96,153 shares of common stock underlying Class B warrants issued pursuant to the February 2005 Private Placement. In accordance with rule 13d-3 under the securities exchange act of 1934, Edward L. Cohen, Robert K. Tanenbaun, Mark D. Lerner and Theodore N. Lerner may be deemed control persons, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(3) In accordance with rule 13d-3 under the securities exchange act of 1934, Marc Swickle and Alex Cherepakhov may be deemed control persons, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(4) In accordance with rule 13d-3 under the securities exchange act of 1934, Matthew Brand may be deemed a control person, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are broker-dealers and/or affiliates of broker-dealers.


(5) In accordance with rule 13d-3 under the securities exchange act of 1934, Harry Whale may be deemed a control person, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.


(6) In accordance with rule 13d-3 under the securities exchange act of 1934, Yisroel Kellner may be deemed a control person, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(7) In accordance with rule 13d-3 under the securities exchange act of 1934, Faye Lamm may be deemed a control person, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(8) In accordance with rule 13d-3 under the securities exchange act of 1934, Hillel Mendelovitz may be deemed a control person, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(9) In accordance with rule 13d-3 under the securities exchange act of 1934, James Moore may be deemed a control person, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(10) Includes (i) 31,250 shares of common stock; and (ii) 17,187 shares of common stock underlying warrants. The selling stockholder has notified us that he is not broker-dealer or an affiliate of a broker-dealer and that he believes he is not required to be a broker-dealer.

(11) In accordance with rule 13d-3 under the securities exchange act of 1934, Herman Verhand and Milan Verhand may be deemed control persons, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(12) Includes 35,000 shares of common stock underlying warrants exercisable at $1.00 per share. The selling stockholder has notified us that he is not broker-dealer or an affiliate of a broker-dealer and that he believes he is not required to be a broker-dealer.

(13) Includes shares of common stock underlying warrants exercisable at $2.50 per share. The selling stockholders have notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(14) In accordance with rule 13d-3 under the securities exchange act of 1934, William Thompson may be deemed a control person, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(15) In accordance with rule 13d-3 under the securities exchange act of 1934, John Thompson may be deemed a control person, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(16) In accordance with rule 13d-3 under the securities exchange act of 1934, Andrew Guzzetti may be deemed a control person, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(17) In accordance with rule 13d-3 under the securities exchange act of 1934, Nicholas Paine may be deemed a control person, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(18) In accordance with rule 13d-3 under the securities exchange act of 1934, Julien Millet may be deemed a control person, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(19) In accordance with rule 13d-3 under the securities exchange act of 1934, John D. Dunning may be deemed a control person, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(20) In accordance with rule 13d-3 under the securities exchange act of 1934, Steven Bolden may be deemed a control person, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(21) Includes (i) 625,000 shares of common stock; and (ii) 312,500 shares of common stock underlying warrants exercisable at $1.25 per share. In accordance with rule 13d-3 under the securities exchange act of 1934, William Hechter may be deemed a control person, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.


(22) Includes (i) 546,250 shares of common stock; (ii) 273,125 shares of common stock underlying warrants exercisable at $1.25 per share; (iii) 153,846 and 1,138 shares of common issued upon a conversion of principal and interest, respectively, pursuant to the February 2005 Private Placement; (iv) 76,923 shares of common stock underlying Class A warrants issued pursuant to the February 2005 Private Placement; and (v) 38,461 shares of common stock underlying Class B warrants issued pursuant to the February 2005 Private Placement. In accordance with rule 13d-3 under the securities exchange act of 1934, Michael Finkelstein and Libby Leonard may be deemed control persons, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.


(23) Includes (i) 218,750 shares of common stock; (ii) 109,375 shares of common stock underlying warrants exercisable at $1.25 per share; (iii) 269,231 and 1,992 shares of common issued upon a conversion of principal and interest, respectively, pursuant to the February 2005 Private Placement; (iv) 134,615 shares of common stock underlying Class A warrants issued pursuant to the February 2005 Private Placement; and (v) 67,307 shares of common stock underlying Class B warrants issued pursuant to the February 2005 Private Placement. In accordance with rule 13d-3 under the securities exchange act of 1934, Evan Schemenauer, Arthur Jones and Jennifer Kelly may be deemed control persons, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(24) Includes (i) 250,000 shares of common stock; and (ii) 125,000 shares of common stock underlying warrants exercisable at $1.25 per share. The selling stockholder has notified us that she is not broker-dealer or an affiliate of a broker-dealer and that she believes she is not required to be broker-dealers.


(25) Includes (i) 180,270 shares of common stock underlying warrants exercisable at $1.25 per share; (ii) 25,000 warrants shares of common stock underlying exercisable at $1.00 per share; and (iii) 103,626 shares of common stock underlying warrants exercisable at $1.85 per share. In accordance with rule 13d-3 under the securities exchange act of 1934, the Board of Directors of the selling stockholders may be deemed control persons, with voting and investment control, of the shares owned by such entity and has acquired these securities in the ordinary course of business as compensation.


(26) Includes (i) 172,251 shares of common stock underlying warrants exercisable at $1.25 per share; (ii) 53,500 shares underlying warrants exercisable at $1.00 per share; and (iii) 104,307 shares of common stock underlying warrants exercisable at $1.85 per share. Mr. Pellegrino is affiliated with First Montauk Securities, a broker-dealer and has acquired these securities in the ordinary course of business as compensation.

(27) Includes (i) 65,250 shares of common stock underlying warrants exercisable at $1.25 per share; and (ii) 96,875 shares of common stock underlying warrants exercisable at $1.85 per share. Mr. Povolotsky is affiliated with First Montauk Securities, a broker-dealer and has acquired these securities in the ordinary course of business as compensation.

(28) Includes (i) 16,000 shares of common stock underlying warrants exercisable at $1.00 per share; (ii) 20,000 shares of common stock underlying warrants exercisable at $1.25 per share; and (iii) 15,000 shares of common stock underlying warrants exercisable at $1.85 per share. Mr. Jeurkar is affiliated with First Montauk Securities, a broker-dealer and has acquired these securities in the ordinary course of business as compensation.

(29) Includes (i) 5,500 shares of common stock underlying warrants exercisable at $1.00 per share; and (ii) 15,000 shares of common stock underlying warrants exercisable at $1.85 per share. Ms. Metelitsa is affiliated with First Montauk Securities, a broker-dealer and has acquired these securities in the ordinary course of business as compensation.

(30) Includes (i) 50,241 shares of common stock issued pursuant to the November 2004 Private Placement; (ii) 43,509 shares of common stock underlying warrants issued pursuant to the November 2004 Private Placement; (iii) 120,000 and 888 shares of common issued upon a conversion of principal and interest, respectively, pursuant to the February 2005 Private Placement; (iv) 60,000 shares of common stock underlying Class A warrants issued pursuant to the

February 2005 Private Placement; and (v) 30,000 shares of common stock underlying Class B warrants issued pursuant to the February 2005 Private Placement. The selling stockholder has notified us that he is not broker-dealer or an affiliate of a broker-dealer and that he believes he is not required to be a broker-dealer.

(31) Includes (i) 30,144 shares of common stock issued pursuant to the November 2004 Private Placement; (ii) 26,106 shares of common stock underlying warrants issued pursuant to the November 2004 Private Placement; (iii) 40,000 and 296 shares of common issued upon a conversion of principal and interest, respectively, pursuant to the February 2005 Private Placement; (iv) 20,000 shares of common stock underlying Class A warrants issued pursuant to the February 2005 Private Placement; and (v) 10,000 shares of common stock underlying Class B warrants issued pursuant to the February 2005 Private Placement. The selling stockholder has notified us that she is not broker-dealer or an affiliate of a broker-dealer and that she believes he is not required to be a broker-dealer.

(32) Includes (i) 25,120 shares of common stock issued pursuant to the November 2004 Private Placement; (ii) 21,755 shares of common stock underlying warrants issued pursuant to the November 2004 Private Placement; (iii) 40,000 and 296 shares of common issued upon a conversion of principal and interest, respectively, pursuant to the February 2005 Private Placement; (iv) 20,000 shares of common stock underlying Class A warrants issued pursuant to the February 2005 Private Placement; and (v) 10,000 shares of common stock underlying Class B warrants issued pursuant to the February 2005 Private Placement. The selling stockholder has notified us that he is not broker-dealer or an affiliate of a broker-dealer and that he believes he is not required to be a broker-dealer.

(33) Includes (i) 25,120 shares of common stock issued pursuant to the November 2004 Private Placement; (ii) 21,755 shares of common stock underlying warrants issued pursuant to the November 2004 Private Placement; (iii) 76,923 and 569 shares of common issued upon a conversion of principal and interest, respectively, pursuant to the February 2005 Private Placement; (iv) 38,461 shares of common stock underlying Class A warrants issued pursuant to the February 2005 Private Placement; and (v) 19,230 shares of common stock underlying Class B warrants issued pursuant to the February 2005 Private Placement. The selling stockholders have notified us that they are not broker-dealers or affiliated of a broker-dealer and that they believe they are not required to be broker-dealers.

(34) Includes shares of common stock underlying warrants exercisable at $1.85 per share. The selling stockholders are affiliated with First Montauk Securities, a broker-dealer and have acquired these securities in the ordinary course of business as compensation.

(35) Includes (i) 76,923 and 569 shares of common issued upon a conversion of principal and interest, respectively, pursuant to the February 2005 Private Placement; (ii) 38,461 shares of common stock underlying Class A warrants issued pursuant to the February 2005 Private Placement; and (iii) 19,230 shares of common stock underlying Class B warrants issued pursuant to the February 2005 Private Placement. In accordance with rule 13d-3 under the securities exchange act of 1934, Wilhelm Ungar may be deemed a control person, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(36) Includes (i) 103,846 and 768 shares of common issued upon a conversion of principal and interest, respectively, pursuant to the February 2005 Private Placement; (ii) 51,923 shares of common stock underlying Class A warrants issued pursuant to the February 2005 Private Placement; and (iii) 25,961 shares of common stock underlying Class B warrants issued pursuant to the February 2005 Private Placement. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(37) Includes (i) 76,923 and 569 shares of common issued upon a conversion of principal and interest, respectively, pursuant to the February 2005 Private Placement; (ii) 38,461 shares of common stock underlying Class A warrants issued pursuant to the February 2005 Private Placement; and (iii) 19,230 shares of common stock underlying Class B warrants issued pursuant to the February 2005 Private Placement. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(38) Includes (i) 76,923 and 569 shares of common issued upon a conversion of principal and interest, respectively, pursuant to the February 2005 Private Placement; (ii) 38,461 shares of common stock underlying Class A warrants issued pursuant to the February 2005 Private Placement; and (iii) 19,230 shares of common stock underlying Class B warrants issued pursuant to the February 2005 Private Placement. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(39) Includes (i) 38,462 and 285 shares of common issued upon a conversion of principal and interest, respectively, pursuant to the February 2005 Private Placement; (ii) 19,230 shares of common stock underlying Class A warrants issued pursuant to the February 2005 Private Placement; and (iii) 9,615 shares of common stock underlying Class B warrants issued pursuant to the February 2005 Private Placement. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(40) Includes (i) 384,615 and 2,845 shares of common issued upon a conversion of principal and interest, respectively, pursuant to the February 2005 Private Placement; (ii) 192,307 shares of common stock underlying Class A warrants issued pursuant to the February 2005 Private Placement; and (iii) 96,153 shares of common stock underlying Class B warrants issued pursuant to the February 2005 Private Placement. In accordance with rule 13d-3 under the securities exchange act of 1934, Keith Goodman may be deemed a control person, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(41) Includes (i) 192,308 and 1,423 shares of common issued upon a conversion of principal and interest, respectively, pursuant to the February 2005 Private Placement; (ii) 96,154 shares of common stock underlying Class A warrants issued pursuant to the February 2005 Private Placement; and (iii) 48,077 shares of common stock underlying Class B warrants issued pursuant to the February 2005 Private Placement. In accordance with rule 13d-3 under the securities exchange act of 1934, Kenneth Pasternak may be deemed a control person, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(42) Includes (i) 230,000 and 1,701 shares of common issued upon a conversion of principal and interest, respectively, pursuant to the February 2005 Private Placement; (ii) 115,000 shares of common stock underlying Class A warrants issued pursuant to the February 2005 Private Placement; and (iii) 57,500 shares of common stock underlying Class B warrants issued pursuant to the February 2005 Private Placement. Mel Craw, Maxi Brezzi and Bachir Taleb-Ibrahimi, in their capacity as managers of Cantara (Switzerland) SA, the investment advisor to Crescent International Ltd., have voting control and investment discretion over the shares owned by Crescent International Ltd. Messrs. Craw, Brezzi and Taleb-Ibrahimi disclaim beneficial ownership of such shares. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(43) Includes (i) 230,769 and 1,707 shares of common issued upon a conversion of principal and interest, respectively, pursuant to the February 2005 Private Placement; (ii) 115,384 shares of common stock underlying Class A warrants issued pursuant to the February 2005 Private Placement; and (iii) 57,692 shares of common stock underlying Class B warrants issued pursuant to the February 2005 Private Placement. In accordance with rule 13d-3 under the securities exchange act of 1934, Konrad Ackerman and Rainer Posch may be deemed a control person, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(44) Includes (i) 184,115 shares of common issued upon conversion of principal and interest, respectively, pursuant to the February 2005 Private Placement;
(ii) 91,346 shares of common stock underlying Class A warrants issued pursuant to the February 2005 Private Placement; and (iii) 45,673 shares of common stock underlying Class B warrants issued pursuant to the February 2005 Private Placement. DKR SoundShore Oasis Holding Fund Ltd. (the "Fund") is a master fund in a master-feeder structure. The Fund's investment manager is DKR Oasis Management Company LP (the "Investment Manager"). Pursuant to an investment management agreement among the Fund, the feeder funds and the Investment Manager, the Investment Manager has the authority to do any and all acts on behalf of the Fund, including voting any shares held by the Fund. Mr. Seth Fischer is the managing partner of Oasis Management Holdings LLC, one of the general partners of the Investment Manager. Mr. Fischer has ultimate responsibility for trading with respect to the Fund. Mr. Fischer disclaims beneficial ownership of the shares. The Fund has notified us that it is not a broker-dealers or affiliate of a broker-dealer and that it believes that it is not required to be a broker-dealer. In addition, Includes (i) 9,615 shares of common issued upon conversion by us of principal and interest pursuant to the February 2005 Private Placement; (ii) 4,808 shares of common stock underlying Class A warrants issued pursuant to the February 2005 Private Placement; and
(iii) 2,404 shares of common stock underlying Class B warrants issued pursuant to the February 2005 Private Placement. DKR SoundShore Strategic Holding Fund Ltd. (the "Fund") is a master fund in a master-feeder structure. The Fund's investment manager is DKR Capital Partners L.P. (the "Investment Manager"). Pursuant to an investment management agreement among the Fund, the feeder funds and the Investment Manager, the Investment Manager has the authority to do any and all acts on behalf of the Fund, including voting any shares held by the Fund. The Fund is multi-managed and, with respect to the shares covered by this registration statement, Mr. Seth Fischer has ultimate trading authority. Mr. Fischer disclaims beneficial ownership of the shares. The Fund has notified us that it is not a broker-dealers or affiliate of a broker-dealer and that it believes that it is not required to be a broker-dealer.

(45) Includes (i) 300,000 and 2,219 shares of common issued upon a conversion of principal and interest, respectively, pursuant to the February 2005 Private Placement; (ii) 150,000 shares of common stock underlying Class A warrants issued pursuant to the February 2005 Private Placement; and (iii) 75,000 shares of common stock underlying Class B warrants issued pursuant to the February 2005 Private Placement. In accordance with rule 13d-3 under the securities exchange act of 1934, Michael Ragins may be deemed a control person, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(46) Includes (i) 230,769 and 1,707 shares of common issued upon a conversion of principal and interest, respectively, pursuant to the February 2005 Private Placement; (ii) 115,384 shares of common stock underlying Class A warrants issued pursuant to the February 2005 Private Placement; and (iii) 57,692 shares of common stock underlying Class B warrants issued pursuant to the February 2005 Private Placement. In accordance with rule 13d-3 under the securities exchange act of 1934, Josh Silverman may be deemed a control person, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(47) Includes (i) 192,308 and 1,423 shares of common issued upon a conversion of principal and interest, respectively, pursuant to the February 2005 Private Placement; (ii) 96,153 shares of common stock underlying Class A warrants issued pursuant to the February 2005 Private Placement; and (iii) 48,076 shares of common stock underlying Class B warrants issued pursuant to the February 2005 Private Placement. In accordance with rule 13d-3 under the securities exchange act of 1934, Chuck Lipson may be deemed a control person, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(48) Includes (i) 358,462 and 2,652 shares of common issued upon a conversion of principal and interest, respectively, pursuant to the February 2005 Private Placement; (ii) 179,231 shares of common stock underlying Class A warrants issued pursuant to the February 2005 Private Placement; and (iii) 89,616 shares of common stock underlying Class B warrants issued pursuant to the February 2005 Private Placement. In accordance with rule 13d-3 under the securities exchange act of 1934, Rob Jafek may be deemed a control person, with voting and investment control, of the shares owned by such entity. The selling stockholder has notified us that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.


(49) Includes shares of common stock underlying warrants exercisable at $1.25 per share. The selling stockholders are affiliated with First Montauk Securities, a broker-dealer and have acquired these securities in the ordinary course of business as compensation.


                              PLAN OF DISTRIBUTION

Each Selling Stockholder (the "Selling Stockholders") of the common stock ("Common Stock") of Airtrax, Inc., a New Jersey corporation (the "Company") and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on the American Stock Exchange or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o privately negotiated transactions;

o settlement of short sales;

o broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

o a combination of any such methods of sale; and

o any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. One of the Selling Stockholders, First Montauk Securities Corp., is a registered broker dealer and NASD member firm. First Montauk served as placement agent in our recently completed May 2004 private placement, and received, in addition to commissions, warrants to purchase an aggregate of 360,000 shares of our Common Stock with an exercise price of $1.25 per share. First Montauk also served as placement agent in our recently completed November 2004 private placements and received, in addition to commissions, warrants to purchase an aggregate of 164,000 shares of our Common Stock with an exercise price of $1.25 per share. In addition, we are obligated to issue First Montauk warrants to purchase 100,000 shares of our common stock as compensation pursuant to an advisory agreement we have entered into with First Montauk. The registration statement of which this Prospectus forms a part includes the shares underlying the warrants held by First Montauk. In addition, First Montauk has been retained as a financial consultant to Airtrax, for which it received cash compensation of $30,000.

In connection with the sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the

Company that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock, however, they may elect to sell their shares through First Montauk Securities Corp. as described below. As a broker dealer who is also a selling shareholder, First Montauk may be deemed an underwriter with respect to the shares it may sell pursuant to this Prospectus.

In order to comply with the securities laws of some states, the selling shareholders must sell the shares in those states only through registered or licensed brokers or dealers. In addition, in some states the Selling

Stockholders must sell the shares only if we have registered or qualified those shares for sale in the applicable state or an exemption from the registration or qualification requirement is available and the selling shareholder complies with the exemption.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each Selling Stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

First Montauk Securities Corp. served as placement agent in connection with the private placement offering recently completed by us in which we raised $2,880,100 in gross proceeds. First Montauk is a National Association of Securities Dealers, Inc. member brokerage firm. First Montauk received 360,000 warrants as compensation for its services as placement agent. The warrants have an exercise price of $1.25 per share. The warrants expire on May 13, 2009. Pursuant to NASD Rule 2710(g)(1), the 360,000 shares of common stock issued or issuable upon conversion of placement agent warrants received by First Montauk are restricted from sale, transfer, assignment or hypothecation for a period of six months from the effective date of this Registration Statement except to officers or partners (not directors) of First Montauk and members of the selling group and/or their officers or partners. Additionally, William Kurinsky, who is listed as a selling shareholder, is an officer of First Montauk Securities Corp. All securities (48,437 total shares and warrants) held by Mr. Kurinsky (or any other person who might be associated with First Montauk Securities and receives securities as a transferee in compliance with NASD Rule 2710) will be subject to the same resale, transfer and assignment restrictions as set forth in NASD Rule 2710(g)(1) for six months from the effective date of the Registration Statement.

First Montauk Securities Corp. also served as placement agent in connection with the November 2004 private placement offerings recently completed by us in which we raised $1,312,840 in gross proceeds. First Montauk is a National Association of Securities Dealers, Inc. member brokerage firm. First Montauk and certain of its affiliated members received 164,000 warrants as compensation for its services as placement agent. The warrants have an exercise price of $1.25 per share. The warrants expire on November 22 and 23, 2009. In addition, we are obligated to issue First Montauk warrants to purchase 100,000 shares of our common stock as compensation pursuant to an advisory agreement we have entered into with First Montauk.

First Montauk has indicated to us its willingness to act as selling agent on behalf of the selling shareholders named in the Prospectus under "Selling Stockholders" that purchased our privately placed securities. All shares sold, if any, on behalf of selling shareholders by First Montauk would be in transactions executed by First Montauk on an agency basis and commissions charged to its customers in connection with each transaction shall not exceed a maximum of 4.5% of the gross proceeds. First Montauk does not have an underwriting agreement with us and/or the selling shareholders and no selling shareholders are required to execute transactions through First Montauk. In the event that there are other broker dealer firms involved in the distribution of securities on behalf of selling shareholders, the maximum commission or discount to be received will not be greater than 8% of the sale of any securities which were registered pursuant to this prospectus under SEC Rule 415.

NASD Notice to Members 88-101 states that in the event a selling shareholder intends to sell any of the shares registered for resale in this Prospectus through a member of the NASD participating in a distribution of our securities, such member is responsible for insuring that a timely filing is first made with the Corporate Finance Department of the NASD and disclosing to the NASD the following:

o it intends to take possession of the registered securities or to facilitate the transfer of such certificates;

o the complete details of how the selling shareholders shares are and will be held, including location of the particular accounts;

o whether the member firm or any direct or indirect affiliates thereof have entered into, will facilitate or otherwise participate in any type of payment transaction with the selling shareholders, including details regarding any such transactions; and

o in the event any of the securities offered by the selling shareholders are sold, transferred, assigned or hypothecated by any selling shareholder in a transaction that directly or indirectly involves a member firm of the NASD or any affiliates thereof, that prior to or at the time of said transaction the member firm will timely file all relevant documents with respect to such transaction(s) with the Corporate Finance Department of the NASD for review.

No persons associated with us or the selling shareholders may participate in the distribution of the shares to be offered by selling shareholders unless they meet the safe harbor provisions of the SEC Rule 3a4-1 promulgated under the Securities Exchange Act of 1934 with respect to exemption from registration as a broker/dealer.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

Any selling shareholder may from time to time pledge or grant a security interest in some or all of the shares of common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

At the time a selling shareholder makes a particular offer of shares we will, if required under applicable rules and regulations, distribute a Prospectus supplement that will set forth:

o the number of shares that the Selling Holder is offering;

o the terms of the offering, including the name of any underwriter, dealer or agent;

o the purchase price paid by any underwriter;

o any discount, commission and other underwriter compensation;

o any discount, commission or concession allowed or reallowed or paid to any dealer; and

o the proposed selling price to the public.

We will not receive any proceeds from sales of any shares by the selling shareholders.

                                  LEGAL MATTERS

Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS

The financial statements as of December 31, 2004 and for the years ended December 31, 2004 and 2003 incorporated in this prospectus, to the extent and for the periods indicated in their reports, have been audited by Robert G. Jeffrey, Certified Public Accountant, and are included herein in reliance upon the authority of this firms as experts in accounting and auditing.

                           FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents incorporated by reference in this prospectus contain forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events.

In some cases, you can identify forward-looking statements by words such as "may," "should," "expect," "plan," "could," "anticipate," "intend," "believe," "estimate," "predict," "potential," "goal," or "continue" or similar terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not intend to update or revise any forward-looking statements.

                              AVAILABLE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Airtrax, Inc. filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.


We are subject to the informational requirements of the Securities Exchange Act of 1934, which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 100 F Street N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.


You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus.

FINANCIAL STATEMENT INDEX

                                  AIRTRAX, INC.

                          (A Development Stage Company)

                              Financial Statements


                               September 30, 2005


                                   (Unaudited)



                                                                          Page

Balance Sheets                                                              58

Statements of Operations and Deficit Accumulated
         During Development Stage                                           59

Statements of Cash Flows                                                    60

Notes to Financial Statements                                               61

                                  AIRTRAX, INC.
                          (A Development Stage Company)
                                 BALANCE SHEETS



                                                                                 September 30, 2005            December 31, 2004
                                                                                    (Unaudited)                   (Audited)
                                                                                ---------------------        ---------------------
                                     ASSETS
Current Assets
   Cash                                                                         $             40,682         $            641,477
   Accounts receivable                                                                         2,421                            -
   Accrued interest receivable                                                               361,912                       86,667
   Inventory                                                                               2,204,373                      709,281
   Prepaid expenses                                                                                -                        5,113
   Vendor advance                                                                            173,017                       52,017
   Deferred tax asset                                                                        596,252                      224,414
                                                                                ---------------------        ---------------------
            Total current assets                                                           3,378,657                    1,718,969
Fixed Assets
   Office furniture and equipment                                                            162,051                       90,714
   Automotive equipment                                                                       21,221                       21,221
   Shop equipment                                                                             57,400                       24,553
   Casts and tooling                                                                         239,297                      205,485
                                                                                ---------------------        ---------------------
                                                                                             479,969                      341,973
   Less, accumulated depreciation                                                            275,695                      248,386
                                                                                ---------------------        ---------------------
            Net fixed assets                                                                 204,274                       93,587
Other Assets
   Advances to Filco Gmbh                                                                  6,255,462                    2,670,000
   Patents - net                                                                             147,601                      117,402
   Unamortized debt expenses                                                                 416,667                            -
   Utility deposits                                                                               65                           65
                                                                                ---------------------        ---------------------
            Total other assets                                                             6,819,795                    2,787,467
                                                                                ---------------------        ---------------------
            TOTAL ASSETS                                                        $         10,402,726         $          4,600,023
                                                                                =====================        =====================

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
   Accounts payable                                                             $          1,258,715         $            394,959
   Accrued liabilities                                                                     1,504,195                      459,565
   Shareholder deposits for stock                                                             70,875                    1,403,174
   Bank loan                                                                                 100,000                            -
   Shareholder notes payable                                                                  34,474                       33,455
                                                                                ---------------------        ---------------------
            Total current liabilities                                                      2,968,259                    2,291,153
Long Term Convertible Debt                                                                   500,000                            -
                                                                                ---------------------        ---------------------
            TOTAL LIABILITIES                                                              3,468,259                    2,291,153
                                                                                ---------------------        ---------------------

Stockholders' Equity
   Common stock - authorized, 100,000,000 shares without par value; issued and outstanding - 21,874,374 and 15,089,342,
     respectively                                                                         20,773,723                   10,822,854
   Paid in capital - warrants                                                              2,366,339
   Preferred stock - authorized, 500,000,000
     shares without par value; 375,000
     issued and outstanding                                                                  545,491                       12,950
   Deficit accumulated during the development
     stage                                                                               (16,544,134)                  (8,319,982)
   Deficit prior to development stage                                                       (206,952)                    (206,952)
                                                                                ---------------------        ---------------------
           Total stockholders' equity                                                      6,934,467                    2,308,870
                                                                                ---------------------        ---------------------
   TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY                                                       $         10,402,726         $          4,600,023
                                                                                =====================        =====================

   The accompanying notes are an integral part of these financial statements.

                                  AIRTRAX, INC.
                          (A Development Stage Company)
                      STATEMENTS OF OPERATIONS AND DEFICIT
                      ACCUMULATED DURING DEVELOPMENT STAGE

                                   (Unaudited)


                                                                       For the Nine Month Periods              May 19, 1997
                                                                           Ended September 30,             (Date of Inception)
                                                                                                              to September
                                                                       2005                2004                  30, 2005
                                                                  ---------------     ---------------        ---------------
SALES                                                             $      167,545      $           --         $    1,190,668

COST OF GOOD SOLD                                                        160,126                  --                630,497
                                                                  ---------------     ---------------        ---------------

                  Gross Profit                                             7,419                  --                560,171

OPERATING AND ADMINISTRATIVE EXPENSES                                  3,987,695           1,397,479             12,935,956

                                                                  ---------------     ---------------        ---------------
OPERATING LOSS                                                        (3,980,276)         (1,397,479)           (12,375,785)

OTHER INCOME AND EXPENSE
         Interest expense                                             (4,374,592)            (23,716)            (4,549,616)
         Interest income                                                 291,208              24,091                377,875
         Other income                                                        211                 131                 78,505
                                                                  ---------------     ---------------        ---------------

NET LOSS BEFORE INCOME TAXES                                          (8,063,449)         (1,396,973)           (16,469,021)

INCOME TAX BENEFIT (STATE):
         Current                                                         371,838             119,226                371,838
         Prior years                                                          --                  --                717,142
                                                                  ---------------     ---------------        ---------------

                  Total Benefit                                          371,838             119,226              1,088,980
                                                                  ---------------     ---------------        ---------------

NET LOSS BEFORE DIVIDENDS                                             (7,691,611)         (1,277,747)           (15,380,041)

DEEMED DIVIDENDS ON PREFERRED STOCK                                     (480,978)                 --               (669,390)

                                                                  ---------------     ---------------        ---------------
NET LOSS ATTRIBUTABLE TO COMMON
    SHAREHOLDERS                                                      (8,172,589)         (1,277,747)           (16,049,431)

PREFERRED STOCK DIVIDENDS DURING
    DEVELOPMENT STAGE                                                    (51,563)            (91,868)              (494,703)
                                                                  ---------------     ---------------        ---------------

DEFICIT ACCUMULATED                                               $   (8,224,152)     $   (1,369,615)        $  (16,544,134)
                                                                  ===============     ===============        ===============

NET LOSS PER SHARE - Basic and Diluted                            $         (.45)     $         (.11)

WEIGHTED AVERAGE SHARES OUTSTANDING                                   18,038,164          11,452,797


   The accompanying notes are an integral part of these financial statements.

                                  AIRTRAX, INC.
                          (A Development Stage Company)
                      STATEMENTS OF OPERATIONS AND DEFICIT
                      ACCUMULATED DURING DEVELOPMENT STAGE

                                   (Unaudited)

                                                                       For the Nine Month Periods              May 19, 1997
                                                                            Ended September 30,            (Date of Inception)
                                                                                                              to September
                                                                       2005                2004                 30, 2005
                                                                  ---------------     ---------------        ---------------
SALES                                                             $            -      $            -         $    1,190,668

COST OF GOOD SOLD                                                              -                   -                630,497
                                                                  ---------------     ---------------        ---------------

                  Gross Profit                                                 -                   -                560,171

OPERATING AND ADMINISTRATIVE EXPENSES                                  1,981,664             549,338             12,935,956

                                                                  ---------------     ---------------        ---------------
OPERATING LOSS                                                        (1,981,664)           (549,338)           (12,375,785)

OTHER INCOME AND EXPENSE
         Interest expense                                                (86,391)             (9,986)            (4,549,616)
         Interest income                                                 118,908              13,964                377,875
         Other income                                                          -                  37                 78,505
                                                                  ---------------     ---------------        ---------------

NET LOSS BEFORE INCOME TAXES                                          (1,949,147)           (545,323)           (16,469,021)

INCOME TAX BENEFIT (STATE):
         Current                                                         147,392              51,456                371,838
         Prior years                                                           -                   -                717,142
                                                                  ---------------     ---------------        ---------------
                  Total Benefit                                          147,392              51,546              1,088,980
                                                                  ---------------     ---------------        ---------------

NET LOSS BEFORE DIVIDENDS                                             (1,801,755)           (493,867)           (15,380,041)

DEEMED DIVIDENDS ON PREFERRED STOCK                                            -                   -                669,390

                                                                  ---------------     ---------------        ---------------
NET LOSS ATTRIBUTABLE TO COMMON
    SHAREHOLDERS                                                      (1,801,755)           (493,867)           (16,049,431)

PREFERRED STOCK DIVIDENDS DURING
    DEVELOPMENT STAGE                                                          -              (5,931)              (494,703)
                                                                  ---------------     ---------------        ---------------

DEFICIT ACCUMULATED                                               $   (1,801,755)     $     (499,798)        $  (16,544,134)
                                                                  ===============     ===============        ===============

NET LOSS PER SHARE - Basic and Diluted                            $         (.08)     $         (.04)

WEIGHTED AVERAGE SHARES OUTSTANDING                                   21,740,196          12,888,343



   The accompanying notes are an integral part of these financial statements.

                                  AIRTRAX, INC.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS
                      ACCUMULATED DURING DEVELOPMENT STAGE

                                   (Unaudited)

                                                                      For the Nine Month Periods               May 19, 1997
                                                                           Ended September 30,              (Date of Inception)
                                                                                                               to September
                                                                       2005                 2004                  30, 2005
                                                                  ---------------     ---------------        ---------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                          $   (8,172,589)     $   (1,277,747)        $  (16,049,431)
Adjustments to reconcile net loss to net cash
    consumed by operating activities:
        Charges not requiring the outlay of cash:
            Depreciation and amortization                                 32,499              27,159                333,663
            Amortization of bond discount                                 83,333                   -                 83,333
            Equity securities issued for services                      1,866,500             623,401              4,805,723
            Provision for impairment loss                                120,280                   -                120,280
            Value of warrants issued with convertible debt               944,500                   -                944,500
            Conversion benefits associated with debt issue             3,269,231                   -              3,269,231
            Increase in accrual of deferred tax benefit                 (371,838)           (119,226)              (596,252)
            Deemed dividends on preferred stock                          480,978                   -                669,390
            Interest accrued on shareholder loan                           3,021               3,775                 24,662
        Changes in current assets and liabilities:
            Increase in accrued interest receivable                     (275,245)            (24,081)              (361,912)
            Increase in accounts receivable                               (2,421)                  -                 (2,421)
            Increase in vendor advances                                 (121,000)                  -               (173,017)
            Increase (decrease) in accounts payable and
              accrued liabilities                                        884,830            (225,888)             1,805,184
            Increase in prepaid expenses                                       -                   -               (146,957)
            Increase in inventory                                     (1,495,092)           (131,842)            (2,204,373)
                                                                  ---------------     ---------------        ---------------
         Net Cash Consumed By Operating Activities                    (2,753,013)         (1,124,449)            (7,478,397)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of equipment                                               (137,996)            (19,249)              (486,280)
Additions to patent cost                                                 (35,389)            (37,686)              (193,320)
Advances to Filco GmbH                                                (3,247,171)         (1,230,000)            (5,917,171)
                                                                  ---------------     ---------------        ---------------
         Net Cash Consumed By Investing Activities                    (3,420,556)         (1,286,935)            (6,596,771)
                                                                  ---------------     ---------------        ---------------

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds of issuance of convertible debt                           4,277,500                   -              4,277,500
Net proceeds of common stock sales                                        55,000           2,696,462              8,627,611
Proceeds of convertible loan                                             409,913                   -                409,913
Proceeds from exercise of warrants                                       718,486                   -                812,236
Proceeds of bank loan                                                    100,000                   -                100,000
Proceeds of sales of preferred stock                                           -                   -                 12,950
Proceeds from exercise of options                                         13,877               5,944                 28,221
Borrowings (repayments) of stockholder loans                              (2,002)            (52,005)                33,118
Preferred stock dividends paid in cash                                         -             (91,868)              (185,274)
Principal payments on installation note                                        -              (5,546)                  (425)
                                                                  ---------------     ---------------        ---------------
         Net Cash Provided By Financing Activities                     5,572,774           2,552,987             14,115,850

                                                                  ---------------     ---------------        ---------------
         Net (Decrease) Increase In Cash                                (600,795)            141,603                 40,682

      Balance at beginning of period                                     641,477              37,388                      -
                                                                  ---------------     ---------------        ---------------
      Balance at end of period                                    $       40,682      $      178,991         $       40,682
                                                                  ===============     ===============        ===============

   The accompanying notes are an integral part of these financial statements.

                                  AIRTRAX, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2005
                                   (Unaudited)

1. BASIS OF PRESENTATION

The unaudited interim financial statements of AirTrax, Inc. ("the Company") as of September 30, 2005 and for the three month and nine month periods ended September 30, 2005 and 2004, respectively, have been prepared in accordance with accounting principals generally accepted in the United States of America. In the opinion of management, such information contains all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results for such periods. The results of operations for the three and nine month periods ended September 30, 2005 are not necessarily indicative of the results to be expected for the full fiscal year ending December 31, 2005.

Certain information and disclosures normally included in the notes to financial statements have been condensed or omitted as permitted by the rules and regulations of the Securities and Exchange Commission, although the Company believes the disclosure is adequate to make the information presented not misleading. The accompanying unaudited financial statements should be read in conjunction with the financial statements of the Company for the year ended December 31, 2004.

2. COMMON STOCK AND WARRANTS

The certificate of incorporation was amended on March 28, 2005 to increase the number of authorized shares to 100,000,000 for common no par stock, and to 5,000,000 for preferred no par stock.

On February 11, 2005, the Company issued $5,000,000 of 6% convertible promissory notes, which were convertible into Company common stock and two classes of warrants to purchase Company common stock. The notes were to mature on August 10, 2005. The Company retained the right to require conversion of the notes at a price of $1.30 per share. Conversion occurred on March 29, 2005 and 3,846,154 shares of common stock were issued. In addition, warrants to purchase common stock were issued in connection with this transaction, as follows: 1,923,077 Class A warrants and 961,538 Class B warrants. The Class A warrants are exercisable for a five year period at a price per share of $1.85 The Class B warrants are exercisable for a five year period at a price of $2.11. As partial compensation, the broker-dealer which arranged this transaction was awarded 384,616 warrants to purchase common stock at $1.85 per share, and 100,000 warrants to purchase common stock at $1.00 per share.

                                  AIRTRAX, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2005
                                   (Unaudited)

2. COMMON STOCK AND WARRANTS (CONTINTUED)

The issuance of convertible promissory notes and warrants was accounted for as required by Emerging Issues Task Force (EITF) 98-5 "Accounting For Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" and EITF 00-27 "Application of Issue no. 98-5 To Certain Convertible Investments." Accordingly, expense was increased by $944,500 representing the value of the warrants and by $3,269,231 representing the value of the conversion privilege.

On May 14, 2005, the Company issued a $500,000 8% convertible note. The note is scheduled for maturity in two years. During that period, it can be converted to stock at a rate of $1.30 per share, which would translate to 384,615 shares. Accompanying the convertible note were 384,615 warrants to purchase common stock at $2.11 per share; these warrants are exercisable over a five year period. This issuance of this convertible note, and the accompanying warrants, was also accounted for as required by EITF 98-5 and EITF 00-27. This treatment, when combined with the $90,087 expenses of the issuance, resulted in a total cost of issuance of $500,000 which is being amortized over the 24 month term of the notes.

A total of 8,536,298 warrants was outstanding at September 30, 2005, as follows:

                                                                                                         Other Total
                                            Class A               Class B          Warrants                Warrants
                                        ---------------     ---------------     ---------------        ---------------
Outstanding at December 31, 2004                                                     5,537,763              5,537,763
Issued in connection with sale
  of  $5,000,000 in convertible notes        1,923,077             961,538             484,616              3,369,231

Issued in conjunction with
    $500,000 of convertible debt                                   384,615                                    384,615
Other warrants issued                                                                   37,689                 37,689
Reductions:
    Warrants exercised                                                                (593,000)              (593,000)
    Warrants voided                                                                   (200,000)              (200,000)
                                        ---------------     ---------------     ---------------        ---------------
Outstanding, September 30, 2005              1,923,077           1,346,153           5,267,068              8,536,298
                                        ===============     ===============     ===============        ===============

                                  AIRTRAX, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2005
                                   (Unaudited)

2. COMMON STOCK AND WARRANTS (continued)

Shares of common stock were issued during the third quarter and first nine months of 2005 as follows:

                                                             Third Quarter         Nine Months
                                                             ---------------     ---------------
Conversion of $5,000,000 notes                                            -           3,846,154
Private placement sales                                                   -              68,750
Shares issued based on warrants exercised                                 -             593,000
Shares issued to purchase Filco third pary debt                     187,939             187,939
Issuance of shares sold in prior year                                     -           1,749,827
Shares issued for services                                           46,509             310,909
Shares issued in settlement of interest due
  on convertible notes                                                    -              28,453
                                                             ---------------     ---------------
      Total shares issued                                           234,448           6,785,032
                                                             ===============     ===============

A schedule detailing stock issued during the nine months ended September 30, 2005 for consulting services and for other services is presented below.

                                      Number of                 Grant Date       Grant Date
                                       Shares      Grant Date      Price            Value

Shares Issued for Consulting
    Services:
Financial services                    100,000        5/06/05      $2.60        $   260,000
                                                                                     5,113(1)
Marketing services                     20,000        5/01/05       2.55             51,000
Marketing services                     15,000        4/01/05       2.25             36,000
Industrial relations                    5,000        5/01/05       2.55             12,750
Consulting services                     5,000        2/24/05       2.50             12,500
Consulting services                    11,000        1/03/05       2.78             30,580
Marketing services                     22,500        9/06/05       2.80             63,000
Marketing services                     15,000        7/01/05       2.25             33,750
Marketing services                      9,009        8/02/05       2.25             20,288
                                    ---------                                  -----------
Total shares issued for
    consulting services               202,509                                      524,981

Shares Issued for Other
    Services:
In settlement of rent                  19,200        4/25/05      2.50              40,500
Legal services                         50,000        5/06/05      2.60             130,000
Employee options exercised             20,000        4/01/05
In settlement of rent                  19,200        4/23/05      2.63              50,522
                                    ---------                                  -----------

Total shares issued for
    services                          310,909                                      746,003
                                    =========

Value of options granted                                                         1,120,497
                                                                               -----------

Total value of equity securities
    issued for services                                                         $1,866,500
                                                                               ===========

(1) Represents amortization of prior year expense.

                                  AIRTRAX, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2005
                                   (Unaudited)


3. CUMULATIVE STATEMENT OF CHANGE IN STOCKHOLDERS' EQUITY

                       May 19, 1997 to September 30, 2005

                                                                                                             DEFICIT
                                                                                                          PRE-DEVELOPMENT
                                                            COMMON             PREFERRED                        and
                                                            SHARES               STOCK                      DEVELOPMENT
                                                     Number        Amount    Number      Amount    WARRANTS    STAGE          NET
                                      ----------  -----------   ----------- ---------- ---------- --------- ----------    ----------
Shares to incorporators                  1997       177,547     $    1,630                                                    1,630

Subsequent sale to incorporators         1997                                 275,000      2,750                              2,750

Redemption of initial preferred stock    1997        88,340                  (275,000)

Stock issued in conjunction with merger  1997     3,127,500        214,768                                   (206,952)        7,816

                                         2004        57,434
                                                 -----------    -----------
                                                  3,184,934        214,768
                                                 -----------    -----------
Exchange of common stock
for preferred stock                      1997    (1,500,000)       (30,200)   275,000     10,200
     (20,000)

Preferred stock issued in lieu of common
stock
re:  dividends                           2005                                 100,000    532,541                            532,541

Stock sold in private placements         1997        83,213        148,984                                                  148,984
                                         1998       471,962        493,119                                                  493,119
                                         2004       614,552        872,268                                                  872,268
                                         2000       330,719        430,858                                                  430,858
                                         2001       235,999        348,600                                                  348,600
                                         2002       392,834        396,630                                                  396,630
                                         2003       715,000        659,000                                                  659,000
                                         2004     5,630,125      3,857,802                                                3,857,802
                                   2005 re: 2004  1,749,827      1,401,172                                                1,401,172
                                         2005        68,750         55,000                                                   55,000
                                                 10,292,981      8,663,433                                                8,663,433

                                  AIRTRAX, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2005
                                   (Unaudited)


                                                                                                             DEFICIT
                                                                                                           PRE-DEVELOPMENT
                                                            COMMON             PREFERRED                        and
                                                            SHARES               STOCK                      DEVELOPMENT
                                                     Number        Amount    Number      Amount    WARRANTS    STAGE          NET
                                      ----------  -----------   ----------- ---------- ---------- --------- ----------    ----------
Stock issued for services                1997        30,000
                                         1998        79,708
                                         1999        18,629         17,238                                                   17,238
                                         2000        65,331         62,767                                                   62,767
                                         2001        97,183         95,746                                                   95,746
                                         2002       423,659        413,899                                                  413,899
                                         2003     1,509,003      1,618,411                                                1,618,411
                                         2004       687,665        661,306                                                  661,306
                                         2005       310,909        746,003                                                  746,003
                                                 -----------    -----------                                              -----------
                                                  3,222,087      3,615,370                                                3,615,370
                                                 -----------    -----------                                              -----------

Net losses during development stage      1997                                                                (129,313)     (129,313)
                                         1998                                                                (490,014)     (490,014)
                                         1999                                                                (685,615)     (685,615)
                                         2000                                                                (497,381)     (497,381)
                                         2001                                                                (811,700)     (811,700)
                                         2002                                                                (798,962)     (798,962)
                                         2003                                                              (2,191,657)   (2,191,657)
                                         2004                                                              (2,272,200)   (2,272,200)
                                         2005                                                              (8,172,589)   (8,172,589)
                                                                                                          (16,049,431)  (16,049,431)
                                                                                                          ------------   -----------

Stock split                              1998     1,021,825

Dividends paid in common stock           1999       305,737        120,366                                   (120,366)
                                         2000        95,558         56,751                                    (56,751)
                                         2003       246,731        269,161                                    (80,749)      188,412
                                                 -----------    -----------                               ------------   -----------
                                                    648,026        446,278                                   (257,866)      188,412
                                                 -----------    -----------                               ------------   -----------


Share issued for convertible notes       2005     3,846,154      4,277,500                                                4,277,500

Conversion benefit re:
 convertible notes                       2005                    3,269,231                                                3,269,231

Conversion benefit on notes              2005                      286,472                                                  286,472

                                  AIRTRAX, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2005
                                   (Unaudited)


                                                                                                               DEFICIT
                                                                                                           PRE-DEVELOPMENT
                                                          COMMON             PREFERRED                            and
                                                          SHARES               STOCK                          DEVELOPMENT
                                                   Number       Amount    Number      Amount     WARRANTS         STAGE       NET
                                     ---------- -----------  ----------- ---------- ----------   ---------    ---------- -----------
Shares issued re:  interest on
convertible notes                        2005      28,453         36,987                                                   36,987

Dividends paid in cash                   1998                                                                   (13,005)    (13,005)
                                         1999                                                                   (40,498)    (40,498)
                                         2004                                                                  (131,771)   (131,771)
                                         2005                                                                   (51,563)    (51,563)
                                                                                                            ------------ -----------
                                                                                                               (236,837)   (236,837)
                                                                                                            ------------ -----------

Adjustment                               2003      (21,912)

Warrants exercised                       2004       75,000        93,750                                                     93,750
                                         2005      593,000       718,333                                                    718,333
                                                -----------   -----------                                                -----------
                                                   668,000       812,083                                                    812,083
                                                -----------   -----------                                                -----------


Warrants associated with
 converted notes                         2005                                                     944,500                   944,500

Warrants associated with
 convertible notes                       2005                                                     123,439                   123,439

Shares issued to purchase debt           2005      187,939       458,571                                                    458,571

Transfers from separate equity account
re:  exercised warrants                  2005                    181,000                         (181,000)

Allocate value of prior warrants to
separate account                         2005                 (1,479,400)                       1,479,400

Redemptions of promissory note           1997       30,000        20,000                                                     20,000


Balances, December 31, 2004                     21,874,374   $20,773,723   375,000   $545,491  $2,366,339  $(16,751,086) $6,934,467
                                               ============  ============ =========  ========= =========== ============= ===========

                                  AIRTRAX, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2005
                                   (Unaudited)

4.  SUPPLEMENTAL CASH FLOW INFORMATION

Cash paid for interest was $5, 803 and $10,135, respectively, for the nine month periods ended September 30, 2005 and June 30, 2004. There was no cash paid for income taxes during either the 2005 or 2004 nine month periods.

There were no noncash investing activities during either the 2005 or 2004 periods. The following noncash financing activities occurred during these periods.

a. During the second quarter of 2005, the Company issued 24,853 shares in settlement of the interest obligation on its $5,000,000 convertible issue prior to the conversion of the notes to stock.

b. Shares of common stock were issued for services in 2005 and 2004; these totaled 310,909 shares and 192,277 shares, respectively.

c. Shares were issued in 2005 and 2004 in settlement of shares paid for in prior years. These amounted to 1,749,827 shares and 30,000 shares, respectively.

d. The Company purchased third party debt of Filco for 187,939 shares in 2005.

                                  AIRTRAX, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                               September 30, 2005
                                   (Unaudited)

5.  OPERATING AND ADMINISTRATIVE EXPENSES

The following details expenses incurred during the nine month periods ended September 30, 2005 and 2004:

                                             2005                2004
                                        ---------------     ---------------
Options Expense                         $    1,163,838      $            -
Payroll                                        422,680             242,027
Marketing                                      243,761              67,922
Development Costs                              234,639              51,529
Professional Fees                              419,710              75,200
Consulting Expenses                            524,981             614,079
Insurance                                      173,633              61,158
Penalties                                      199,149                   -
Freight                                        107,275               3,195
Impairment                                     120,280                   -
Other Expenses                                 377,749             282,369
                                        ---------------     ---------------
             Total Expenses             $    3,987,695      $    1,397,479
                                        ===============     ===============

6.  CONTINGENCY

The Company has a tentative agreement to purchase 75.1% of the stock of FiLCO GmBH (FiLCO), a German manufacturer of fork trucks with a manufacturing facility in Mulheim, Germany. During the pendency of the tentative agreement, the Company has agreed to make advances to FiLCO. Through September 30, 2005, advances totaling $6,255,462 had been made. A portion of these advances may be converted to capital on the books of FiLCO. The seller, who will continue to own the remaining 24.9% of the FiLCO stock, has agreed that if the Company converts $1,220,000 of its advances to capital he will also convert to FiLCO capital a loan of 1,225,000 Euros that FiLCO owes to him. As additional consideration for this FiLCO stock purchase, the Company has agreed to pay the seller 12,750 Euros and to issue to the seller 900,000 warrants to purchase Company stock; these warrants would be exercisable at $.01 per share. The Company has appointed the seller of the FiLCO stock a director of the Company and upon a closing of the acquisition would grant him as compensation for service as a director options to purchase 100,000 shares of Company stock for $.01. Additionally, the Company agreed to advance funds, if needed, to FiLCO to provide for its working capital needs. Any advances made under the latter provision would be collateralized by the remaining 24.9% of FiLCO stock and would be repaid only from dividends paid on that stock.

As of September 30, 2005, the Company had not concluded the contract and had not issued any of the warrants or options contemplated by the tentative agreement.

                                   FiLCO GmBH
                                 BALANCE SHEETS
                                September 9/30/05


                                                                     9/30/05            12/31/04
                                                                   (Unaudited)          (Audited)
                                                                 ---------------     ---------------
ASSETS

Cash and equivalents                                             $       23,711      $       31,654
Restricted cash                                                         333,863             598,071
Accounts receivable (net)                                               255,918             133,954
Inventory                                                             1,091,465           1,415,987
Other receivables                                                       239,579             293,821
Other current assets                                                    152,409             107,879
                                                                 ---------------     ---------------
         Total current assets                                         2,096,945           2,581,366

Property, plant and equipment (net)                                   3,158,631           3,616,788
Intangibles (net)                                                        53,731              66,520
                                                                 ---------------     ---------------
         TOTAL ASSETS                                            $    5,309,307      $    6,264,674
                                                                 ===============     ===============

LIABILITES & STOCKHOLDERS' DEFICIT

Accounts payable                                                 $    1,263,155      $      964,698
Accrued expenses                                                      2,936,176           2,902,432
Deferred revenues                                                       860,214             916,807
Shareholder note payable                                              1,875,934           1,832,880
Short term debt                                                         652,967             719,934

         Total Current Liabilities                                    7,588,446           7,336,751
Deferred taxes                                                        1,084,816           1,448,601
                                                                 ---------------     ---------------
Related party loans                                                   6,617,374           3,294,196
         LIABILITIES                                                 15,290,636          12,079,548

Shareholders' Deficit
Capital stock, no par value, 3 shares issued
     and outstanding                                                     27,938              27,938
Additional paid-in capital                                            3,170,607           3,170,607
Accumulated deficit                                                 (12,941,408)         (7,682,791)
Comprehensive income -
    foreign currency transaction                                       (238,466)         (1,330,628)
                                                                 ---------------     ---------------
Total Shareholders' Deficit                                          (9,981,329)         (5,814,874)

TOTAL LIABILITES AND SHAREHOLDERS'
      DEFICIT                                                    $    5,309,307      $    6,264,674
                                                                 ===============     ===============
                                       62

                                   FILCO GmBH
                            STATEMENTS OF OPERATIONS
                              FOR NINE MONTH PERIOD
                               ENDED SEPTEMBER 30,


                                                                       2005                2004
                                                                 ---------------     ---------------
SALES                                                            $      464,297      $    1,399,460
COST OF GOODS SOLD                                                      455,455           2,370,498
                                                                 ---------------     ---------------

GROSS PROFIT (LOSS)                                                       8,842            (971,038)

SELLING AND
  ADMINISTRATIVE EXPENSES                                             5,002,196           3,152,734

OPERATING LOSS                                                       (4,993,354)         (4,123,772)

OTHER INCOME AND EXPENSE
    Interest expense                                                   (453,182)           (151,156)
    Other income                                                          5,861              11,057
    Other expenses                                                      (53,133)            (54,310)
                                                                 ---------------     ---------------

NET LOSS BEFORE TAXES                                                (5,493,808)         (4,318,181)

TAX BENEFIT - DEFERRED                                                  205,191             305,453

NET LOSS                                                             (5,288,617)         (4,012,728)

COMPREHENSIVE INCOME -
  TRANSLATION ADJUSTMENTS                                             1,092,162             197,516
                                                                 ---------------     ---------------

TOTAL COMPREHENSIVE
  INCOME                                                         $   (4,196,455)     $   (3,815,212)
                                                                 ===============     ===============

                                   FiLCO GmBH
                            STATEMENTS OF CASH FLOWS
                    FOR NINE MONTH PERIOD ENDED SEPTEMBER 30,


                                                                       2005              2004
                                                                 ---------------     ---------------
Net Loss                                                         $   (5,288,617)     $   (4,012,728)

Depreciation and amortization                                           471,546             314,650
Deferred taxes                                                         (205,191)           (198,989)
Changes in assets (liabilities)

Accounts receivable                                                    (132,910)            201,402
Inventories                                                             167,477           1,591,756
Other receivable                                                         21,018             (48,693)
Other current assets                                                    (59,859)            118,273
Accounts payable                                                        240,436            (652,330)
Accrued expenses                                                        516,790           1,271,978
Deferred revenue                                                         52,546                   -

Net Cash Consumed by
    Operating Activities                                             (4,216,764)         (1,414,681)

Investing activities
Reduction (increase) in restricted cash                                 204,053              (4,545)
                                                                 ---------------     ---------------

Cash Provided (Consumed) by
    Investing Activities                                                204,053              (4,545)
                                                                 ---------------     ---------------

Financing activities
Shareholder loans                                                       268,835              31,970
Related party loans                                                   3,718,608           1,296,685
Net change short term debt                                               17,643            (135,481)
                                                                 ---------------     ---------------

Cash Provided by Financing Activities                                 4,005,086           1,193,174

Exchange rate effect on cash                                               (318)               (175)
                                                                 ---------------     ---------------

Net Increase (decrease) in cash                                          (7,943)           (226,227)

Balance at beginning of period                                           31,654             247,920

Balance at end of period                                         $       23,711      $       21,693
                                                                 ===============     ===============

                                 AIRTRAX, INC.

                          (A Development Stage Company)

                              FINANCIAL STATEMENTS

                                DECEMBER 31, 2004

                                    CONTENTS




                                                                           Page

Accountant's Audit Report                                                   67

Balance Sheet                                                               68

Statements of Operations and Deficit Accumulated During Development Stage   69

Statements of Changes in Stockholder's Equity                               70

Statements of Cash Flows                                                    71

Notes to Financial Statements                                               72

                                ROBERT G. JEFFREY
                           CERTIFIED PUBLIC ACCOUNTANT
                                61 BERDAN AVENUE
                             WAYNE, NEW JERSEY 07470

LICENSED TO PRACTICE                                        TEL:  973-628-0022
    IN NEW YORK AND NEW JERSEY                              FAX:  973-696-9002
MEMBER OF AICPA                                      E-MAIL:  rgjcpa@erols.com
    PRIVATE COMPANIES PRACTICE SECTION



             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
AirTrax, Inc.

I have audited the accompanying balance sheet of AirTrax, Inc. (a development stage company) as of December 31, 2004, and the related statements of operations and deficit accumulated during development stage, changes in stockholders' equity, and cash flows for the years ended December 31, 2004 and 2003, and for the period from May 19, 1997 (inception) to December 31, 2004. These financial statements are the responsibility of the Company management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted the audit in accordance with the standards of Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor was I engaged to perform, an audit of its internal control over financial reporting. My audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate under the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, I express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AirTrax, Inc. as of December 31, 2004, and the results of its operations and its cash flows for the years ended December 31, 2004 and 2003, and for the period from May 19, 1997 (inception) to December 31, 2004, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 2 to the financial statements, certain errors were discovered in the financial statements of the year ended December 31, 2003. Accordingly, the 2003 statement of operations and deficit accumulated during development stage has been restated to correct the errors and the balances of common stock and deficit accumulated during development stage of 2004 have been restated to correct the opening balances.

Robert G. Jeffrey
Certified Public Accountant

Wayne, New Jersey
October 3, 2005, except for Notes 4, 6, and 13, which is December 30, 2005.

                                  AIRTRAX, INC.
                          (A Development Stage Company)
                                  BALANCE SHEET
                                December 31, 2004

                                     ASSETS
Current Assets
   Cash                                                          $    641,477
   Accrued interest receivable                                         86,667
   Inventory                                                          709,281
   Prepaid expenses                                                     5,113
   Vendor advance                                                      52,017
   Deferred tax asset                                                 224,414
                                                                 ------------
            Total current assets                                 $  1,718,969

Fixed Assets
   Office furniture and equipment                                      90,714
   Automotive equipment                                                21,221
   Shop equipment                                                      24,553
   Casts and tooling                                                  205,485
                                                                 ------------
                                                                      341,973
   Less, accumulated depreciation                                     248,386
                                                                 ------------
            Net fixed assets                                           93,587

Other Assets
   Advances to Filco Gmbh                                           2,670,000
   Patents - net                                                      117,402
   Utility deposits                                                        65
                                                                 ------------
            Total other assets                                      2,787,467
                                                                 ------------

        TOTAL ASSETS                                             $  4,600,023
                                                                 ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
   Accounts payable                                              $    394,959
   Accrued liabilities                                                459,565
   Shareholder deposits for stock                                   1,403,174
   Shareholder notes payable                                           33,455
                                                                 ------------

            Total current liabilities                            $  2,291,153
                                                                 ------------
Stockholders' Equity
   Common stock - authorized, 20,000,000 shares without
      par value; 15,089,342 issued and outstanding                 10,822,854
   Preferred stock - authorized, 500,000 shares without
      par value; 275,000 issued and outstanding                        12,950
   Deficit accumulated during the development stage                (8,319,982)
   Deficit prior to development stage                                (206,952)
                                                                 ------------
            Total stockholders' equity                              2,308,870

   TOTAL LIABILITIES AND                                         ------------
     STOCKHOLDERS' EQUITY                                        $  4,600,023
                                                                 ============

   The accompanying notes are an integral part of these financial statements.

                                  AIRTRAX, INC.
                          (A Development Stage Company)
                      STATEMENTS OF OPERATIONS and DEFICIT
                      ACCUMULATED DURING DEVELOPMENT STAGE
                 For the Years Ended December 31, 2004 and 2003


                                                                                                    May 19, 1997
                                                                                                 (Date of Inception)
                                                  YEAR 2004                 YEAR 2003           to December 31, 2004
                                                 ------------              ------------         --------------------
CONSULTING REVENUE                               $        --               $    21,879                $ 1,023,123

COST OF PROVIDING CONSULTING REVENUE                      --                    91,283                    470,371
                                                 ------------              ------------               ------------

                  Gross Profit (Loss)                     --                   (69,404)                   552,752

OPERATING AND ADMINISTRATIVE EXPENSES              2,529,775                 2,108,370                 (8,948,221)
                                                 ------------              ------------               ------------

OPERATING LOSS                                    (2,529,775)               (2,177,774)                (8,395,469)

OTHER INCOME AND (EXPENSE)
         Interest expense                            (30,894)                  (43,938)                  (175,064)
         Interest income                              86,667                     7,914                     86,667
         Other income                                  2,979                        --                     78,294
                                                 ------------              ------------               ------------

NET LOSS BEFORE INCOME TAXES                      (2,471,023)               (2,213,798)                (8,405,572)
                                                 ------------              ------------               ------------

INCOME TAX BENEFIT (STATE):
         Current                                     198,823                   210,553                    198,823
         Prior years                                      --                        --                    518,319
                                                 ------------              ------------               ------------
                  Total Benefit                      198,823                   210,553                    717,142
                                                 ------------              ------------               ------------

NET LOSS BEFORE DIVIDENDS                         (2,272,200)               (2,003,245)                (7,688,430)

DEEMED DIVIDENDS ON PREFERRED STOCK                     --                     188,412                    188,412
                                                 ------------              ------------               ------------

NET LOSS ATTRIBUTABLE TO COMMON
    SHAREHOLDERS                                  (2,272,200)               (2,191,657)                (7,876,842)

PREFERRED STOCK DIVIDENDS DURING
    DEVELOPMENT STAGE                               (131,771)                  (80,749)                  (443,140)
                                                 ------------              ------------               ------------

DEFICIT ACCUMULATED                              $(2,403,971)              $(2,272,406)               $(8,319,982)
                                                 ============              ============               ============

EARNINGS PER SHARE:
NET LOSS ATTRIBUTABLE TO COMMON
    SHAREHOLDERS                                 $(2,272,200)              $(2,191,657)
ADJUSTMENT FOR PREFERRED SHARE DIVIDENDS
    ACCUMULATED BUT UNPAID                            68,750                    68,750
                                                 -----------               -----------
LESS ALLOCABLE TO COMMON SHAREHOLDERS            $(2,340,950)              $(2,260,407)
                                                 ============              ============

NET LOSS PER SHARE - Basic and Diluted           $      (.19)              $      (.29)
                                                 ============              ============

WEIGHTED AVERAGE SHARES OUTSTANDING               12,075,448                 7,818,400
                                                 ============              ============

   The accompanying notes are an integral part of these financial statements.

                                  AIRTRAX, INC.
                          (A Development Stage Company)
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                      For the Year Ended December 30, 2004


                                                                                             DEFICIT        DEFICIT
                                            COMMON                   PREFERRED             ACCUMULATED       PRIOR
                                            STOCK                      STOCK                 DURING            TO
                                  ------------------------      -------------------------  DEVELOPMENT     DEVELOPMENT
                                    Shares        Amount        Shares        Amount         STAGE           STAGE           TOTAL
                                  ----------  ------------     ------------  ------------ -------------   ------------- ------------
Balance, December 31, 2002        6,247,730   $  3,663,424         275,000   $    12,950  $ (3,643,605)   $   (206,952)  $ (174,183)

Adjustment                          (21,912)

Sales of stock under
    Regulation D offering           715,000        659,000                                                                  659,000

Shares issued for services        1,509,003      1,618,411                                                                1,618,411

Shares in lieu of preferred
    dividends                       246,731        269,161                                     (80,749)                     188,412

Net loss for the period                                                                     (2,191,657)                  (2,191,657)

                                  ----------  ------------     ------------  ------------ -------------   ------------- ------------
Balance, December 31, 2003        8,696,552      6,209,996         275,000        12,950    (5,916,011)       (206,952)      99,983

Issuance of shares sold in the
    prior year                      130,000        130,000                                                                  130,000

Sales of stock under
    Regulation D offering         5,500,125      3,727,802                                                                3,727,802

Exercise of warrants                 75,000         93,750                                                                   93,750

Shares issued for services          687,665        661,306                                                                  661,306

Dividends - outstanding                                                                       (131,771)                    (131,771)

Dividends paid

Net loss for the period                                                                     (2,272,200)                  (2,272,200)
                                 -----------  ------------     ------------  ------------ -------------   ------------- ------------
Balance, December 31, 2004       15,089,342   $ 10,822,854         275,000   $    12,950  $(8, 319,982)   $   (206,952) $ 2,308,870
                                 ===========  ============     ============  ============ =============   ============= ============

   The accompanying notes are an integral part of these financial statements.

                                  AIRTRAX, INC.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS
                 For the Years Ended December 31, 2004 and 2003

                                                                                                  May 19, 1997
                                                                                              (Date of Inception)
                                                             Year 2004         Year 2003     to December 31, 2004
                                                             ----------        ----------    --------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net Loss                                                   $(2,272,200)       $(2,191,657)       $(7,876,842)
Adjustments to reconcile net income to net cash
   consumed by operating activities:
        Charges not requiring the outlay of cash:
         Depreciation and amortization                         100,507             36,214            301,197
         Value of equity securities issued for services        812,643          1,332,989          2,939,223
         Deemed dividends on preferred stock                                      188,412            188,412
         Interest accrued on shareholder loan                    4,566             11,478             21,641
         (Increase) decrease in accrual of deferred
             tax benefit                                       (23,409)          (150,262)          (224,414)
        Changes in current assets and liabilities:
         Decrease (increase) in inventory                     (324,527)          (197,914)          (709,281)
         (Increase) decrease in receivables                   (138,684)            50,936           (138,684)
         Increase (decrease) in accounts payable
            and accrued liabilities                            226,417            214,014            920,321
         Increase in prepaid expense                                --                 --           (146,957)
                                                            -----------       ------------       ------------
                  Net Cash Consumed By
                       Operating Activities                 (1,614,687)          (705,790)        (4,725,384)
                                                            -----------       ------------       ------------

CASH FLOWS USED IN INVESTING ACTIVITIES
Acquisitions of equipment                                      (49,306)           (90,045)          (348,284)
Additions to patent cost                                       (80,939)            (9,385)          (157,931)
Advances to Filco Gmbh                                      (2,670,000)                           (2,670,000)
                                                            -----------       ------------       ------------
                  Net Cash Consumed By
                        Investing Activities                (2,800,245)           (99,430)        (3,176,215)
                                                            -----------       ------------       ------------

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds of common stock sales                           5,103,103            789,000          8,572,611
Proceeds from exercise of warrants                              93,750                 --             93,750
Proceeds of option exercises                                     5,944              5,900             14,344
Proceeds of sales of preferred stock                                --                 --             12,950
Proceeds (repayment) of stockholder loans                      (52,005)            (3,298)            35,120
Preferred stock dividends paid in cash                        (131,771)                --           (185,274)
Partial repayment of equipment note                                 --               (425)              (425)
                                                            -----------       ------------       ------------

                  Net Cash Provided By
                      Financing Activities                   5,019,021            791,177          8,543,076
                                                            -----------       ------------       ------------
                  Net Increase (Decrease) In Cash              604,089            (14,043)           641,477
         Balance at beginning of period                         37,388             51,431                 --
                                                            -----------       ------------       ------------
         Balance at end of period                           $  641,477         $   37,388        $   641,477
                                                            ===========       ============       ============


   The accompanying notes are an integral part of these financial statements.

                                  AIRTRAX, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2004

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Business

The Company was formed April 17, 1997. It has designed a forklift vehicle using omni-directional technology obtained under a contract with the United States Navy Surface Warfare Center in Panama City, Florida. The right to exploit this technology grew out of a Cooperative Research and Development Agreement with the Navy. Significant resources have been devoted during the past four years to the construction of a prototype of this omni-directional forklift vehicle.

The Company has also developed a traditional helicopter ground handling machine which has been marketed by the Company on a limited basis.

Development Stage Accounting

The Company is a development stage company, as defined in Statement of Financial Accounting Standards No. 7. Generally accepted accounting principles that apply to established operating enterprises govern the recognition of revenue by a development stage enterprise and the accounting for costs and expenses. From inception to May 19, 1997, the Company has been in the development stage and all its efforts have been devoted to the development of a forklift vehicle with omni-directional technology that is suitable for market. Only relatively small amounts of revenue have been realized through December 31, 2004.

Basis of Presentation

The Company has incurred losses from inception of the development stage to May 19, 1997 of $7,876,842. Activities have been financed primarily through private placements of equity securities. The Company may need to raise additional capital through the issuance of debt or equity securities to fund its operations.

Cash

For purposes of the statements of cash flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

Inventory

Inventory consists principally of component parts and supplies which will be used to assemble forklift vehicles. Inventories are stated at the lower of cost (determined on a first in-first out basis) or market.

                                  AIRTRAX, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2004

1. (continued)

Fixed Assets
Fixed assets are recorded at cost. Depreciation is computed by using accelerated methods, with useful lives of seven years for furniture and shop equipment and five years for computers and automobiles.

Income Taxes

Deferred income taxes are recorded to reflect the tax consequences or benefits to future years of temporary differences between the tax bases of assets and liabilities, and of net operating loss carryforwards.

Intangible Assets

Patents

The Company incurred costs to acquire certain patent rights. These costs were capitalized and are being amortized over a period of fifteen years on a straight-line basis.

Prototype Equipment

The cost of developing and constructing the prototype omni-directional helicopter handling vehicle and the omni-directional forklift vehicle is expensed as incurred.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimated.

Fair Value of Financial Instruments

The carrying amounts of the Company's financial instruments, which include cash equivalents, accounts receivable, accounts payable and accrued liabilities, approximate their fair values at December 31, 2004. This applies also to the advances to FILCO GmBH, since they are fully secured.

Research and Development Cost

The Company expenses all research and development cost unless the criteria required by FASB #2 are met. To date there have been no research and development cost capitalized. During the years 2004 and 2003 a total of $519,804 and $297,862, respectively, was spent on development activity.

Advertising Costs

The Company expenses advertising costs when the advertisement occurs. There were no advertising costs incurred during 2004 and 2003.

                                  AIRTRAX, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2004

1. (continued)

Stock Options

Stock options are awarded to employees as compensation for services. Such awards have been immediately exercisable. The Company accounts for stock-based compensation under the intrinsic method permitted by Accounting Principles Board Opinion No. 25. The following represents information about net loss and loss per share as if the Company had applied the provisions of Statement of Financial Accounting Standards ("SFAS")123. Accounting for Stock Based Compensation, to all options granted.



                                                  Year Ended December 31,
                                                         ($000's)

                                                      2004         2003
                                                    --------    --------

Net loss as reported                                $(2,272)    $(2,192)

Less Stock-based employee compensation
    determined under the Intrinsic Method               223          35

Add:  Stock based compensation determined
    under the Fair Value Method                        -260         -35

Pro forma net loss                                  $(2,309)    $(2,192)
                                                    --------    --------

Loss per share:

Basic and diluted as reported                       $  (.19)    $  (.29)
                                                    ========    ========

Basic and diluted-pro forma                         $  (.19)    $  (.29)
                                                    ========    ========



Pursuant to the requirements of SFAS 123, the weighted average fair value of options granted during 2004 and 2003 were $.49 and $.98, respectively, on the dates of grant. The fair values were determined using a Black Scholes option-pricing model, using the following major assumptions:



                                                 2004            2003
                                                 ----            ----

Volatility                                      91.45%          130.4%
Risk-free interest rate                          3.63%           2.51%
Expected Life - years                            4.33            3.89

                                  AIRTRAX, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2004

In December 2004, the FASB issued SFAS 123 (revise 2004), Share-Based Payment ("SFAS 123R"), which revised SFAS 123, Accounting for Stock-Based Compensation. SFAS 123R also supersedes APB 25, Accounting for Stock Issued to Employees, and amends SFAS 95, Statement of Cash Flows. In general, the accounting required by AFAS 123R is similar to that of SFAS 123. However, SFAS 123 gave companies a choice to either recognize the fair value of stock options in their income statements or to disclose the pro forma income statement effect of the fair value stock options in the notes to the financial statements. SFAS 123R eliminates that choice and requires the fair value of all share-based payments to employees, including the fair value of grants of employee stock options, be recognized in the income statement, generally over the option vesting period. SFAS 123R must be adopted no later than July 1, 2005.

SFAS 123R permits adoption of its requirements using one of two transition methods:

1. A modified prospective transition ("MPT") method in which compensation cost is recognized beginning with the effective date (a) for all share-based payments granted after the effective date and (b) for all awards granted to employees prior to the effective date that remain unvested on the effective date.

2 A modified retrospective transition ("MRT") method which includes the requirements of the MPT method described above, but also permits restatement of financial statements based on the amounts previously disclosed under SFAS 123's pro forma disclosure requirements either for (a) all prior periods presented or
(b) prior interim periods of the year of adoption.

The Company is currently evaluating the timing and manner in which it will adopt SFAS 123R.


As permitted by SFAS 123, the Company currently accounts for share-based payments to employees using APB 25's intrinsic value method. The Company will adopt SFAS 123R (fair value method) in 2006. This change is not expected to impact overall financial position. The impact of adoption of SFAS 123R on results of operations cannot be predicted at this time because it will depend on levels of share-based payments granted in the future.

RECENT ACCOUTNING PRONOUNCEMENTS

Except for the expected effect of SEAS 123R which is described in Note 1 under Stock Options, the Company does not expect adoption of rectly issued accounting pronouncements to have a significant effect on the Company's results of operations, financial position or cash flows.

Segment Reporting
Management treats the operations of the Company as one segment.

Revenue Recognition
Revenue will be realized from product sales. Recognition will occur upon shipment to customers, and where the following criteria are met: persuasive evidence of an arrangement exists; delivery has occurred; the sales price is fixed or determinable; and collectability is reasonably assured. Some revenue has been realized from performing services. Revenue from services is recognized when the service is performed and where the following criteria are met: persuasive evidence of an arrangement exists; the contract price is fixed or determinable; and collectability is reasonably assured.

Common Stock
Common stock is often issued in return for product, services, and as dividends on the preferred stock. These issuances are assigned values equal to the value of the common stock on the dates of issuance.

                                  AIRTRAX, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2004

2. RESTATEMENTS

Certain errors affecting the 2003 financial statements have been discovered during an internal review. Correcting these errors resulted in changes in the net loss attributable to common shareholders with a resultant increase in the deficit accumulated during development stage, an increase in common stock, and certain changes in the statement of cash flows as of December 31, 2003 and for the year then ended. The 2003 financial statements have, therefore, been restated to correct these errors. The restated amounts are compared with the amounts previously reported, in the following table.

                                        STATEMENT OF OPERATIONS AND DEFICIT ACCUMULATED DURING DEVELOPMENT STAGE

                                                             As Originally
                                                                Presented                Adjustments                As Restated
                                                              ------------              ------------               ------------
Operating and Administrative
    Expenses                                                  $ 2,199,659               $    91,289 (1)            $ 2,108,370

Loss Accumulated During
                                                              ------------              ------------               ------------
    Development Stage                                         $(2,282,946)              $    91,289                $(2,191,657)
                                                                                        ============

                             STATEMENT OF CASH FLOWS

                                  As Originally
Operating Activities                                            Presented               Adjustments                As Restated
                                                              ------------              ------------               ------------
Net Loss                                                      $ 2,282,946               $    91,289  (2)           $(2,191,657)
Value of equity securities
    issued for services                                         1,424,278                   (91,289) (1)             1,332,989
                                                                                        ------------
Net Cash Consumed By
    Operating Activities                                      $  (705,790)              $         -                $  (705,790)
                                                                                        ============

(1) Correction of recording expenses of stock options and stock grants.
(2) Net amount of Changes on Statement of Operations and Deficit Accumulated During Development Stage.

These corrections caused changes in the opening balances of the deficit accumulated during development stage, as follows:


Retained Deficit At Beginning
        of year:                                      2004                2003
                                                   ------------     ------------
As previously reported                             $(5,804,156)     $(3,440,461)
Adjustment to correct accounting
      for stock options and stock grants              (111,855)        (203,144)


Balance at beginning of year, as
      Restated                                      (5,916,011)      (3,643,605)
Net loss, as restated                               (2,272,200)      (2,191,657)
Dividends on preferred stock                          (131,771)         (80,749)
                                                   ------------     ------------
Retained Deficit at End of Year                    $(8,319,982)     $(5,916,011)
                                                   ============     ============

3. RELATED PARTY TRANSACTIONS

The majority shareholder corporation and the Company president make loans to the Company from time to time. The related notes accrue interest at 12% and are due on demand. The combined unpaid balance of principal and interest on these notes was $33,455 at December 31, 2004.

During 2003, two Company employees exercised options, receiving a total of 7,500 shares of common stock in return for $877. The same two employees each received bonuses of 15,000 shares. Each member of the Board of Directors was awarded 10,000 shares for services as directors; these shares were valued at a total of $47,500. One director purchased 10,000 shares in return for $5,000; an additional $5,000 was treated as compensation of the director. An affiliate of a director received $3,940 for legal services. The Company president exercised options for 180,000 shares (see Note 9) in return for $25,202.

During 2004, each member of the Board of Directors received 10,000 shares for services as directors; these were valued at $50,500, reflecting the stock price at time of award.

In 2004, the president of the Company was granted 550,000 options, valued at $187,500.

Three employees were previously entitled under their employment contracts to 25,000 options each for each year of their contracts. One of these employees retired during 2004, exercising his remaining options. Another employee exercised his prior options and his 2004 options, for a total cost of $5,943. The last employee has outstanding options granted during 2002, 2003, and 2004.

Since June 1999 the Company has made its headquarters in premises owened by the company president which to date has been rent free. If rent was charged for this space, it would be insignificant.

                                  AIRTRAX, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2004

4. ADVANCES TO FILCO GMBH

The Company has a tentative agreement to purchase the capital stock of FiLCO Gmbh(FILCO), which is described in Note 13. In connection therewith the Company has made advances to FILCO which totaled $2,670,000 at December 31, 2004. These advances are due December 31, 2005 and bear interest at 8%. Additional advances were made to FILCO in 2005. All of the advances are collateralized by all the machinery and equipment owned by FiLCO. The due date of all FILCO advances was subsequently extended to December 31, 2006.

5. STOCK OPTIONS

The Company has awarded options under employment contracts with four employees. These options entitle the employees to purchase Company stock at discounted prices. These options have been immediately exercisable. There are no expiration dates to these options; and none was forfeited during either year. A summary of option activity is presented below.


                                                    2004               2003
                                                    ----               ----
                                                       Weighted Weighted
                                                        Average Average
                                                      Excerised Excerised
                                           -------------------- ----------------
                                             Shares      Price    Shares   Price
                                           ---------   -------- ---------  -----
Options outstanding at beginning of year    115,000      $.38     247,500   $.20
Options granted during year                 600,000       .74      50,000    .41
Options exercised during year               (95,000)      .39    (182,500)   .14
                                           ---------             --------
Options outstanding at end of year          620,000      $.73     115,000   $.38
                                           =========             ========
Weighted average Fair Value of
 options granted                                         $.47               %.92
Weighted average remaining life of
 outstanding options                          4.33       3.89

6. PRIVATE PLACEMENT OFFERINGS

The Company conducted private placement offerings during 2004 and 2003, primarily through an NASD registered broker dealer. These offerings were exempt under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder. A total of 7,218,687 shares of common stock was sold under the offerings during 2004, and 845,000 shares were sold during 2003. These sales resulted in net proceeds of $5,103,103 and $789,000, respectively. Of the shares sole during 2004, 1,718,562 had not been issued at year end. There were 130,000 shares which had similarly not been issued at the end of 2003; these were issued in 2004.

Included in the funds raised during 2004 through stock sales was $1,312,000 raised through the sale of 1,640,000 shares under a Purchase Agreement dated November 22, 2004. That agreement required, among other things, that a registration statements be filed with the SEC and that the registration statement be declared effective by the SEC within a prescribed time. The Company did not fulfill these obligations. As a result, it is subject to penalties equal to 2% of the amount invested for each 30 day period following the default date. On May 31, 2005, the Company entered into a letter agreement with a representative of this shareholder group under which $120,429 was paid to settle the penalties which had accrued. These penalties will be charged to expense during 2005. Under the May 31, 2005 agreement, no further penalties will accrue until after June 30, 2005. The obligation concerning effectiveness of the registration statement has not been satisfied and penalties have accrued since June 30, 2005 at the rate of $26,240 per month. The penalties paid thusfar, and penalties that accrue subsequent to June 30, 2005, will be charged to expense during 2005.

There have been three private placement offerings during 2005. Under the provisions of the first of these offerings, penalties will not accrue as the registration requirements of that offering have been satisfied. Under the second such offering, there is no provision for penalties. Under the third such offering, penalties will accrue beginning 150 days after October 18, 2005. Such penalties would accrue at the rate of 2% of the amount raised in that offering, which was $1,000,000.

On February 11, 2005, the Company issued $5,000,000 of 6% convertible promissory notes, which were convertible into Company common stock and two classes of warrants to purchase Company common stock. The notes were to mature on August 10, 2005. The Company retained the right to require conversion of the notes at a price of $1.30 per shae. Conversion occurred on March 29, 2005 and 3,846,154 shares of common stock were issued. In addition, warrants to purchase common stock were issued in connection with this the sale of the promissory notes, as follows: 1,923,077 Class A warrants and 961,538 Class B warrants. The Class A warrants are exercisable for a five year period at a price per share of $1.85. The Class B warrants are exercisable for a five year period at a price per share of $2.11. As partial compensation, the broker-dealer which arranged this transaction was awarded 484,616 warrants to purchase common stock, 384,616 at $1.85 per share, and 100,000 at $1.00 per share. These transactions will be accounted for under the requirements of Emerging Issues Task Force (EITF)98-5, "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios", and EITF 00-27, "Application of Issue No. 98-5 to Certain Convertible Investments". Accordingly, expense will be increased by $944,500 representing the value of the warrants and by $3,269,231 representing the value of the conversion privilege.

The shares issued through the registered broker dealer were sold as units, with each unit consisting of one share of stock and a warrant to purchase 50% of an additional share of stock. Other warrants were issued as compensation to the broker dealer. At December 31, 2004, there were 5,537,763 warrants outstanding at exercise price ranging between $1.00 and $2.50 per share.

A schedule of changes in the outstanding warrants is presented below.


Warrants outstanding, December 31, 2003                845,000
Warrants issued during 2004                          4,767,763
                                                     ----------
                                                     5,612,763
Warrants exercised during 2004                          75,000
                                                     ----------
Warrants outstanding, December 31, 2004              5,537,763
                                                     ==========



A total of 6,157,763 shares were reserved for options and warrants at December 31, 2004.


The 4,767,373 warrants issued during 2004, described below, relate primarily to private placements of securities.


                                            Shares Issued              Warrants

Issuances Under Private Placements:

First quarter 2004                             1,640,000              1,084,000
Third quarter 2004                               260,000                206,250
Fourth quarter 2004                            3,600,125              2,260,063
Fourth quarter 2004 (related stock
    issued in 2005)                                                     832,060

Total private placements                       5,500,125              4,382,373
                                               =========              ==========

Warrants issued for investment
    relations services, partially
    voided in 2005                                                      350,000

Warrants issued for dealer sales
    liaison                                                              35,000
                                                                      ----------
    Total warrants issued during 2004                                 4,767,373
                                                                      ==========

                                  AIRTRAX, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2004

7. PREFERRED STOCK

The Company is authorized to issue 500,000 shares of preferred stock, without par value. At December 31, 2004, 275,000 of these shares had been issued. Each of these shares entitles the holder to a 5% cumulative dividend based on a $5 per share stated value. If sufficient cash is not available, or at the option of the shareholder, these dividends may be paid in common stock. If payment is in stock, it is to be valued at a price calculated at thirty percent of the lower of the last price traded in either a public or private transaction during the applicable quarter. This issue of preferred stock also provides a voting right of 10 votes for each share. The holder of this preferred stock is a corporation wholly owned by the Company president and chairman.

At December 31, 2000, $11,999 of dividends had accrued on the preferred stock but remained unpaid. An additional $68,750 of dividends accrued during 2001. The $80,749 combination of these two amounts was satisfied in March 2003 through the issuance of 246,731 shares of common stock. Additional dividends of $68,750 accrued during each of the years 2002, 2003, and 2004. Cash dividends of $131,771 were paid during 2004, leaving a balance of unpaid dividends of $74,479 at December 31, 2004.

The majority shareholder had the right at December 31, 2004 to acquire 248,263 shares of common stock as accrued and unpaid dividends under the features of the preferred stock issue.

A deemed dividend in the amount of $188,412 was charged to operations during 2003. This deemed dividend is the excess of the fair market value of the 246,731 shares issued in satisfaction of dividends on the preferred stock during 2003 over the discounted amount at which they were issued. This deemed dividend was added to paid in capital.

The characteristics of the remaining 225,000 preferred shares authorized have not been specified.

During December 2004 the Board of Directors approved the issuance of 100,000 shares of preferred stock to satisfy the remaining balance of unpaid preferred dividends. On advice of Company attorneys, the stock has not been issued pending stockholder approval. The 100,000 shares authorized by the Board would have characteristics identical to those of the currently outstanding preferred stock.

8. EQUITY TRANSACTIONS

A schedule detailing equity transactions of the Company in non-cash transactions during the years 2004 and 2003 is presented below.

                          YEAR ENDED DECEMBER 31, 2003


                                                        Number         Grant      Grant           Grant Date
                                                       of shares        Date    Date Price           Value
                                                       ---------       -----    ----------       --------------
CONSULTANTS:
Financial consulting services                             35,999        3/14       1.02          $      36,719

Marketing services                                       200,000        1/28       1.20                240,000

Financial consulting services                            200,000        4/1        0.95                190,000
                                                                                                        40,480 (1)

Legal award                                               50,000        4/1        0.95                 47,500

Marketing services                                        70,000        4/2        1.00                 70,000
                                                                                                      33,754(1)

Stock in lieu of legal services                           15,700        1/7        0.53                  8,370

Marketing services for
government contract                                      350,000        5/8        1.50                525,000
                                                                                                      (184,020)(2)

Marketing services                                        30,000       7/23        1.05                 31,500

Contractor services                                        2,500       8/25        1.00                  2,500

Investor relations                                        30,000       8/4         1.00                 30,000
                                                                                                        72,658 (1)

Financial consulting services                             21,165      12/30        0.68                  9,124


Consulting services                                       17,139      12/30        .068                 11,655

Marketing services                                       165,000      10/20        0.90                148,500
                                                                                                      (130,600)(2)

Marketing services                                        15,000      12/30        0.68                 13,500
                                                     -----------                                 --------------

Total value of shares issued to consultants            1,202,503                                     1,196,640

OTHER:
Employee options exercised                               187,500                                             - (3)
Value of employee options issued                                                                        27,999
Grants of shares to employees                             30,000      12/30        0.68                 20,400
Grants of shares to directors                             50,000       4/1         0.95                 47,500
Discount purchase by director                             10,000      5/28        .71(4)                 7,100
Shares in lieu of rent                                    29,000      1/7          1.15                 33,350
                                                     -----------                                 --------------
Total equity instruments issued for services           1,509,003                                 $   1,332,989
                                                     ===========                                 ==============

(1) Amortization of the cost of grants made in prior periods.
(2) Grants were issued for commitments for future service; these are the expenses allocated to future periods.
(3) The expense associated with these options was recognized when options were issued.
(4) This is the amount of the discount per share.

                          YEAR ENDED DECEMBER 31, 2004


                                                         Number        Grant      Grant           Grant Date
                                                       of shares        Date    Date Price           Value
                                                      ----------       -----    ----------       --------------
CONSULTANTS:
Consulting services                                       10,000         1/2      $1.29          $      12,900

Marketing services                                        15,000        6/14       1.12                 16,800
                                                                                                       122,680 (2)

Investor relations                                        26,020        6/14       1.12                 29,142
Consulting services                                       24,075        6/14       1.12                 26,964
Investor relations                                         5,000        6/14       1.12                  5,600

Consulting services                                       40,000         9/8       0.89                 34,000
                                                                                                        (5,113)(1)

Investor relations                                        50,000         8/9       0.86                 43,000

Marketing services                                       165,000        3/15       1.05                173,250
                                                                                                       145,110 (2)

Investor relations                                        15,000        2/2        0.68                 10,200

Industrial Relations and marketing services               16,500       10/14       1.05                 17,325

Industrial Relations and marketing services               69,550       10/20       1.01                 70,245

Consulting services                                       23,775        10/1       0.82                 19,258

Marketing services                                        24,000       10/30        0.9                 21,600
                                                       ---------                                 --------------

Total of shares issued to consultants                    483,920                                       742,961


OTHER:
Stock issued to settle accounts payable                   37,421                                             -
Employee options exercised                               104,324                                        10,182 (3)
Stock issued in lieu of rent                              12,000     various        .75                  9,000
Director awards                                           50,000       10/20       1.01                 50,500
                                                      ----------                                 --------------
Total equity instruments issued for services             687,665                                 $     812,643
                                                      ==========                                 ==============

(1) Grants were issued in return for commitments for future service; this is the expense allocated to future periods.
(2) Amortization of the cost of grants issued in prior periods.
(3) Some issuances were compensated by eliminating liabilities owed to the optionee; if the required option price exceeded the liability, the excess was charged to expense.

Information detailing all equity transactions since inception of the development stage is presented in the following schedule.


                                            Common              Preferred
                                            Shares                Stock
                                   ---------------------- -----------------------     Deficit       Deficit   Treasury
                                      Number     Amount     Number     Amount    Pre-Development Development   Stock        Total
                                   ----------  ---------- ---------- ----------  --------------- ------------ ---------- ----------
Shares to incorporators      1997    177,547  $    1,630                                                                 $   1,630

Subsequent sale to
 incorporators               1997                           275,000      2,750                                               2,750

Redemption of initial
 preferred stock             1997     88,340               (275,000)                                           (20,000)    (20,000)

Stock issued in conjunction
 with merger                 1997  3,127,500     214,768                            (206,952)                                7,816
                             2004     57,434
                                  ----------- -----------
                                   3,184,934     214,768
                                  ----------- -----------
Exchange of common stock
for preferred stock          1997 (1,500,000)    (30,200)   275,000     10,200                                  20,000

Stock sold in private
 placements                  1997     83,213     148,984                                                                   148,984
                             1998    471,962     493,119                                                                   493,119
                             2004    614,552     872,268                                                                   872,268
                             2000    330,719     430,858                                                                   430,858
                             2001    235,999     348,600                                                                   348,600
                             2002    392,834     396,630                                                                   396,630
                             2003    715,000     659,000                                                                   659,000
                             2004  5,630,125   3,857,802                                                                 3,857,802
                                   ----------  ----------                                                                ----------
                                   8,474,404   7,207,261                                                                 7,207,261
                                   ----------  ----------                                                                ----------

Stock issued for services    1997     30,000
                             1998     79,708
                             1999     18,629      17,238                                                                    17,238
                             2000     65,331      62,767                                                                    62,767
                             2001     97,183      95,746                                                                    95,746
                             2002    423,659     413,899                                                                   413,899
                             2003  1,509,003   1,618,411(A)                                                              1,618,411
                             2004    687,665     661,306(A)                                                                661,306
                                   ----------  ----------                                                                ----------
                                   2,911,178   2,869,367                                                                 2,869,367
                                   ----------  ----------                                                                ----------

(A) See Note 13 for reconciliation with the Statements of Cash Flows.

                                  AIRTRAX, INC.
             CUMULATIVE STATEMENT OF CHANGE IN STOCKHOLDERS' EQUITY
                        May 19, 1997 to December 31, 2004

                               Common                    Preferred
                                 Shares                    Stock              Deficit          Deficit      Treasury
                            Number       Amount     Number     Amount   Pre-Development      Development      Stock           Net
                          ----------  ---------- ---------- ----------  ---------------      ------------  ----------   ----------
Net losses during
 development stage  1997                                                                         (129,313)               (129,313)
                    1998                                                                         (490,014)               (490,014)
                    1999                                                                         (685,615)               (685,615)
                    2000                                                                         (497,381)               (497,381)
                    2001                                                                         (811,700)               (811,700)
                    2002                                                                         (798,962)               (798,962)
                    2003                                                                       (2,191,657)             (2,191,657)
                    2004                                                                       (2,272,200)             (2,272,200)
                                                                                               -----------             -----------
                                                                                               (7,876,842)             (7,876,842)
                                                                                               -----------             -----------

Stock split         1998  1,021,825

Dividends paid in
 common stock       1999    305,737     120,366                                                  (120,366)
                    2000     95,558      56,751                                                   (56,751)
                    2003    246,731     269,161                                                   (80,749)                188,412
                          ----------  ----------                                               -----------             -----------
                            648,026     446,278                                                  (257,866)                188,412
                          ----------  ----------

Dividends paid
 in cash            1998                                                                          (13,005)                (13,005)
                    1999                                                                          (40,498)                (40,498)
                    2004                                                                         (131,771)               (131,771)
                                                                                               -----------             -----------
                                                                                                 (185,274)               (185,274)
                                                                                               -----------             -----------
Adjustment          2003    (21,912)


Warrants exercised  2004     75,000      93,750                                                                            93,750
Redemptions of
 promissory note    1997     30,000      20,000                                                                            20,000




Balances, December
 31, 2004                15,089,342 $10,822,854    275,000      $12,950      $(206,952)       $(8,319,982)  $       0  $2,308,870
                         ========== =========== ===========   ==========     ==========       ============  ========== ===========


                                  AIRTRAX, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                December 31, 2004

9. LOSS PER SHARE

Stock options were granted to two Company employees during 2004. In addition, dividends accrued on the preferred stock during 2004 and 2003 (see Note 4) which at the option of the preferred shareholder could be paid in common stock. There also were warrants outstanding to purchase common stock (see Note 3). These shares and warrants were not included in the calculation of earnings per share because such inclusion would have an antidilutive effect.

10. Operating and Administrative Expenses

Included in Operating and Administrative Expenses are the following:



                                               Year Ended           Year Ended
                                              December 31,          December 31,
                                                 2004                 2003
                                            -------------          -------------

Payroll                                     $    217,454           $    190,266
Officer's Compensation                           185,000                114,978
Cost of stock options                            202,000
Consulting Expense:
    Administration                              721,361                 665,908
    Marketing                                          -                214,478
Marketing Expense                                205,320                 47,301
Production Development Cost                      369,567                127,168
Director Awards                                   50,500                 47,500
Other Expenses                                   578,573                700,771
                                            -------------          -------------
Total Operating &
    Administarive
    Expense                                 $  2,529,775           $  2,108,370
                                            =============          =============



11. INCOME TAXES

The Company has experienced losses each year since its inception. As a result, it has incurred no Federal income tax. The Internal Revenue Code allows net operating losses (NOL's) to be carried forward and applied against future profits for a period of twenty years. At December 31, 2004, the Company had NOL carryforwards of $8,099,640 available for Federal taxes and $2,493,486 for New Jersey taxes. The potential tax benefit of the state NOL's has been recognized on the books of the Company; the potential benefit of the Federal NOL's has been offset by a valuation allowance. If not used, these Federal carryforwards will expire as follows:



                   2011      $   206,952
                   2012          129,092
                   2018          486,799
                   2019          682,589
                   2020          501,169
                   2021          775,403
                   2022          590,764
                   2023        2,233,386
                   2024        2,493,486



During the year 2004, the Company realized $175,414 from the sale, as permitted by New Jersey law, of its rights to use the New Jersey NOL'S and research and development credits that had accrued during 2003. Similar sales of New Jersey tax benefits were made in prior years. These potential New Jersey offsets for periods prior to 2004 are, thus, no longer available to the Company.

Under Statement of Financial Accounting Standards No. 109, recognition of deferred tax assets is permitted unless it is more likely than not that the assets will not be realized. The Company has recorded deferred tax assets as presented below, all stemming from NOL'S.

                                     Current      Non-current         Total
                                    --------     -------------       -------
Deferred Tax Assets                 $995,899     $  1,806,175     $ 2,802,074
Valuation Allowance                  771,485        1,806,175       2,577,660
                                    --------     ------------     -----------
      Balance Recognized            $224,414     $          -     $   224,414
                                    ========     ============     ===========



The entire balance of the valuation allowance relates to Federal taxes. Since state tax benefits for years prior to 2004 have been realized, no reserve is deemed necessary for the benefit of state tax losses of 2004.

                                  AIRTRAX, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

12. RENTALS UNDER OPERATING LEASES

At present, the Company is not obligated under any operating lease. The Company rents warehouse space on a month to month basis.

Rent expense amounted to $49,500 in 2004 and $36,000 in 2003.

13. SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION

Cash paid for interest and income taxes is presented below:



                               2004                         2003
                               ----                         ----

Interest                    $26,329                      $35,828
Income taxes                      0                          500



Equipment purchases of $5,971 were paid with a promissory note. There were no other noncash investing activities during either 2004 or 2003. The following additional noncash financing activities occurred:

a. Shares of common stock were issued for services during 2004 and 2003; these totaled 687,665 and 1,509,003 shares, respectively.

b. During 2004, 130,000 shares were issued in settlement of stock sales which took place during 2003.

c. Liabilities were cancelled in consideration for option exercises of $25,202 in 2003.

d. Liabilities were cancelled in 2004 in return for capital stock in the amount of $125,778

There traditionally is a difference between the amounts of "Equity Instruments Issued for Services" as reported on the Statements of Cash Flow and the amounts of "Shares Issued for Services" as reported on the Statement of Changes in Stockholders' Equity. The differences usually result when the expense of shares issued in one year is spread over more than one year. These differences are detailed in the following schedules:



                                                                          2004
                                                                      ----------
Equity securities issued for services as reported
    on the Statements of Cash Flows                                   $ 812,643

Change in unamortized cost of shares issued for services:
                  Balance 12/31/04                                    $   5,113
                  Balance 12/31/03                                     (267,790)        (262,677)
                                                                      ----------      -----------

Expense of options issued during 2004, but not
    exercised at year end                                                                (15,307)
Stock issued in settlement of liabilities                                                125,778
Other                                                                                        869
                                                                                      -----------

Stock issued for services as reported on the
    Statement of Changes in Stockholders' Equity                                      $  661,306
                                                                                      ===========

                                                                          2003
                                                                       ----------
Equity securities issued for services as reported on the
    Statements of Cash Flows                                                          $1,332,989

Change in unamortized cost of shares issued for service:
                  Balance 12/31/03                                     $ 267,790
                  Balance 12/31/02                                      (146,892)        120,898
                                                                       ----------     -----------

Expense of options issued during 2003, but not exercised
    at year end                                                                          (21,376)

Option exercises in 2003, but accounted for as expense
    in prior years                                                                       154,798
Non-cash consideration for option exercise                                                25,202
Cash consideration for option exercise                                                     5,900

         Stock issued for services as reported on the
             Statement of Changes in Stockholders'
             Equity                                                                   $1,618,411
                                                                                      ===========

                                  AIRTRAX, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

14. CONTINGENCIES

On February 19, 2004, the Company reached a tentative agreement to purchase capital stock of FiLCO GmbH., a German manufacturer of fork trucks (formerly Clark Material Handling Company of Europe) with a manufacturing facility in Mulheim, Germany (FiLCO). It is expected that the Company will acquire 75.1% of FiLCO. Until the tentative agreement is finalized and closed, the Company agreed to make advances to FiLCO. Through December 31, 2004, advances totaling $2,670,000 had been made. The seller, who will continue to own the remaining 24.9% of the FiLCO stock, has agreed that if the Company converts $1,220,000 of its advances to capital he also will convert to FiLCO capital a loan of 1,225,000 Euros that FiLCO owes to him. As additional consideration for this FiLCO stock purchase, FiLCO would pay the seller 12,750 Euros and the Company would issue to the seller 900,000 warrants to purchase Company stock; these warrants would be exercisable at $.01 per share. The Company has appointed the seller of the FiLCO stock a director of the Company and, if the purchase is concluded, would grant him options to purchase 100,000 shares of Company stock for $.01as consideration for his service as a director. Additionally, the Company agreed to advance funds, if needed, to FiLCO to provide for its working capital needs. Any advances made under the latter provision would be collateralized by the remaining 24.9% of FiLCO stock and would be repaid only from dividends paid on the stock.

The Company also agreed as part of the tentative agreement to make available to the management of FiLCO 100,000 shares of Company common stock and options to purchase another 100,000 shares.

As of June 30, 2005, the Company had not concluded the contract and had not issued any of the warrants or options contemplated by the tentative agreement.

During May 2002, the Company signed an agreement with a broker-dealer to provide investment banking and financial advisory services, which included the raising of funds. Under the agreement, the broker-dealer was entitled to receive stock warrants which if exercised would produce 450,000 shares of common stock of the Company during a four year term at an exercise price of approximately $1.75 per share. A dispute arose between the parties regarding the agreement and its performance. The Company has asserted that the broker-dealer induced the Company to enter into the agreement through material misstatements and has not otherwise performed its services under the agreement. The Company believes the broker-dealer is not entitled to the stated compensation, and has not issued the stock warrants.

The Company has experienced losses and negative cash flows during each of its years of existence. These raise doubts as to the ability of the Company to continue as a going concern. Management of the Company has consistently been successful in raising capital, principally through sales of equity securities. Substantial sales of equity securities occurred during 2004 and other such capital sales are expected in the future. These are expected to sustain the Company as it progresses to full operations. For that reason, the financial statements do not include any adjustments that might be necessary if the Company was unable to continue as a going concern.

                                  AIRTRAX, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2004

15. SUBSEQUENT EVENTS

On April 6, 2005, the certificate of incorporation of the Company was amended to increase the number of authorized shares, as follows:

Common 100,000,000 shares of no par stock Preferred 5,000,000 shares of no par stock

The characteristics of these shares are unchanged from the shares previous authorized.

On February 11, 2005, the Company sold $5,000,000 of convertible debentures with two issues of detachable warrants. Conversion of these bonds occurred on March 29, 2005 and 3,846,154 shares of common stock were issued in place of the bonds.

                          Audited Financial Statements

                                   FiLCO GmbH

                Year ended December 31, 2004 and the period from
              May 1, 2003 (date of formation) to December 31, 2003
                       with Report of Independent Auditors

                                   FiLCO GmbH

                          Audited Financial Statements

                      Year ended December 31, 2004 and the
                        period from May 1, 2003 (date of
                         formation) to December 31, 2003

                                    Contents

Report of Independent Auditors.................................................1
Balance Sheets.................................................................2
Statement of Operations........................................................3
Statement of Cash Flows........................................................4
Notes to Financial Statements..................................................5

                         Report of Independent Auditors

To the Shareholder
FiLCO GmbH

We have audited the accompanying balance sheets of FiLCO GmbH (the Company), a German limited liability corporation, as of December 31, 2004 and 2003, and the related statements of operations and cash flows for the year ended December 31, 2004 and the period from May 1, 2003 (date of formation) to December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of FiLCO GmbH as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the year ended December 31, 2004 and the period May, 1, 2003 (date of formation) through December 31, 2003 in conformity with accounting principles generally accepted in the United States.


/s/ Fiondella, Milone, & LaSaracina LLP.
------------------------------------


Manchester, Connecticut
August 11, 2005

                                   FiLCO GmbH
                                 Balance Sheets


                                                                                            December 31
                                                                                      2004                2003
                                                                               ------------------- -------------------
Assets
Current assets:
   Cash and cash equivalents                                                   $        31,654     $       247,920
   Restricted cash                                                                     598,071             539,316
   Trade accounts receivable, net of allowance of $21,776 and $20,041 in
     2004 and 2003, respectively                                                       133,954             431,944
   Total inventories, less obsolescence reserve of $108,273 and $99,647
     in 2004 and 2003, respectively                                                  1,415,987           3,012,788
   Other receivables                                                                   293,821              97,421
   Other current assets                                                                107,879             231,201
                                                                               ------------------- -------------------
Total current assets                                                                 2,581,366           4,560,590

Property, plant and equipment, net                                                   3,616,788           4,622,054
Intangible assets, net                                                                  66,520              95,258
                                                                               ------------------- -------------------
Total assets                                                                         6,264,674           9,277,902
                                                                               =================== ===================

Liabilities and Shareholders' Equity (Deficit)
Current liabilities:
   Accounts payable                                                                    964,698           1,806,049
   Accrued salaries & benefits                                                       1,610,566             287,283
   Accrued indemnities                                                                 416,824             451,738
   Liability to German receiver                                                        501,302              99,019
   Other accrued liabilities                                                           373,740             478,519
   Deferred revenue                                                                    916,807             879,122
   Shareholder note payable                                                          1,832,880           1,629,047
   Related party loans                                                               3,294,196             317,796
   Short-term debt                                                                     719,934             746,766
                                                                               ------------------- -------------------
Total current liabilities                                                           10,630,947           6,695,339
Deferred tax liability                                                               1,448,601           1,478,589
                                                                               ------------------- -------------------
Total liabilities                                                                   12,079,548           8,173,928

Shareholders' Equity (Deficit):
   Capital shares, no par value, 3 and 2 shares authorized and outstanding,             27,938              27,938
     at December 31, 2004 and 2003, respectively
   Additional paid-in capital                                                        3,170,607           3,170,607
   Accumulated deficit                                                              (7,682,791)         (1,707,620)
   Accumulated other comprehensive income - foreign currency translation            (1,330,628)           (386,951)
                                                                               ------------------- -------------------
Total shareholders' equity (deficit)                                                (5,814,874)          1,103,974
                                                                               ------------------- -------------------
Total liabilities and shareholders' equity (deficit)                           $     6,264,674     $     9,277,902
                                                                               =================== ===================

See accompanying notes.

                                  FiLCO GmbH
                             Statement of Operations


                                        Year ended        Period from May 1,
                                       December 31         2003 to December
                                           2004                31, 2003
                                    ------------------- -----------------------
Net sales                           $       1,366,143   $       7,726,962
Cost of sales                              (2,427,721)         (5,649,998)
                                    ------------------- -----------------------
Gross (loss) margin                        (1,061,578)          2,076,964

Selling and administrative                 (4,652,310)         (4,372,666)
                                    ------------------- -----------------------
Operating loss                             (5,713,888)         (2,295,702)

Other income                                   60,307             583,749
Currency exchange gains (losses)               14,735             (32,467)
Other expenses                                (98,597)            (48,516)
Interest expense                             (381,753)            (97,493)
                                    ------------------- -----------------------

Loss before income taxes                   (6,119,196)         (1,890,429)
Income tax benefit                            144,025             182,809
                                    ------------------- -----------------------
Net loss                            $      (5,975,171)  $      (1,707,620)
                                    =================== =======================

See accompanying notes.

                                   FiLCO GmbH
                             Statement of Cash Flows


                                                                                           Year ended          Period from
                                                                                        December 31, 2004     May 1, 2003 to
                                                                                                            December 31, 2003
                                                                                        ------------------ ---------------------
Cash flows from operating activities
Net loss                                                                                $     (5,975,171)  $     (1,707,619)
Adjustments to reconcile net income to net cash used in operating activities:
   Depreciation and amortization expense                                                         907,477            527,670
   Bad debt expense                                                                                    -             18,505
   Deferred taxes                                                                               (144,025)          (182,809)
Changes in operating assets and liabilities:
     Accounts receivable                                                                         335,382           (451,985)
     Inventories                                                                               1,857,603         (2,586,846)
     Other receivables                                                                          (187,967)           (66,028)
     Other current assets                                                                        143,336           (231,201)
     Accounts payable                                                                           (997,693)         1,806,049
     Accrued expenses                                                                          1,078,194          1,217,541
     Liabilities to receiver                                                                     393,711             99,019
     Deferred revenue                                                                            (38,416)           879,122
                                                                                        ------------------ ---------------------
Net cash used in operating activities                                                         (2,627,569)          (678,582)

Cash flows from investing activities:
    Business acquisition, net of cash                                                                  -         (1,040,254)
    Purchases of property and equipment                                                          (12,088)                 -
    Investment in restricted cash                                                                (58,755)          (539,316)
                                                                                        ------------------ ---------------------
Net cash used in investing activities                                                            (70,843)        (1,579,570)

Cash flows from financing activities:
    Net proceeds from shareholder note                                                                 -          1,569,625
    Net proceeds from related party loans                                                      3,099,579            415,206
    Net proceeds from short-term debt                                                                  -          1,455,646
    Payments on short-term debt                                                                 (163,505)          (689,632)
                                                                                        ------------------ ---------------------
Net cash provided by financing activities                                                      2,936,074          2,750,845
                                                                                        ------------------ ---------------------

Effect of exchange rate changes on cash                                                         (453,928)          (244,773)
Net (decrease) increase in cash                                                                 (216,266)           247,920
Cash and cash equivalents; beginning of year                                                     247,920                  -
                                                                                        ------------------ ---------------------
Cash and cash equivalents; end of year                                                  $         31,654   $        247,920
                                                                                        ================== =====================

See accompanying notes.

                                   FiLCO GmbH
                          Notes to Financial Statements


1. The Company

Effective May 1, 2003, FiLCO GmbH (the Company) was formed as a German limited liability corporation located in Mulheim, Germany. The Company manufactures and sells commercial grade forklifts to retailers, resellers and directly to end users. In addition, the Company refurbishes used forklifts for resale. The Company's customers are located primarily in Europe and the Middle East.

In 2004 and 2003, a significant portion of the revenues were derived from two customers. These two customers represented 70% and 72%, of revenues in the statement of operations in 2004 and 2003, respectively, and 0% and 21%, of accounts receivable balances as of December 31, 2004 and 2003, respectively.

On May 1, 2003, the Company acquired certain assets and assumed certain liabilities of the former company, Clark Material Handling GmbH (Clark), through a German Receiver (the Acquisition) for $558,750 and a note in the amount of $481,504. Effective February 1, 2003, the German Receiver (Seller) was assigned to oversee the affairs of Clark when the company declared insolvency under "German Insolvency" law. The Company has made the Acquisition to penetrate the forklift truck market, which they are currently not involved in. The assets and liabilities of the Acquisition were recorded at estimated fair values as determined by Company's management based on information available and on assumptions made. The Company provided to the Seller on the effective date of the Acquisition an advanced payment in the amount of $100,575 for future operating costs. In addition, the sole shareholder of the Company was required to provide a $1,117,500 personal security payable on first call by the Seller. The Company was also responsible to make an offer of employment to at least 250 employees of Clark by the effective date of August 1, 2003 or pay the Seller a penalty in the amount of $22,350 per person. The purchase price allocation for this Acquisition has not resulted in the recognition of the goodwill based on the assets acquired and liabilities assumed. The statement of operations includes the result of this business from the effective date of acquisition or formation.

2.  Liquidity

At December 31, 2004, the Company had an accumulated deficit of $7,682,791, incurred a net loss of $5,795,171 for the year ended December 31, 2004 and had negative cash flows from operations of $2,627,569 and $678,582 for 2004 and 2003, respectively.

Management believes that cash provided by capital raising activities from current investors will be sufficient to fund the Company's operating and capital needs. Failure to generate sufficient cash flows from raising additional capital could have a material adverse effect on the Company's ability to continue as a going concern and to achieve its intended business objectives.

                                   FiLCO GmbH
                    Notes to Financial Statements (continued)


3. Accounting Policies

Use of Estimates

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States. Financial statements prepared in conformity therewith require management to make estimates and assumptions that affect the amounts reported in them, including the accompanying notes. While management believes that the estimates and related assumptions used in the preparation of these financial statements are appropriate, actual results could differ.

Certain Risks and Uncertainties

The Company's products and services are concentrated in highly competitive markets characterized by rapid technological advances, frequent changes in customer requirements and evolving regulatory requirements and industry standards. Failure to anticipate or respond adequately to technological advances; changes in customer requirements and changes in regulatory requirements or industry standards could have a material adverse effect on the Company's business and operating results. Additionally, certain other factors could affect the Company's future operating results and cause actual results to differ materially from expectations, including but not limited to, dependence on a third party manufacturer, difficulties in managing growth, difficulties in attracting and retaining qualified personnel, dependence on key personnel, enforcement of intellectual property rights, and the lengthening of sales cycles.

Accounting Principles

The Company's financial statements and accompanying notes are prepared on the accrual basis of accounting in accordance with generally accepted accounting principles in the United States.

Cash and Cash Equivalents

All highly liquid investments with a maturity date of three months or less when purchased are considered cash equivalents. The carrying amounts reported in the balance sheet for cash and equivalents approximate those assets at fair value.

Restricted Cash

Restricted cash represents cash that is being utilized so that the Company could enter into a lease agreement, with the Seller, for their manufacturing facility located in Mulheim, Germany. In addition, the Company has arrangements with certain customers which required them, prior to doing business, to set aside cash with bank institutions which will be used as collateral for the specific projects.

                                   FiLCO GmbH
                    Notes to Financial Statements (continued)



3. Accounting Policies (continued)

Foreign Currency Translation

The functional currency for the Company is their local currency the EURO. These financial statements have been translated into the U.S dollar for balance sheet accounts at the current year-end exchange rate; income statement accounts are translated at the average exchange rate for the year or period. Resulting translation adjustments are made directly to a separate component of shareholders' deficit-"Accumulated other comprehensive income (loss) - foreign currency translation".

Revenue Recognition/Accounts Receivable

The Company recognizes revenues from sales when products are shipped to the customer. The carrying amounts reported in the balance sheet for accounts receivable approximate those assets fair value. Accounts receivable are reserved for at the time that management determines them to be uncollectible.

Inventories

Inventories are stated at the lower of cost or market. Cost is determined by the first-in, first-out method.

Property, Plant and Equipment

Property, plant and equipment are recorded at cost. Depreciation of property, plant and equipment is computed using the straight-line method over a period of five to seven years based on the asset.

Impairment of Long-Lived Assets

Statement of Financial Accounting Standards (SFAS) No. 144. "Accounting for the Impairment or Disposal of Long-Lived Assets," (SFAS 144), requires that long-lived assets and certain intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. No impairment losses have been recognized in 2004 or 2003.

                                   FiLCO GmbH
                    Notes to Financial Statements (continued)



3. Accounting Policies (continued)

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. This statement requires the Company to recognize deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company's balance sheet or tax returns. Under this method, deferred tax assets and liabilities are measured based on the difference between the balance sheet carrying amounts and the respective tax bases of assets and liabilities and net operating loss carryforwards available for tax reporting purposes. A valuation allowance is recorded on deferred tax assets unless realization is determined to be more likely than not.

4. Inventories

Inventories consist of:

                                            December 31
                                       2004            2003
                                  --------------- ----------------
Raw materials                     $  1,086,133    $  2,062,229
Work-in-process                         95,370         620,343
Finished goods                         234,484         330,216
                                  --------------- ----------------
                                  $  1,415,987    $  3,012,788
                                  =============== ================

5.  Property, Plant and Equipment

Property and equipment consist of the following:

                                                December 31
                                         2004                 2003
                                  -------------------- --------------------

Machinery and equipment           $       4,376,960    $       4,376,960
Tooling                                     618,060              607,176
Office equipment                            148,467              148,467
Computer equipment                           44,173               44,173

Less accumulated depreciation             1,570,872              554,722
                                  -------------------- --------------------
                                  $       3,616,788    $       4,622,054
                                  ==================== ====================

Depreciation expense for the year ended December 31, 2004 and the period May 1, 2003 through December 31, 2003 was $882,600 and $512,211, respectively.

                                   FiLCO GmbH
                    Notes to Financial Statements (continued)



6.  Intangible Assets

Intangible assets consist of the following:

                                                          December 31
                                                    2004              2003
                                               ---------------- ----------------
Forklift Schematics, net of amortization of
   $45,480 for 2004 and $16,742 for 2003       $        66,520  $         95,258
                                               ---------------- ----------------
                                               $        66,520  $         95,258
                                               ================ ================

Amortization expense for the year ended December 31, 2004 and the period May 1, 2003 through December 31, 2003 was $24,877 and $15,459, respectively. Estimated amortization expense for the next five years is as follows: 2005- $24,877, 2006- $24,877, 2007- $24,877 and 2008- $9,418.

7. Leases

The Company occupies a facility in Mulheim, Germany. The lease agreement for this facility commenced on August 1, 2003 and expired January 31, 2005, and provided for monthly rent of $40,932. Rent expense under the above lease was $447,790 and $186,579 for year ended December 31, 2004 and the period May 1, 2003 through December 31, 2003, respectively. The Company was required to make a deposit of $223,895 with a financial institution as collateral, classified as restricted cash, based on the requirements of the Acquisition and Industrial Tenancy Agreement to obtain the lease.

Total future minimum lease payments under the above lease agreements are as follows:

                               2005       $40,932

8.  Debt

Short term debt consists of the following:

                                                                                        December 31
                                                                                2004                   2003
                                                                        ---------------------- ----------------------
Demand note payable to sole shareholder with interest at 6%             $       1,832,880      $        1,629,047
Demand note payable to related party, Fanger, with interest at 6%                 366,355                 317,796
Term note payable to Vectra Ltd. with interest at 12%;
   matured on January 31, 2004                                                    719,934                 746,766
Demand note payable to related party, Airtrax, with interest at 8%              2,927,841                       -
                                                                        ---------------------- ----------------------
                                                                        $       5,847,010      $        2,693,609
                                                                        ====================== ======================

                                   FiLCO GmbH
                    Notes to Financial Statements (continued)



8.  Debt (continued)

The intangible asset of the Company has been pledged as collateral for the demand note payable to Fanger.

The Company has pledged with regard to the term note payable to Vectra Ltd. two capital shares of the Company as collateral. In addition, the Company assigned the proceeds of several identified customer's accounts receivable to Vectra Ltd. to secure the outstanding balance of the term note payable.

All debt related costs are being expensed in the current year in lieu of all debt being classified as current.

The carrying value of the amounts due under the above debt agreements approximates fair values at December 31, 2004 and 2003, respectively.

9. Legal Proceedings

The Company is not aware of any pending legal proceedings that, individually or in the aggregate, would have a material adverse effect on the Company's business, operating results, or financial condition. We may in the future be party to litigation arising in the ordinary course of business, including claims that allegedly infringe upon third-party trademarks or other intellectual property rights. Such claims, even if not meritorious, could result in the expenditure of significant financial and managerial resources.

10. Income Taxes

The provision for income taxes consisted of the following:

                                                     December 31
                                              2004                 2003
                                      --------------------- --------------------
Current income tax expense:
     Foreign                          $                -    $                -
Deferred income tax expense:
     Foreign                                    (144,025)             (182,809)
                                      --------------------- --------------------
Total income tax expense/(benefit)    $         (144,025)   $         (182,809)
                                      ===================== ====================

                                   FiLCO GmbH
                    Notes to Financial Statements (continued)



10. Income Taxes (continued)

Significant components of deferred income taxes follow:

                                                   December 31
                                            2004                 2003
                                    --------------------- --------------------
Gross deferred tax assets:
     Net operating losses           $        2,293,506    $          457,162
     Reserves                                   39,665                38,300
                                    --------------------- --------------------
                                             2,333,171               495,462
Gross deferred tax liability:
     Fixed assets                           (1,488,266)           (1,516,889)
                                    --------------------- --------------------
                                               844,905            (1,021,427)
Less - valuation allowance                   2,293,506               457,162
                                    --------------------- --------------------
Net deferred tax asset/(liability)  $       (1,448,601)   $       (1,478,589)
                                    ===================== ====================

Due to the Company's net operating loss position, the Company has recorded a full valuation allowance against its deferred tax asset because management does not believe it is more likely than not that this asset will be realized.

The deferred tax liability represents the tax effect of the fixed assets adjustment to estimated fair value as a result of the acquisition. This deferred tax liability will reverse as the fixed assets are depreciated and will not impact future tax payments or require any additional cash outflows.

As of December 31, 2004 and 2003, the effective tax rate differs from the statutory rate primarily due to the increase in the valuation allowance.

As of December 31, 2004 and 2003, the Company had approximately $7,519,691 and $1,428,631, respectively, of foreign net operating loss carry forwards that carry forward indefinitely.

11.  Shareholder's Equity

The authorized capital stock of the Company consists of two capital shares authorized and issued upon the Acquisition of the Company. Both shares of capital shares issued are owned by the sole shareholder of the Company.

Effective February 16, 2004, the Company split the shares into three shares authorized and outstanding to the sole shareholder.

                                   FiLCO GmbH
                    Notes to Financial Statements (continued)



12.  Related Party

The Company had an outstanding demand note payable to the sole shareholder. The amount outstanding was $1,832,880 and $1,629,047 as of December 31, 2004 and 2003, respectively.

The Company had an outstanding demand note payable to a consultant and the former general manager of the Company. The amount outstanding was $366,355 and $317,796 as of December 31, 2004 and 2003, respectively.

The Company had an outstanding demand note payable to Airtrax, Inc. by which the owner of FiLCO GmbH is a member of the board. The amount outstanding was $2,927,841 as of December 31, 2004.

The Company maintains a consulting agreement with the former general manager of the Company for the annual amount of $114,610 to be paid in 12 equal monthly installments. The effective date of this contract is June 1, 2003. The contract is indefinite and can be terminated by either party by giving one month notice.

13. Subsequent Event

Effective October 7, 2004, Airtrax, Inc. (a New Jersey company) signed a letter of intent to purchase 75.1% of the stock of the Company. During the pendency of the agreement, Airtrax, Inc. has agreed to make advances to the Company to fund operations. Through August 11, 2005, the Company received loans totaling $5,827,171. Based on the pending agreement, a portion of the loans may be converted to capital. The sole shareholder of the Company will continue to own the remaining 24.9% of the Company's stock. The shareholder has agreed that if Airtrax, Inc. converts a portion of the loans to capital, the shareholder will also convert the shareholder loan to capital, and the consultant and former general manager, and Vectra Ltd. will exchange their notes for Airtrax stock.

Effective March 15, 2005, the Company has consummated a signed purchase order with Mitsubishi to produce forklift engines in the amount of $1,227,960. The delivery date for the engines are due in November 2005.

The Company is currently renegotiating a new lease agreement for their manufacturing facility. They are currently paying rent on a month-to-month basis until the agreement is signed. During February 2005, the Seller called the restricted cash of $245,592 for past rent due.

                                  AIRTRAX, INC.
                     PROFORMA CONDENSED FINANCIAL STATEMENTS
                                   (Unaudited)

On February 19, 2004, the Company reached a tentative agreement to acquire capital stock of FiLCO GmBH, a German manufacturer of fork trucks with a manufacturing facility in Mulheim, Germany (FiLCO). As later amended, the tentative agreement calls for the acquisition of 75.1% of the capital stock of FiLCO. In return, the Company would issue to the seller 900,000 warrants to purchase Company stock at $.01 per share; the Company would arrange for the seller to be paid 12,750 Euros and would appoint the seller to the Company Board of Directors.


During the pendancy of this tentative agreement, the Company agreed to make advances to FiLCO. Through December 31, 2004, advances totaling $2,670,000 had been made; this total was increased to $6,255,462 at September 30, 2005. The seller, who will continue to own the remaining 24.9% of the FiLCO capital stock, had advanced to FiLCO 1,225,000 Euros. The seller has agreed that, if the Company converts $1,300,000 of its advances to the capital of FiLCO, he also will convert to FiLCO capital his loan in the amount of 1,225,000 Euros.

The estimated fair value of the proposed consideration consists of the options and the 12,750 euro payment, which are described above, and the $1,300,000 advance which would be converted to capital. The options were valued using a Black Scholes options pricing model, using the following major assumptions:

                  Volatility                         87.1%
                  Risk-free interest rate            3.95%
                  Expected life-years                 .03

The accompanying condensed financial statements illustrate the effect of the acquisition (proforma) on the financial position of the Company and the results of its operations. The condensed balance sheet as of September 30, 2005 is based on the combined historical balance sheets of the Company and FiLCO as of that date and assumes the acquisition took place on that date. The condensed statements of operations for the year ended December 31, 2004 and for the nine month period ended September 30, 2005 are based on the historical statements of operations of the Company and FiLCO for those periods and assume the acquisition took place on January 1, 2004.

The proforma condensed financial statements may not be indicative of the actual results of the acquisition. In particular, the proforma condensed financial statements are based on the current estimate of management of the allocation of the purchase price; the actual allocation may differ.

The accompanying proforma financial statements should be read in conjunction with the historical financial statements of the Company and FiLCO.

                                  AIRTRAX, INC.
                  PRO-FORMA CONDENSED STATEMENTS OF OPERATIONS
                        FOR YEAR ENDED DECEMBER 31, 2004
                                   (UNAUDITED)



                                                                                                                          Pro-Forma
                                 Airtrax                    Filco            Combined                  Adjustments          Amounts
                               --------------           ------------    ----------------            ---------------  ---------------
SALES                          $           -            $ 1,366,143     $     1,366,143             $            -   $    1,366,143

COST OF GOODS SOLD                         -              2,427,721           2,427,721                          -        2,427,721
                               --------------           ------------    ----------------            ---------------  ---------------

GROSS PROFIT (LOSS)                        -             (1,061,578)         (1,061,578)                         -       (1,061,578)

SELLING, OPERATING
AND ADMINISTRATIVE
EXPENSES                           2,529,775              4,652,310           7,182,085                    295,000 (1)    7,477,085
                               --------------           ------------    ----------------            ---------------  ---------------

OPERATING LOSS                    (2,529,775)            (5,713,888)         (8,243,663)                  (295,000)      (8,538,663)

OTHER INCOME AND
    EXPENSE:
      Interest expense               (30,894)              (381,753)           (412,647)                    86,667 (2)
                                                                                                           100,283 (3)     (225,697)
      Interest income                 86,667                      -              86,667                    (86,667)(2)            -
      Other income                     2,979                 75,042              78,021                          -           78,021
      Other expenses                       -                (98,597)            (98,597)                                    (98,597)
                               --------------           ------------    ----------------            ---------------  ---------------

LOSS BEFORE MINORITY
    INTEREST AND TAXES            (2,471,023)            (6,119,196)         (8,590,219)                  (194,717)      (8,784,936)

MINORITY INTEREST                          -                      -                   -                    680,522 (4)      680,522

INCOME TAX BENEFIT                   198,823                144,025             342,848                          -          342,848
                               --------------           ------------    ----------------            ---------------  ---------------

NET LOSS ATTRIBUTABLE
    TO COMMON
    SHAREHOLDERS                  (2,272,200)            (5,975,171)          (8,247,371)                  485,805       (7,761,566)

PREFERRED STOCK
    DIVIDENDS DURING
    DEVELOPMENT STAGE               (131,771)                                   (131,771)                                  (131,771)
                               --------------           ------------    -----------------           ---------------  ---------------

DEFICIT ACCUMULATED            $  (2,403,971)           $(5,975,171)    $     (8,379,142)           $      485,805   $   (7,893,337)
                               ==============           ============    =================           ===============  ===============

NET LOSS PER SHARE-
    Basic and Diluted                                                                                                $         (.64)
                                                                                                                     ===============
WEIGHTED AVERAGE
SHARES OUTSTANDING                                                                                                       12,075,448
                                                                                                                     ===============

(1) To record issuances of 100,000 options to prior sole owner of FiLCO, as per tentative acquisition agreement.
(2) Elimination of intercompany interest income against related interest expense.
(3) Elimination of interest expense associated with loan capitalized per tentative acquisition agreement.
(4) Minority interest in loss, provided for up to the amount of the minority interest at 12/31/03.

                                  AIRTRAX, INC.
                  PRO-FORMA CONDENSED STATEMENTS OF OPERATIONS
                         NINE MONTHS ENDED SEPTEMBER 30, 2005
                                   (UNAUDITED)
                                                                    Pro-Forma
                         Airtrax      Filco    Combined  Adjustment   Amounts

SALES                 $   167,545  $  464,297  $  631,842           $   631,842

COST OF GOODS SOLD        160,126     455,455     615,581               615,581
                      -----------  ----------   --------- --------- -----------

GROSS PROFIT (LOSS)         7,419       8,842      16,261                16,261

SELLING, OPERATING
AND ADMINISTRATIVE
EXPENSES                3,987,695   5,002,196   8,989,891             8,989,891
                      -----------  ----------   --------- --------- -----------
OPERATING LOSS         (3,980,276) (4,993,354) (8,973,630)           (8,973,630)

OTHER INCOME AND
  EXPENSE
  Interest expense     (4,374,595)   (453,182) (4,827,774)275,245 (1)(4,552,529)
  Interest income         291,208                 291,208(275,245)(1)    15,963
  Other income                211       5,861       6,072                 6,072
  Other expenses                      (53,133)    (53,133)              (53,133)
                      -----------  ----------   --------- ---------- -----------
NET LOSS BEFORE
  INCOME TAXES         (8,063,449) (5,493,808) (13,557,257)         (13,557,257)

INCOME TAX BENEFIT        371,838     205,191      577,029              577,029
                      -----------  ----------   ---------- --------- -----------

NET LOSS BEFORE
  DIVIDENDS            (7,691,611) (5,288,617) (12,980,228)         (12,980,228)

DEEMED DIVIDENDS
  ON PREFERRED STOCK      480,978        -         480,978    -         480,978
                      -----------  ----------   ---------- --------- -----------

NET LOSS ATTRIBUTABLE
  TO COMMON
  SHAREHOLDERS         (8,172,589) (5,288,617) (13,461,206)   -     (13,461,206)
                      -----------  ----------   ---------- --------- -----------

PREFERRED STOCK
  DIVIDENDS DURING
  DEVELOPMENT STAGE       (51,563)         -       (51,563)   -         (51,563)


DEFICIT
ACCUMULATED           $(8,224,152)$(5,288,617)$(13,512,769)$  -    $(13,512,769)
                       ==========  ==========   ========== ========  ==========

NET LOSS PER SHARE-
    Basic and Diluted $      (.75)
                       ==========
WEIGHTED AVERAGE
SHARES OUTSTANDING     18,138,064
                       ==========

(1) To eliminate intercompany interest on the Airtrax loan to FiLCO

                                  AIRTRAX, INC.
                       PRO-FORMA CONDENSED BALANCE SHEETS
                               SEPTEMBER 30, 2005
                                   (UNAUDITED)

                                                                              Pro-Forma
                        Airtrax       Filco      Combined   Adjustments         Amounts
                    -------------- ---------   ----------  ------------     --------------


ASSETS:
Current Assets      $    3,378,657 $ 2,096,945 $ 5,475,602 $  (361,912)(4)  $    5,113,690

Fixed Assets (net)         204,274   3,158,631   3,362,905                       3,362,905

Intangibles                147,601      53,731     201,332                         201,332

Advances to FiLCO        6,255,462        -      6,255,462  (1,300,000)(1)          -
                                                            (4,955,462)(3)
Unamortized debt
  fees                     416,732        -        416,732                         416,732
Goodwill                                                     1,300,000 (1)
                                                             2,826,000 (6)
                                                             9,981,329 (7)      14,107,329
                    -------------- ----------- ----------- -----------      --------------
TOTAL ASSETS        $   10,402,726 $ 5,309,307 $15,712,033 $ 7,489,955      $   23,201,988
                    ============== =========== =========== ===========      ==============

LIABILITIES AND
    STOCKHOLDERS' EQUITY:
Current Liabilities:
  Accounts payable       1,258,715   1,263,155  2,521,870                        2,521,870
  Accrued expenses       1,504,195   2,936,176  4,440,371      295,000 (5)       4,735,371
    Customer advances       -          860,214    860,214         -                860,214
    Short-term debt        100,000     652,967    752,967                          752,967
    Related party loans     -        6,617,374  6,617,374   (1,300,000)(1)
                                                            (4,955,462)(3)
                                                              (361,912)(4)
Deposits for unissued
  stock                     70,875                              70,875              70,875

Advances from
  shareholders              34,474   1,875,934  1,910,408   (1,875,934)(2)          34,474
                    -------------- ----------- ----------   ------------    --------------
Total current
  liabilities            2,968,259  14,205,820 17,174,079   (8,198,308)          8,975,771

Long Term Debt             500,000       -        500,000         -                500,000
Deferred Taxes             -         1,084,816  1,084,816         -              1,084,816
                    -------------- ----------- ---------- -------------     --------------
Total Liabilities        3,468,259  15,290,636 18,758,895   (8,198,308)         10,560,587
                    -------------- ----------- ---------- -------------     --------------
Stockholders' Equity:
Common stock            20,773,723   3,198,545 23,972,268    1,300,000 (1)      26,775,657
                                                             1,875,934 (2)
                                                             2,826,000 (6)
                                                            (3,198,545)(7)
Additional Paid In
Capital-Warrants         2,366,339       -        2,366,339                      2,366,339

Deficit                (16,751,086)(12,941,408) (29,692,494)  (295,000) (5)    (17,046,086)
                                                            12,941,408  (7)

Preferred stock            545,491       -          545,491       -                545,491
Comprehensive
  income                   -          (238,466)    (238,466)   238,466  (7)        -
                    -------------- ----------- ------------  ----------     --------------
Stockholders'
  Equity (Deficit)       6,934,467  (9,981,329)  (3,046,862) 15,688,263         12,641,401
                    -------------- ----------- ------------ -----------     --------------
TOTAL LIABILITIES
AND STOCKHOLDERS'
EQUITY              $   10,402,726 $ 5,309,307 $ 15,712,033 $ 7,489,955     $   23,201,988
                    ============== =========== ============ ===========     ==============

(1) To capitalize Airtrax advances to FiLCO, as per proposed acquisition agreement, and reflect amount as part of goodwill in accordance with the purchase method of accounting.
(2) To capitalize advance from FiLCO shareholder, as per proposed acquisition agreement.
(3) To eliminate inter company advances against the related liabilities. (4) To eliminate inter company interest receivable against the related liability.
(5) To reflect options granted in consideration of services on Airtrax Board of Directors, as per proposed acquisition agreement.
(6) To reflect issuance of options as required by tentative acquisition agreement.
(7)  To eliminate FiLCO stockholders' equity.

                                                         UP TO 16,593,028 SHARES
                                                                  OF OUR
                                                             OF COMMON STOCK


                    TABLE OF CONTENTS
                                                      Page

Prospectus Summary                                      6
Recent Developments                                     8
Risk Factors                                           12
Use of Proceeds                                        16      Airtrax, Inc.
Market For Common Equity And Related Stockholder
     Matters                                           16
Management's Discussion And Analysis or Plan Of
     Operation                                         17
Business                                               25
Description of Property                                35
Legal Proceedings                                      36
Management                                             36
Executive Compensation                                 37
Certain Relationships And Related Transactions         39   ----------------
Security Ownership Of Certain Beneficial Owners
     And Management                                    41      PROSPECTUS
                                                            ----------------
Description of Securities                              43
Indemnification for Securities Act Liabilities         44
Selling Stockholders                                   45
Plan of Distribution                                   53
Legal Matters                                          56
Experts                                                56
Available Information                                  56
Index To Financial Statements                          57    January 11, 2006

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

We held a special meeting of our shareholders on March 28, 2005 pursuant to which a majority of our shareholders approved an amendment to our certificate of incorporation to provide, to the fullest extent permitted under the laws of the State of New Jersey, that our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our articles of incorporation is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our articles of incorporation, if approved by our shareholders, are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT


     SEC Registration fee                     $    3,223.78*
     Accounting fees and expenses                 15,000.00*
     Legal fees and expenses                      45,000.00*
                                              --------------
                              TOTAL           $   63,223.78*
                                              ==============


* Includes a filing fee of $731.25 which was previously paid and a filing fee of $2,564.54 which was previously paid upon filing of Amendment No. 1 on Form SB-2.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

On October 18, 2005, we entered into a 8% Series C Unsecured Convertible Debenture and Warrants Purchase Agreement with certain accredited investors pursuant to which we sold an aggregate of $1,000,000 principal amount unsecured convertible debentures convertible into shares of our common stock, no par value, at a conversion price of $2.00 per share, and an aggregate of 500,000 stock purchase warrants to purchase shares of our Common Stock at $3.25 per share to certain accredited investors who are parties to the Purchase Agreement for an aggregate purchase price of $1,000,000. Further, we issued 50,000 Warrants to the placement agent, a registered broker dealer firm, exercisable at $3.25 per share, as consideration for services performed in connection with the issuance of the Debentures and Warrants to the Investors pursuant to the Purchase Agreement.

On October 28, 2005, we held our second and final closing with certain accredited investors (the "Investors") pursuant to a right of participation which was granted to such investors under that certain securities purchase agreement dated as of November 23 and 24, 2004 and the subscription agreement dated as of February 11,2005. In connection with the second closing, we sold an aggregate of $548,000 principle amount of Debentures convertible into shares of our common stock, no par value, at a conversion price of $2.00 per share, and issued 275,000 warrants exercisable at $3.25 per share for an aggregate purchase price of $ 548,000.

First Montauk Securities Corp. (the "Selling Agent") acted as selling agent in connection with the first and second closings of the Offering in which an aggregate amount of $1,548,000 of Debentures and Warrants were sold. Pursuant to the second closing, we paid commissions of $54,800, a non-accountable expense allowance of $16,440, and issued 27,400 Warrants to the placement agent, a registered broker dealer firm, exercisable at $3.25 per share, each as consideration for services performed in connection with the issuance of the Debenture and Warrants to the Investor pursuant to the Purchase Agreement.


On August 25, 2005, we issued an aggregate of 187,939 shares of common stock to a certain creditor of Filco GmbH pursuant to a certain Assignment and Purchase Agreement which we entered into with the creditor.


On July 1, 2005 we issued options to purchase an aggregate of 750,000 shares of our common stock at an exercise price of $.85 per share to certain of our employees and consultants as compensation for services performed on our behalf.

In April and July of 2005, we issued an aggregate of 30,000 shares of common stock to a certain investor relations consulting firm as compensation for services performed on our behalf.


On May 31, 2005, we entered into a 8% Series B Unsecured Convertible Debenture and Warrants Purchase Agreement with one accredited investor pursuant to which we sold a $500,000 principal amount unsecured convertible debenture (the "Debenture") convertible into shares of our common stock, no par value, at a conversion price equal to $1.30 per share, and stock purchase warrants to purchase 384,615 shares of our common stock at an exercise price equal to $3.25 per share, to a certain investor who is a party to the Purchase Agreement for an aggregate purchase price of $500,000. First Montauk Securities Corp. acted as selling agent in connection with the offering. We issued a total of 38,462 warrants on May 31, 2005 to the selling agent as partial consideration for services performed in connection with the offering. The warrants are exercisable at a price equal to $2.11 for a period of 5 years from the closing date.

On April 7, 2005, we issued an aggregate of 28,453 shares of our common stock to the holders of our convertible promissory notes at a conversion price of $1.30 per share which we issued pursuant to our February 11, 2005 Subscription Agreement, as payment, in lieu of cash, of accrued interest due to the holders under such notes. The closing price for our common stock on the date the conversion, March 29, 2005, was $2.35 per share.

In February and May of 2005, 30,000 shares of common stock to two public relations consulting firm as compensation for services performed on our behalf. The closing price for our common stock on February 15, 2005 was $2.10 per share and on May 16, 2005 it was $2.60 per share, resulting in an aggregate value of $70,500 for this compensation.

In March 2005, the holders of our 6% promissory notes converted all principal and accrued interest payable by us into an aggregate of 3,836,154 and 28,451 shares of our common stock, respectively, all of which we are registering in this prospectus.

On February 11, 2005, we entered into a Subscription Agreement pursuant to which we sold an aggregate of $5,000,000 of principal amount promissory notes convertible into shares of our common stock, no par value, at a conversion price equal to $1.30 per share, and an aggregate of 2,884,615 Class A and Class B share purchase warrants to purchase shares of our common stock to certain purchasers who are a party to the Subscription Agreement. First Montauk Securities Corp. acted as selling agent in connection with the offering. We issued a total of 384,616 warrants on February 11, 2005 to the selling agent as partial consideration for services performed in connection with the offering. The Class A warrants are exercisable at a price equal to $1.85 from the date of issuance until 5 years after the closing date. The Class B warrants are exercisable at a price equal to $2.11, representing 101% of the 3 day average closing bid prices of our common stock on the trading day immediately preceding the closing date, from the date of issuance until 5 years after the closing date. The Class A and Class B warrants both have a cashless feature.

On November 22, 2004, we entered into a Purchase Agreement (the "Purchase Agreement") pursuant to which we sold and issued 1,125,000 shares of common stock, no par value, and common stock purchase warrants to purchase 562,500 shares of our common stock to several accredited investors who are a party to the Purchase Agreement for an aggregate purchase price of $900,000. Thereafter, on November 23, 2004, we entered into Joinders to the Purchase Agreement pursuant to which we sold and issued an additional 515,000 shares of common stock and warrants to purchase an additional 257,500 shares of our common stock to several accredited investors who are a party to the Joinders to the Purchase Agreement for an aggregate purchase price of $412,000. The closing price for our common stock on November 22 and November 23, 2004 was $1.56 and $1.40 per share, respectively. The stock had a per share purchase price equal to $.80. First Montauk Securities Corp. acted as placement agent in connection with the offering. We issued 125,000 warrants on November 22, 2004 and 51,500 warrants on November 23, 2004 to the placement agent and to certain partners of the placement agent as partial consideration for services performed in connection with the issuance of common stock and warrants to the purchasers pursuant to the Purchase Agreement to purchase 62,500 and 25,750 shares of our Common Stock, respectively. The warrants are exercisable from November 22, 2004 until November 22, 2009 and from November 23, 2004 until November 23, 2009, each at an exercise price of $1.25 per share.

In October 2004, we issued an aggregate of 114,324 shares of common stock to 6 of our directors as compensation for services performed on our behalf in each of their capacities as directors of our company. The closing price for our common stock on October 15, 2004 was $1.04 per share, resulting in an aggregate value of $118,897 for this compensation.

In October 2004, we issued an aggregate of 86,050 shares of common stock to a certain investor relations consulting firm as compensation for services performed on our behalf. The closing price for our common stock on October 15, 2004 was $1.04 per share, resulting in an aggregate value of $89,492 for this compensation.

In October 2004, we issued an aggregate of 24,000 shares of common stock to a certain public relations consulting firm as compensation for services performed on our behalf. The closing price for our common stock on October 15, 2004 was $1.04 per share, resulting in an aggregate value of $24,960 for this compensation.

Between September 8, 2004 and December 20, 2004, we received subscriptions for an aggregate of 1,812,403 shares of our common stock and an aggregate of 906,200 shares of common stock issuable upon exercise of common stock purchase warrants to 33 accredited investors pursuant to a private placement offering. The stock was sold at $.80 per share. The closing price of our common stock between September 8, 2004 and December 20, 2004 ranged from a low of $.80 to a high of $1.58 per share. The warrants are exercisable at a price equal to $1.25 for a period of 5 years from the date of issuance.

In June and October 2004, we issued an aggregate of 47,850 shares of common stock to a certain vendor as compensation for dealer account solicitation services performed on our behalf. The closing price of our common stock on June 15, 2004 and October 15, 2004 was $1.05 and $1.04 per share, respectively, resulting in an aggregate value of $50,003.25 for this compensation.

In May 2004, we and several accredited investors entered into a Subscription Agreement whereby the investors agreed to purchase an aggregate of 3,600,125 shares of common stock at a price of $0.80 per share for an aggregate purchase price of $2,855,100. In addition, the investors received warrants, exercisable at $1.25 per share, to purchase 50% of the shares issued. The closing price of our common stock on May 13, 2004, the closing date for this private placement, was $.99 per share.

On April 15, 2004, we issued an aggregate of 10,767 shares of common stock to Basile & Testa, PA, as compensation for legal services performed on our behalf. One of our former directors, Mr. Frank Basile, was a partner at this firm. This represented payment of $7,866.54 at $.73 per share for services performed from February 28, 2002 through April 14, 2004. The share price on April 15, 2004 was $.99 per share.

On March 31, 2004, we issued an aggregate of 14,529 shares of common stock to a certain engineering firm as compensation for electrical engineering services performed on our behalf. The closing price of our common stock on March 28, 2004 was $1.04 per share, resulting in an aggregate value of $15,010.16 for this compensation.

In October 2003, we issued an aggregate of 345,000 shares of common stock to a certain consulting firm as compensation for services performed on our behalf. The closing price of our common stock on October 15, 2003 was $.99, resulting in an aggregate value of $341,550 for this compensation.

In August 2003 and February 2004, we issued an aggregate of 12,500 shares of common stock to an employee as compensation for services performed on our behalf. The closing price of our common stock was $1.05 and $.67, resulting in an aggregate value of $10,750 for this compensation.

From July to September 2003, we issued an aggregate of 91,020 shares of common stock to a certain investor relations consulting firm as compensation for services performed on our behalf. The average closing price of our common stock between July and September of 2003 was $.99, resulting in an aggregate value of $90,109.80 for this compensation.

In June and September 2004, we issued an aggregate of 6,174 shares of common stock to certain consultants for computer programming services performed on our behalf. The closing price of our common stock on September 15, 2004 was $.82, resulting in an aggregate value of $5,062.68 for this compensation.

On June 10, 2003, we issued an aggregate of 30,000 shares of common stock to a certain investor relations consulting firm as compensation for services performed on our behalf. The closing price of our common stock on June 10, 2003 was $1.45, resulting in an aggregate value of $43,500 for this compensation.

On May 8, 2003, we issued an aggregate of 350,000 shares of common stock to third parties pursuant to certain sales agreements. The closing price of our common stock on May 8, 2003 was $1.50, resulting in an aggregate value of $525,000 for this compensation.

In April and November of 2003, we issued an aggregate of 57,139 shares of common stock to a certain financial consultant as compensation for services performed on our behalf. The closing price of our common stock was $1.05 and $.85, resulting in an aggregate value of $54,282.05 for this compensation.

In April and June of 2003, we issued an aggregate of 60,000 shares of common stock to 6 of our directors as compensation for services performed on our behalf in each of their capacities as directors of our company. The closing price of our common stock was $1.01 and $1.45, resulting in an aggregate value of $73,800 for this compensation.

On January 20, 2003, we issued options to purchase an aggregate of 180,000 shares of common stock to our President, Peter Amico, as compensation for services performed on our behalf under Mr. Amico's Original Employment Agreement. Of the options, 1/5 of the options were exercisable for a total consideration of a $1.00, 1/2 of the options were exercisable at 30% of the lowest price paid for the stock in the 30 day period preceding exercise for each year of the contract, and the remaining options were exercisable at 15% of the lowest price paid for the stock in the 30 day period preceding exercise. The closing price of our common stock on July 1, 2002 was $2.20 share.

From October 2002 through April 2005, we issued an aggregate of 137,500 shares of common stock to three of our employees as compensation for services performed on our behalf, and as employee incentive bonuses.

In August 2002, we issued an aggregate of 25,000 shares of common stock to one of our directors, and options to purchase 5,000 shares of common stock to our Secretary, each as compensation for services performed on our behalf in their respective capacities. The closing price of our common stock on August 15, 2002 was $1.86 share.

On July 23, 2002, we issued an aggregate of 160,000 shares of common stock to a certain investor relations consulting firm as compensation for services performed on our behalf. The closing price of our common stock on July 23, 2002 was $1.50, resulting in an aggregate value of $240,000 for this compensation.

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
In April 2002, we issued an aggregate of 1,930 shares of common stock to a certain engineering firm as compensation for electrical engineering services performed on our behalf. The closing price of our common stock on April 15, 2002 was $1.01, resulting in an aggregate value of $1,949.30 for this compensation.

From January 2002 through April 2005, we issued an aggregate of 60,200 shares of our common stock to Harry Schmidt Associates, PA as rental payments under certain leases which we entered into with said firm. These stock payments represented lease payments of $3,000.00 per month from January 2002 through April 2005, or 40 months, totaling $120,000.00.

* All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Airtrax or executive officers of Airtrax, and transfer was restricted by Airtrax in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Airtrax, Inc., a New Jersey corporation.


3.1 Certificate of Incorporation of Airtrax, Inc. dated April 11, 1997. (Filed as an exhibit to the Company's Form 8-K filed with the Securities and Exchange Commission on November 19, 1999).

3.2 Certificate of Correction of the Company dated April 30, 2000 (Filed as an exhibit to Company's Form 8-K filed with the Securities and Exchange Commission on November 17, 1999).

3.3 Certificate of Amendment of Certificate of Incorporation dated March 19, 2001 (Filed as an exhibit to Company's Form 8-K filed with the Securities and Exchange Commission on November 17, 1999).

3.4 Amended and Restated By-Laws of the Company. (Filed as an exhibit to the Company's Form 8-K filed with the Securities and Exchange Commission on November 19, 1999).

4.1 Form of Common Stock Purchase Warrant issued to investors pursuant to the May 2004 private placement.

4.2 Form of Common Stock Purchase Warrant dated as of November 22, 2004 and November 23, 2004. (Filed as an exhibit to the Company's Form 8-K filed with the Securities and Exchange Commission on November 30, 2004).

4.3 Form of Series A Convertible Note dated as of February 11, 2005 (Filed as an exhibit to the Company's Form 8-K filed on February 11, 2005).

4.4 Form of Class A Common Stock Purchase Warrant dated as of February 11, 2005 (Filed as an exhibit to the Company's Form 8-K filed on February 11, 2005).

4.5 Form of Class B Common Stock Purchase Warrant dated as of February 11, 2005 (Filed as an exhibit to the Company's Form 8-K filed on February 11, 2005).

4.6 Form of Broker's Common Stock Purchase Warrant dated as of February 11, 2005 (Filed as an exhibit to the Company's Form 8-K filed on February 11, 2005).

5.1     Sichenzia Ross Friedman Ference LLP Opinion and Consent

10.1 Agreement and Plan of Merger by and between MAS Acquisition IX Corp. and Airtrax , Inc. dated November 5, 1999. (Filed as an exhibit to the

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        Company's Form 8-K filed with the Securities and Exchange Commission on
        January 13, 2000).

10.2 Employment agreement dated April 1, 1997 by and between the Company and Peter Amico. (Filed as an exhibit to the Company's Form 8-K/A filed with the Securities and Exchange Commission on January 13, 2000).

10.3    Employment agreement dated July 12, 1999, by and between the Company and
        D. Barney Harris. (Filed as an exhibit to the Company's Form 8-K/A filed with the Securities and Exchange Commission on January 13, 2000).

10.4 Consulting Agreement by and between MAS Financial Corp. and Airtrax, Inc. dated October 26, 1999. (Filed as exhibit to the Company's Form 8-K filed with the Securities and Exchange Commission on November 19, 1999).

10.5 Employment Agreement effective July 1, 2002 by and between the Company and Peter Amico (filed as an exhibit to the Company's Form 10-KSB for the period ended December 31, 2002)

10.6 Agreement dated July 15, 2002 by and between the Company and Swingbridge Capital LLC and Brian Klanica. (Filed as an exhibit to the Company's Form 8-K filed on August 7, 2002).

10.7 Product Development, Sales and Manufacturing Representation Agreement dated March 13, 2004 by and between Airtrax, Inc., and MEC Aerial Platform Sales Corporation. (Filed as an exhibit to the Company's Form 8-K filed on March 15, 2004).

10.8 General Sales Contract and Amendment dated March 10, 2004 by and between Airtrax , Inc with Incomex Saigon. (Filed as an exhibit to the Company's Form 8-K filed on March 22, 2004).

10.9 Purchase Agreement, dated November 22, 2004, by and among Airtrax, Inc. and Excalibur Limited Partnership, Stonestreet Limited Partnership, Whalehaven Capital Fund. (Filed as an exhibit to the Company's Form 8-K filed on November 30, 2004).

10.10 Joinder to the Purchase Agreement, dated November 23, 2004, by and among Airtrax, Inc. and Excalibur Limited Partnership, Stonestreet Limited Partnership and Linda Hechter. (Filed as an exhibit to the Company's Form 8-K filed on November 30, 2004).

10.11 Registration Rights Agreement, dated November 22, 2004, by and among Airtrax, Inc. and Excalibur Limited Partnership, Stonestreet Limited Partnership, Whalehaven Capital Fund and First Montauk Securities Corp. (Filed as an exhibit to the Company's Form 8-K filed on November 30, 2004).

10.12 Joinder to the Registration Rights Agreement, dated November 23, 2004, by and among Airtrax, Inc. and Excalibur Limited Partnership, Stonestreet Limited Partnership, Linda Hechter and First Montauk Securities Corp. (Filed as an exhibit to the Company's Form 8-K filed on November 30, 2004).

10.13 Subscription Agreement dated February 11, 2005 by and among Airtrax, Inc. and the investors named in the signature pages thereto (Filed as an exhibit to the Company's Form 8-K filed on February 11, 2005).

10.14 Series B Unsecured Convertible Debenture and Warrants Purchase Agreement, dated May 31, 2005, by and between Airtrax, Inc. and the investor named on the signature page thereto (Filed as an exhibit to the Company's Form 8-K filed on June 6, 2005).

10.15 Registration Rights Agreement dated May 31, 2005, by and between Airtrax, Inc. and the investor named on the signature page thereto (Filed as an exhibit to the Company's Form 8-K filed on June 6, 2005).

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10.16   Series B Unsecured Convertible Debenture of Airtrax, Inc. (Filed as an
        exhibit to the Company's Form 8-K filed on June 6, 2005).

10.17 Form of Stock Purchase Warrant of Airtrax, Inc. (Filed as an exhibit to the Company's Form 8-K filed on June 6, 2005).

10.18 Letter Agreement dated May 31, 2005 by and among Airtrax, Inc. and the investors named on the signature page thereto (Filed as an exhibit to the Company's Form 8-K filed on June 6, 2005).

10.19 Series C Unsecured Convertible Debenture and Warrants Purchase Agreement, dated October 18, 2005 by and between Airtrax, Inc. and the investor named on the signature page thereto (Filed as an exhibit to the Company's Form 8-K filed on October 24, 2005).

10.20 Registration Rights Agreement dated October 18, 2005, by and between Airtrax, Inc. and the investor named on the signature page thereto (Filed as an exhibit to the Company's Form 8-K filed on October 24, 2005).

10.21 Series C Unsecured Convertible Debenture of Airtrax, Inc. (Filed as an exhibit to the Company's Form 8-K filed on October 24, 2005).

10.22 Form of Stock Purchase Warrant of Airtrax, Inc. (Filed as an exhibit to the Company's Form 8-K filed on October 24, 2005).

10.23 Amended and Restated Stock Acquisition Agreement effective as of as of February 19, 2004 by and between Airtrax, Inc. and Fil Filipov (Filed herewith).


10.24 Promissory Note of Filco GmbH dated as of January 15, 2005 issued to Airtrax, Inc.

10.25 Promissory Note of Filco GmbH dated as of June 5, 2005 issued to Airtrax, Inc.

10.26 Assignment and Purchase Agreement dated as of August 25, 2005 by and between Werner Faenger and Airtrax, Inc.

10.27 Promissory Note of Filco GmbH with Guarantees dated as of November 25, 2005 issued to Airtrax, Inc.

23.1    Consent of Independent Certified Public Accountant - Robert G. Jeffrey

23.2    Consent of Sichenzia Ross Friedman Ference LLP (see Exhibit 5.1).

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

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(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Airtrax, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hammonton, State of New Jersey on the 11th day of January 2006.

                                  AIRTRAX, INC.



                 Name:  /s/ Peter Amico
                        ----------------
                        Peter Amico
                 Title: President, Chief Executive Officer and
                        Acting Chief Financial Officer

                                POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Peter Amico his or her true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-2 has been signed below by the following persons in the capacities and on the dates indicated:


         SIGNATURE                        TITLE                    DATE
----------------------------  ----------------------------- -------------------

By: /s/ Peter Amico                President, Chief
   -----------------------     Executive Officer, Acting    January 11, 2006
        Peter Amico             Chief Financial Officer
                                     and Director



By: /s/ D. Barney Harris
   -----------------------
        D. Barney Harris               Director             January 11, 2006



By: /s/James Hudson
   -----------------------
       James Hudson                    Director             January 11, 2006



By: /s/William Hungerville
   -----------------------
       William Hungerville             Director             January 11, 2006


By: /s/Fil Filipov
  ------------------------
       Fil Filipov                     Director             January 11, 2006




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